UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Guaranty Federal Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:
$10,750.25

(2)
Form, Schedule or Registration Statement No.:
Form S-4 (File No. 333-262044)

(3)
Filing Party:
QCR Holdings, Inc.

(4)
Date Filed:
January 6, 2022

PROSPECTUS OF QCR HOLDINGS, INC.

PROXY STATEMENT OF GUARANTY FEDERAL BANCSHARES, INC.

Merger Proposal — Your Vote Is Important
DEAR GUARANTY STOCKHOLDERS:
The board of directors of Guaranty Federal Bancshares, Inc. (which we refer to as “Guaranty”) and QCR Holdings, Inc. (which we refer to as “QCR”) have each unanimously approved a transaction that will result in the merger of Guaranty with and into QCR (which we refer to as the “merger”). QCR will be the surviving bank holding company in the merger. If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares owned by QCR or Guaranty, and other than any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to possible adjustment, including a possible reduction to the extent that Guaranty’s adjusted stockholders’ equity at the month-end prior to the closing date is less than $95,549,088, and with cash paid in lieu of fractional shares. As of September 30, 2021, Guaranty’s adjusted stockholders’ equity was approximately $95,549,088.
QCR’s common stock currently trades on the Nasdaq Global Market under the symbol “QCRH.” Guaranty common stock currently trades on the Nasdaq Global Market under the symbol “GFED.” QCR expects to pay an aggregate of approximately $26.9 million in cash and issue an aggregate of approximately 2.1 million shares of QCR common stock in the merger, reflecting an estimated total value of $150.3 million based on the $59.39 closing price per share of QCR common stock on November 8, 2021, the trading day immediately preceding the public announcement date of the merger. Based on the $58.12 closing price per share of QCR common stock on January 26, 2022, the latest practicable date before the date of this proxy statement/prospectus, the estimated total value of the merger consideration would be $147.7 million. After the merger is completed, we expect that current QCR stockholders will own approximately 88% of the outstanding shares of common stock of the combined company, and current Guaranty stockholders will own approximately 12% of the outstanding shares of common stock of the combined company.
Among other termination rights described in this proxy statement/prospectus, Guaranty is entitled to terminate the merger agreement if the weighted average daily closing sales price of QCR common stock for the 20 trading days ending on the first date on which all required regulatory approvals (and waivers, if applicable) necessary for the consummation of the merger have been received (i) is less than $50.48 per share and (ii) represents a percentage change, relative to a base value of $59.39 per share of QCR common stock, that is more than 15% below the percentage change in the Nasdaq Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of $5,146.39, unless QCR elects to cure either of these deficiencies by increasing the stock portion of the merger consideration.
We cannot complete the merger unless we obtain the necessary governmental approvals and unless the stockholders of Guaranty approve the merger agreement and the transactions contemplated therein. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, please take the time to vote as soon as possible by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the merger and the transactions contemplated therein.
The date, time and place of the stockholders’ meeting follow:
Date: March 21, 2022
Time: 4:00 p.m., local time
Place: 2144 E.Republic Road, Suite F200, Springfield, Missouri 65804
This proxy statement/prospectus contains a more complete description of the special meeting of Guaranty stockholders and the terms of the merger. We urge you to review this entire document carefully. You may also obtain information about Guaranty and QCR from documents that each has filed with the Securities and Exchange Commission (which we refer to as the “SEC”).
Guaranty’s board of directors recommends that Guaranty’s stockholders vote “FOR” approval of the merger agreement and the transactions contemplated therein and “FOR” the other matters to be considered at the special meeting.
Sincerely, James Batten Chairman Guaranty Federal Bancshares, Inc.
You should read this entire proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 17.
Neither the SEC nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This proxy statement/prospectus is dated February 3, 2022, and is first being mailed to Guaranty’s stockholders on or about February 9, 2022.

GUARANTY FEDERAL BANCSHARES, INC.
2144 E. Republic Rd. Suite F200
Springfield, Missouri 65804
(417) 520-4333

Notice of Special Meeting of Stockholders
Date:   March 21, 2022
Time:   4:00 p.m., local time
Place:    2144 E. Republic Rd., Suite F200, Springfield, Missouri 65804
TO GUARANTY STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that Guaranty Federal Bancshares, Inc. (which we refer to as “Guaranty”) will hold a special meeting of stockholders on March 21, 2022 at 4:00 p.m., local time, at 2144 E. Republic Rd., Suite F200, Springfield, Missouri 65804. The purpose of the meeting is to consider and vote on the following matters:
•
a proposal to approve the Agreement and Plan of Merger, dated as of November 9, 2021, between QCR Holdings, Inc. (which we refer to as “QCR”) and Guaranty, pursuant to which Guaranty will merge with and into QCR, and the transactions contemplated therein. A copy of the merger agreement is included as Appendix A to the proxy statement/prospectus accompanying this notice;

•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger; and

•
a proposal to approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

Holders of record of Guaranty common stock at the close of business on January 25, 2022 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote. Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of shares of Guaranty common stock represented in person or by proxy at the special meeting and entitled to vote.
The board of directors of Guaranty unanimously recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated therein and“FOR” approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.
Your vote is important. Whether or not you plan to attend the meeting, please act promptly to vote your shares. You may vote your shares by: (i) completing, signing and dating a proxy card and returning it in the accompanying postage paid envelope, (ii) via the Internet at www.investorvote.com/GFED, or (iii) by telephone at 1-800-652-VOTE (8683). Please review the voting instructions described in this proxy statement/prospectus. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing. Submitting a proxy will ensure that your shares are represented at the meeting.
We will send you a letter of transmittal separately on a later date with instructions informing you how to send in your stock certificates to the exchange agent to receive your portion of the merger consideration. Please do not send in your stock certificates at this time.
Under Delaware law, if the merger is completed, Guaranty stockholders of record who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Delaware law

i

pertaining to objecting stockholders, will be entitled to exercise rights of appraisal and obtain payment in cash for the fair value of their shares of Guaranty common stock by following the procedures set forth in detail in this proxy statement/prospectus. A copy of the section of the Delaware General Corporation Law, as amended, pertaining to objecting stockholders’ rights of appraisal is included as Appendix B to this proxy statement/prospectus.
If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Vicki Lindsay, Guaranty’s Corporate Secretary, at 1-833-875-2492 or vlindsay@gbankmo.com.
By Order of the Board of Directors
James Batten
Chairman
Guaranty Federal Bancshares, Inc.
Springfield, Missouri
February 3, 2022

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about QCR Holdings, Inc. (which we refer to as “QCR”) and Guaranty Federal Bancshares, Inc., (which we refer to as “Guaranty”) from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information.” You can obtain any of the documents filed with or furnished to the SEC by QCR and/or Guaranty at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by requesting them in writing or by telephone at the following address and telephone number of QCR’s and Guaranty’s principal executive offices:
QCR Holdings, Inc. 3551 7th Street Moline, Illinois 61265 (309) 736-3580	Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, New York 10104 (866) 741-9588 (toll free)	Guaranty Federal Bancshares, Inc. 2144 E. Republic Rd. Suite F200 Springfield, Missouri 65804 (417) 520-4333
The section of this proxy statement/prospectus entitled “Where You Can Find More Information” has additional information about obtaining copies of documents that QCR and Guaranty have filed with the SEC.
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that stockholders requesting documents must do so by March 14, 2022, to receive them before the Guaranty special meeting.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by QCR (File No. 333-262044), constitutes a prospectus of QCR under Section 5 of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the shares of common stock, par value $1.00 per share, of QCR (which we refer to as “QCR common stock”) to be issued pursuant to the Agreement and Plan of Merger, dated as of November 9, 2021, by and between QCR and Guaranty, as it may be amended from time to time (which we refer to as the “merger agreement”). This document also constitutes a proxy statement of Guaranty Federal Bancshares, Inc. (which we refer to as “Guaranty”) under Section 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting at which Guaranty stockholders will be asked to consider and vote upon the approval of the merger agreement.
QCR has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to QCR, and Guaranty has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Guaranty.
You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated February 3, 2022, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of the applicable document containing the information incorporated by reference. Neither the mailing of this document to Guaranty stockholders nor the issuance by QCR of shares of QCR common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

v

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document. See “Where You Can Find More Information.”
Q:
What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the merger of Guaranty Federal Bancshares, Inc. (which we refer to as “Guaranty”) with and into QCR Holdings, Inc. (which we refer to as “QCR”), with QCR as the surviving company (which we refer to as the “merger proposal”). The merger is anticipated to be completed in the first or second quarter of 2022. After the completion of the merger, QCR intends to merge Guaranty Bank, the wholly owned banking subsidiary of Guaranty, with and into Springfield First Community Bank, the Springfield-based wholly owned banking subsidiary of QCR (which we refer to as “SFC Bank”), with SFC Bank as the surviving bank operating under the Guaranty Bank name.

Q:
What will Guaranty stockholders be entitled to receive in the merger?

A:
If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Guaranty or QCR and any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock (which we refer to as the “exchange ratio”), or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock (which we refer to as the “mixed election share consideration”), subject to possible adjustment, including a possible reduction to the extent that Guaranty’s adjusted stockholders’ equity at the month-end prior to the closing date is less than $95,549,088, and with cash paid in lieu of fractional shares. As of September 30, 2021, Guaranty’s adjusted stockholders’ equity was approximately $95,549,088. Shares of Guaranty common stock held by Guaranty stockholders who elect to exercise their dissenters’ rights (which we refer to as “dissenting shares”) will not be converted into merger consideration.

Q:
Will the exchange ratio adjust based on the trading price of QCR common stock prior to closing?

A:
No, the exchange ratio is fixed and will not increase or decrease solely due to changes in the trading price of QCR common stock prior to the closing of the merger. However, the merger agreement includes what is commonly referred to as a “double-trigger termination provision,” which permits Guaranty to terminate the merger agreement if the weighted average daily closing sales price of QCR common stock for the 20 trading days ending on the first date on which all required regulatory approvals (and waivers, if applicable) necessary for the consummation of the merger have been received (which we refer to as the “determination date”) (i) is less than $50.48 per share and (ii) represents a percentage change, relative to a base value of $59.39 per share of QCR common stock, that is more than 15% below the percentage change in the Nasdaq Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of $5,146.39, unless QCR elects to cure either of these deficiencies by increasing the stock portion of the merger consideration.

Q:
How will stockholders elect to receive cash, stock or mixed consideration?

A:
Subject to proration procedures described below, Guaranty common stockholders will be offered the opportunity to elect to receive their merger consideration in the form of cash, QCR common stock or a combination of cash and stock. Guaranty stockholders who wish to make an election must complete the form of election and letter of transmittal (which we refer to as an “election form”) that is expected to be mailed at least 30 days prior to the anticipated closing date of the merger. For an election to be valid, a properly executed election form must be received by the exchange agent for the merger, American Stock Transfer & Trust Company, LLC (which we refer to as the “exchange agent”) before the election deadline, which is 5:00 p.m., central time, on the 25th day following the mailing of the election form, or such other date as Guaranty and QCR may agree (we refer to this date as the “election deadline”) in accordance with the instructions set forth on the election form. The form of merger consideration actually paid to Guaranty stockholders is subject to proration in certain cases and may differ from their elections. See “Description of the Merger Agreement — Election and exchange procedures” for a description of the election mechanics and the distribution of merger consideration.
Q:
What happens if I don’t make an election for cash or QCR common stock by the election deadline?

A:
If you fail to make an election prior to the election deadline, you will be deemed to have made an election to receive cash and stock consideration in amounts that will depend on the amount of cash consideration and stock consideration that remains available after taking into account the elections by stockholders making elections.

Q:
How will Guaranty equity awards be treated as a result of the merger?

A:
Under the merger agreement, immediately prior to the effective time of the merger, each award of restricted stock, restricted stock unit, performance stock unit, deferred stock unit, or other full value stock award granted under the 2015 Equity Plan (which we refer to as the “2015 Plan”) outstanding immediately prior to the effective time, shall vest in accordance with the terms of the 2015 Plan and applicable award agreement, based on Guaranty’s actual performance through the effective time of the merger.

Q:
What is the value of the per share merger consideration?

A:
The per share value of the merger consideration for Guaranty stockholders who receive only cash is $30.50. The per share value of the merger consideration for Guaranty stockholders who receive only QCR common stock or a mix of cash and QCR common stock will fluctuate as the market price of QCR common stock fluctuates before the completion of the merger. This price will not be known at the time of the Guaranty special meeting and may be more or less than the current price of common stock or the price of QCR common stock at the time of the special meeting. QCR expects to pay an aggregate of approximately $26.9 million in cash and issue an aggregate of approximately 2.1 million shares of QCR common stock in the merger, reflecting an estimated total value of $150.3 million based on the $59.39 closing price per share of QCR common stock on November 8, 2021, the trading day immediately preceding the public announcement date of the merger. Based on the $58.12 closing price per share of QCR common stock on January 26, 2022, the latest practicable date before the date of this proxy statement/prospectus, the estimated total value of the merger consideration would be $147.7 million. After the merger is completed, we expect that current QCR stockholders will own approximately 88% of the outstanding shares of common stock of the combined company, and current Guaranty stockholders will own approximately 12% of the outstanding shares of common stock of the combined company. We urge you to obtain current market quotations for shares of QCR common stock.

Q:
Why do Guaranty and QCR want to engage in the merger?

A:
Guaranty believes that the merger will provide Guaranty stockholders with substantial benefits, and QCR believes that the merger will further its strategic growth plans. To review the reasons for the merger in more detail, see “The Merger — Guaranty’s reasons for the merger and recommendation of the board of directors” and “The Merger — QCR’s reasons for the merger.”

Q:
In addition to approving the merger agreement, what else are Guaranty stockholders being asked to vote on?

A:
In addition to the merger agreement and the transactions contemplated therein, Guaranty stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger (which we refer to as the “compensation proposal”). In addition, Guaranty is soliciting proxies from holders of its common stock with respect to a proposal to adjourn the Guaranty special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein (which we refer to as the “adjournment proposal”). Completion of the merger is not conditioned upon approval of the compensation proposal or the adjournment proposal.

Q:
What does the Guaranty board of directors recommend?

A:
Guaranty’s board of directors has determined that the merger agreement and the transactions contemplated therein are in the best interests of Guaranty and its stockholders. Guaranty’s board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated therein, “FOR” approval of the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger, and “FOR” the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. To review the reasons for the merger in more detail, see “The Merger — Guaranty’s reasons for the merger and recommendation of the board of directors.”

Q:
What vote is required to approve each proposal at the Guaranty special meeting, and how will abstentions and broker non-votes affect the vote?

A:
Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Guaranty common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the compensation or adjournment proposals. Shares not voted and broker non-votes will have no effect on the compensation or adjournment proposals, although they may prevent Guaranty from obtaining a quorum and require Guaranty to adjourn the special meeting to solicit additional proxies.

Q:
Why are Guaranty stockholders being asked to consider and vote on the compensation proposal?

A:
Under Securities and Exchange Commission rules, Guaranty is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger, or “golden parachute” compensation.

Q:
What happens if holders of Guaranty common stock do not approve, by non-binding, advisory vote, the compensation proposal?

A:
The vote on the proposal to approve the merger-related compensation arrangements for each of Guaranty’s named executive officers is separate and apart from the votes to approve the other proposals being presented at the Guaranty special meeting. Because the vote on the proposal to approve the merger-related executive compensation is advisory in nature only, it will not be binding upon Guaranty, QCR or the combined company in the merger. Accordingly, the merger-related compensation will be paid to Guaranty’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements, even if the holders of Guaranty common stock do not approve the proposal to approve the merger-related executive compensation.

Q:
Why is my vote important?

A:
The merger cannot be completed unless the merger agreement is approved by Guaranty stockholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote against the approval of the merger agreement. The Guaranty board of directors unanimously recommends that Guaranty’s stockholders vote “FOR” the merger proposal. Completion of the merger is not conditional upon approval of the compensation or adjournment proposals.

Q:
What do I need to do now? How do I vote?

A:
You may vote at the special meeting if you own shares of Guaranty common stock of record at the close of business on the record date for the special meeting, January 25, 2022. Stockholders are requested to vote, as further described by the enclosed proxy card, by visiting the Internet at www.investorvote.com/GFED, calling 1-800-652-VOTE (8683) or by requesting a paper proxy card and returning it signed and dated in the enclosed postage-paid envelope. After you have carefully read and considered the information contained in this proxy statement/prospectus, please vote as instructed as soon as possible. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not vote by proxy and do not vote at the special meeting, this will make it more difficult to achieve a quorum for the meeting.
Q:
If my shares of common stock are held in “street name” by my bank, broker or other fiduciary, will my bank, broker or other fiduciary automatically vote my shares for me?

A:
No. Your bank, broker or other fiduciary cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker or other fiduciary, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other fiduciary. You may not vote shares held in street name by returning a proxy card directly to Guaranty, or by voting in person at the Guaranty special meeting, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other fiduciary. Further, banks, brokers or other fiduciaries that hold shares of Guaranty common stock on behalf of their customers may not give a proxy to Guaranty to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other fiduciaries do not have discretionary voting power on these matters. Failure to instruct your bank, broker other fiduciary how to vote will have the same effect as a vote against adoption of the merger agreement.

Q:
How will my proxy be voted?

A:
If you complete, sign, date and mail your proxy card, your proxy will be voted in accordance with your instructions. If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted “FOR” approval of the merger agreement and the other proposals in the notice.

Q:
Can I revoke my proxy and change my vote?

A:
You may change your vote or revoke your proxy at any time before it is exercised by submitting a valid, later-dated proxy card, submitting a valid, subsequent vote by telephone or the Internet or filing with the Corporate Secretary of Guaranty written instructions revoking the proxy. You may also revoke a prior proxy by voting in person at the applicable special meeting. If your shares are held in a brokerage account in your name, you should follow the instructions for changing or revoking your vote provided by your bank, broker or other fiduciary.

Q:
Are there risks I should consider in deciding to vote on the approval of the merger agreement?

A:
Yes, in evaluating the merger agreement and the transactions contemplated therein, you should read this proxy statement/prospectus carefully, including the factors discussed in the section titled “Risk Factors” beginning on page 17.

Q:
What if I oppose the merger? Do I have dissenters’ rights?

A:
Guaranty stockholders who do not vote in favor of approval of the merger agreement, and otherwise comply with all of the procedures of the Delaware General Corporation Law (which we refer to as the “DGCL”), will be entitled to receive payment in cash of the fair value of their shares of Guaranty common stock as ultimately determined under the statutory process. A copy of the applicable section of the DGCL is attached as Appendix B to this document. This “fair value” could be more than the merger consideration but could also be less.

Q:
What are the material tax consequences of the merger to U.S. holders of Guaranty common stock?

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer as the “Internal Revenue Code”), and it is a condition to Guaranty’s obligations to complete the merger that it receives a legal opinion from its tax counsel to that effect. However, neither QCR nor Guaranty has requested or received a ruling from the Internal Revenue Service that the merger will qualify as a reorganization. The U.S. federal income tax consequences of the merger to a U.S. holder of Guaranty common stock will depend on the relative mix of cash and QCR common stock received by such U.S. holder of Guaranty common stock. U.S. holders of Guaranty common stock should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their Guaranty shares solely for shares of QCR common stock in the merger, except with respect to cash received in lieu of fractional shares of QCR common stock, if any. U.S. holders of Guaranty common stock will recognize gain or loss if they exchange their Guaranty shares solely for cash in the merger. U.S. holders of Guaranty common stock will recognize gain, but not loss, if they exchange their Guaranty shares for a combination of QCR common stock and cash, but their taxable gain in that case will not exceed the amount of cash they receive in the merger. You may wish to consult with your tax advisor for the specific tax consequences of the merger to you. See “The Merger — Material U.S. federal income tax consequences of the merger.
Q:
When and where is the Guaranty special meeting?

A:
The Guaranty special meeting will take place on March 21, 2022, at 4:00 p.m. local time, at 2144 E. Republic Rd., Suite F200, Springfield, Missouri 65804.

Q:
Who may attend the Guaranty special meeting?

A:
Only Guaranty stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the meeting.

Q:
Should I send in my Guaranty stock certificates now?

A:
No. Guaranty plans to mail letters of transmittal within 5 business days following the closing date of the merger. After you receive the letter of transmittal, you should complete the letter of transmittal and, if you hold Guaranty stock certificates, return them with your completed form to submit them for exchange. Please send the letter of transmittal and your Guaranty stock certificates, if any, to the exchange agent, in the envelope provided with the letter of transmittal. Do not send your stock certificates with your proxy card.

Q:
Whom may I contact if I cannot locate my Guaranty stock certificate(s)?

A:
If you are unable to locate your original Guaranty stock certificate(s), you should follow the instructions regarding lost or stolen stock certificates set forth in the letter of transmittal that will be mailed to you following the closing date of the merger.

Q:
What should I do if I receive more than one set of voting materials?

A:
Guaranty stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Guaranty common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Guaranty common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Guaranty common stock that you own.

Q:
When is the merger expected to be completed?

A:
The merger agreement must be approved by stockholders of Guaranty, and we must obtain the necessary regulatory approvals. Assuming Guaranty stockholders vote to approve the merger and adopt the merger agreement and we obtain the other necessary approvals and satisfaction or waiver of the other conditions to the closing described in the merger agreement, we expect to complete the merger in the first or second quarter of 2022. See “Description of the Merger Agreement — Conditions to completion of the merger.”

Q:
Is completion of the merger subject to any conditions besides stockholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other standard closing conditions that must be satisfied. See “Description of the Merger Agreement — Conditions to completion of the merger.”

Q:
What happens if the merger is not completed?

A:
Guaranty and QCR expect to complete the merger in the first or second quarter of 2022. However, neither Guaranty nor QCR can assure you of when or if the merger will be completed. Guaranty and QCR must first obtain the approval of Guaranty stockholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other standard closing conditions. If the merger is not completed, Guaranty stockholders will not receive any consideration for their shares and will continue to be Guaranty stockholders. Each of QCR and Guaranty will remain independent companies if the merger is not completed. Under certain circumstances, QCR and Guaranty may be required to pay the other party a fee with respect to the termination of the merger agreement as described under “Description of the Merger Agreement — Termination fees.”

Q:
Who can answer my other questions?

A:
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact: Guaranty Federal Bancshares, Inc., Corporate Secretary, 2144 E. Republic Rd. Suite F200, Springfield, Missouri 65804, 1-833-875-2492 or Guaranty’s proxy solicitor, Georgeson LLC, toll free at (866) 741-9588.

If you have questions about how to make your election for merger consideration, or if you need additional copies of the election form that is being mailed to you in a mailing separate from this proxy statement/prospectus, you should contact the information agent for the election process, D.F. King & Co., Inc., at the phone number provided on your election form.

SUMMARY
This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire proxy statement/prospectus carefully, including the Appendixes and the documents referred to or incorporated in this proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference herein.
Information about QCR and Guaranty
QCR Holdings, Inc.
3551 7th Street
Moline, Illinois 61265
(309) 736-3580
QCR Holdings, Inc. is a multi-bank holding company headquartered in Moline, Illinois, that was formed in February 1993 under the laws of the state of Delaware. In 2016, the Company elected to operate as a financial holding company under the Bank Holding Company Act of 1956. The Company serves the Quad Cities, Cedar Rapids, Waterloo/Cedar Falls, Des Moines/Ankeny and Springfield communities through the following four wholly-owned banking subsidiaries, which provide full-service commercial and consumer banking and trust and asset management services:
•
Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994;

•
Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001;

•
Community State Bank, which is based in Ankeny, Iowa, and was acquired by QCR in 2016; and

•
Springfield First Community Bank, which is based in Springfield, Missouri, and was acquired in 2018.

QCR engages in direct financing lease contracts through m2 Equipment Finance, LLC, a wholly-owned subsidiary of Quad City Bank & Trust Company based in Brookfield, Wisconsin. QCR also engages in correspondent banking through more than 186 relationships as of September 30, 2021, with community banking institutions headquartered primarily in Illinois, Iowa, Missouri and Wisconsin.
As of September 30, 2021, QCR had total assets of approximately $6.0 billion, total gross loans of approximately $4.6 billion, total deposits of approximately $4.9 billion and total stockholders’ equity of approximately $649.8 million.
QCR common stock is traded on the Nasdaq Global Market under the ticker symbol “QCRH.”
Guaranty Federal Bancshares, Inc.
2144 E. Republic Rd. Suite F200
Springfield, Missouri 65804
Guaranty Federal Bancshares, Inc. is a bank holding company headquartered in Springfield, Missouri. Our wholly-owned subsidiary, Guaranty Bank, operates 16 branches in Greene, Christian, Jasper and Newton Counties in southwest Missouri, and one loan production office in Webster County. Guaranty is a community-oriented financial institution that offers traditional banking services for individuals and small to medium sized businesses in its markets.
Guaranty was formed in September 1997 in conjunction with a plan of reorganization involving Guaranty Bank and its then existing mutual holding company. Guaranty Bank was established in 1913 as Guaranty Savings and Loan Association, became Guaranty Federal Savings and Loan in 1935 and was renamed Guaranty Bank when it converted from a federal savings bank to a state-chartered trust company with banking powers in 2003.

As of September 30, 2021, Guaranty had consolidated total assets of approximately $1.2 billion, total gross loans of approximately $793.7 million, total deposits of approximately $1.0 billion and total stockholders’ equity of approximately $95.5 million.
Guaranty common stock is traded on the Nasdaq Global Market under the ticker symbol “GFED.”
The merger and the merger agreement (See page 61)
QCR’s acquisition of Guaranty is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Guaranty will be merged with and into QCR. The merger is anticipated to be completed in the first or second quarter of 2022. After the completion of the merger, QCR intends to merge Guaranty Bank, the wholly owned banking subsidiary of Guaranty, with and into SFC Bank, the Springfield-based wholly owned banking subsidiary of QCR, with SFC Bank as the surviving bank operating under the Guaranty Bank name.
The merger agreement is included as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.
What Guaranty stockholders will receive (See page 61)
If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time (other than any shares owned by QCR or Guaranty, and other than any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to certain adjustments as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares. Shares of Guaranty common stock held by Guaranty stockholders who elect to exercise their dissenters’ rights will not be converted into merger consideration.
Material U.S. federal income tax consequences of the merger (See page 48)
The U.S. federal income tax consequences of the merger to a U.S. holder of Guaranty common stock will depend on the relative mix of cash and QCR common stock received by such U.S. holder of Guaranty common stock. U.S. holders of Guaranty common stock should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their Guaranty shares solely for shares of QCR common stock in the merger, except with respect to cash received in lieu of fractional shares of QCR common stock, if any. U.S. holders of Guaranty common stock will recognize gain or loss if they exchange their Guaranty shares solely for cash in the merger. U.S. holders of Guaranty common stock will recognize gain, but not loss, if they exchange their Guaranty shares for a combination of QCR common stock and cash, but their taxable gain in that case will not exceed the amount of cash they receive in the merger. The tax consequences of the merger to each Guaranty stockholder will depend on such Guaranty stockholder’s own situation. We strongly urge Guaranty stockholders to consult with their own tax advisors for a full understanding of the tax consequences of the merger to them. Guaranty’s obligation to complete the merger is conditioned on receipt of a tax opinion from its respective counsel that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. The opinion will not bind the Internal Revenue Service, which could take a different view.
Guaranty’s reasons for the merger; Board recommendation to Guaranty’s stockholders (See page 32)
The Guaranty board of directors believes that the merger agreement and the transactions contemplated therein are in the best interests of Guaranty and its stockholders. Guaranty’s board of directors unanimously recommends that Guaranty stockholders vote “FOR” the proposal to approve the merger agreement, “FOR” approval of the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger, and “FOR” adjournment of the Guaranty special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Opinion of Guaranty’s Financial Advisor (See page 34)
In connection with the merger, Guaranty’s financial advisor, Keefe, Bruyette & Woods, Inc. (which we refer to as “KBW”), delivered a written opinion, dated November 5, 2021, to the Guaranty board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Guaranty common stock of the merger consideration in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix D to this document. The opinion was for the information of, and was directed to, the Guaranty board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Guaranty to engage in the merger or enter into the merger agreement or constitute a recommendation to the Guaranty board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Guaranty common stock or any stockholder of any other entity as to how to vote or act in connection with the merger or any other matter (including, with respect to holders of Guaranty common stock, what election any such stockholder should make with respect to the cash election consideration or the stock election consideration).
Interests of officers and directors of Guaranty in the merger may be different from, or in addition to, yours (See page 53)
When you consider the Guaranty board of directors’ recommendation to vote in favor of approval of the merger agreement, you should be aware that some of Guaranty’s directors and officers may have interests in the merger that are different from, or in addition to, your interests as stockholders. These interests include, among others, employment agreements with QCR, the receipt of certain change in control benefits and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include QCR’s agreement to appoint John Griesemer to serve as a member of QCR’s board of directors following the completion of the merger, subject to any necessary regulatory approval and the satisfactory completion of QCR’s director nominee due diligence. The Guaranty board of directors was aware of these interests and took them into account in reaching its decisions to approve and adopt the merger agreement and to recommend the approval of the merger agreement to Guaranty stockholders.
Guaranty stockholders will have dissenters’ rights in connection with the merger (See page 56)
Guaranty stockholders may assert dissenters’ rights in connection with the merger and, upon complying with the requirements of the DGCL, receive cash in the amount of the fair value of their shares instead of the merger consideration.
A copy of the section of the DGCL pertaining to dissenters’ rights is attached as Appendix B to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.
The merger and the performance of the combined company are subject to a number of risks (See page 17)
There are a number of risks relating to the merger and to the businesses of QCR, Guaranty and the combined company following the merger. See the “Risk Factors” beginning on page 17 of this proxy statement/prospectus for a discussion of these and other risks relating to the merger. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”
Stockholder approval will be required to complete the merger and approve the other proposals set forth in the notice (See page 24)
Approval by Guaranty’s stockholders at Guaranty’s special meeting of stockholders on March 21, 2022 is required to complete the merger. The presence, in person or by proxy, of a majority of the shares of Guaranty common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Guaranty common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal listed in the notice. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Guaranty common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the compensation or adjournment proposals. Shares not voted and broker non-votes will have no effect on the compensation or adjournment proposals, although they may prevent Guaranty from obtaining a quorum and require Guaranty to adjourn the special meeting to solicit additional proxies.
Completion of the merger is subject to regulatory approvals (See page 52)
The merger cannot proceed without obtaining all requisite regulatory approvals. QCR and Guaranty have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of QCR and Guaranty is subject to prior approval of the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve”). QCR submitted an application with the Federal Reserve Bank of Chicago on December 1, 2021 seeking the necessary approval, and received approval on January 26, 2022. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve’s approval, unless a court specifically orders otherwise.
In addition, the acquisition of control of Guaranty requires the approval of the Missouri Division of Finance (which we refer to as the “MDOF”). QCR submitted an application with the MDOF on December 1, 2021 seeking its approval, and received approval on January 11, 2022.
After the completion of the merger, QCR intends to merge Guaranty Bank, the wholly owned banking subsidiary of Guaranty, with and into SFC Bank, the Springfield-based wholly owned banking subsidiary of QCR, with SFC Bank as the surviving bank operating under the Guaranty Bank name. The bank merger requires the approval of the Federal Reserve and the MDOF. QCR submitted an application with the Federal Reserve Bank of Chicago and the MDOF on December 1, 2021 seeking the necessary approval. On January 26, 2022, QCR received approval from the Federal Reserve Bank of Chicago.
While QCR knows of no reason why the approval of any regulatory application would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger will be obtained or obtained in a timely manner.
Conditions to the merger (See page 68)
Closing Conditions for the Benefit of QCR.   QCR’s obligations are subject to fulfillment or waiver of certain conditions, including:
•
accuracy of representations and warranties of Guaranty in the merger agreement as of the closing date, subject to the materiality and material adverse effect qualifiers set forth in the merger agreement;

•
performance by Guaranty in all material respects of its obligations under the merger agreement;

•
approval of the merger agreement and the transactions contemplated therein at the meeting of Guaranty stockholders;

•
no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

•
receipt of all necessary regulatory approvals;

•
the registration statement, of which this proxy statement/prospectus is a part, concerning QCR common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

•
receipt of a certificate signed on behalf of Guaranty certifying (i) the accuracy of the representations and warranties of Guaranty in the merger agreement subject to the materiality and material adverse effect qualifiers set forth in the merger agreement and (ii) performance by Guaranty in all material respects of its obligations under the merger agreement;
•
non-objection of the Nasdaq Stock Market, LLC of the listing of the shares of QCR common stock issuable pursuant to the merger agreement on the Nasdaq Global Market; and

•
no material adverse change in the financial condition, assets or business of Guaranty since the date of the merger agreement subject to customary exceptions.

Closing Conditions for the Benefit of Guaranty.   Guaranty’s obligations are subject to fulfillment or waiver of certain conditions, including:
•
accuracy of representations and warranties of QCR in the merger agreement as of the closing date, subject to the materiality and material adverse effect qualifiers set forth in the merger agreement;

•
performance by QCR in all material respects of its obligations under the merger agreement;

•
approval of the merger agreement and the transactions contemplated therein at the meeting of Guaranty stockholders;

•
no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

•
receipt of all necessary regulatory approvals;

•
the registration statement, of which this proxy statement/prospectus is a part, concerning QCR common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

•
receipt of a certificate signed on behalf of QCR certifying (i) the accuracy of representations and warranties of QCR in the merger agreement subject to the materiality and material adverse effect qualifiers set forth in the merger agreement and (ii) performance by QCR in all material respects of its obligations under the merger agreement;

•
receipt of a tax opinion from Sidley Austin LLP (which we refer to as “Sidley”), or another nationally recognized law firm, that (i) the merger constitutes a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of QCR and Guaranty will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Guaranty common stock upon the receipt of shares of QCR common stock in exchange for their shares of Guaranty common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of QCR common stock;

•
non-objection of the Nasdaq Stock Market, LLC of the listing of the shares of QCR common stock issuable pursuant to the merger agreement on the Nasdaq Global Market; and

•
no material adverse change in the financial condition, assets or business of QCR since the date of the merger agreement subject to customary exceptions.

How the merger agreement may be terminated by QCR and Guaranty (See page 70)
QCR and Guaranty may mutually agree to terminate the merger agreement and abandon the merger at any time prior to the completion of the merger. Subject to conditions and circumstances described in the merger agreement, either QCR or Guaranty may also terminate the merger agreement as follows:
•
the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to the breaching party, provided that the other party is not itself in material breach of any provision of the merger agreement;

•
any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement (and such denial has become final and nonappealable) or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;
•
the merger is not completed by November 9, 2022, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

•
a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement and such action has become final and nonappealable.

In addition, a particular party may terminate the merger agreement as follows:
•
QCR may terminate if Guaranty materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

•
Guaranty may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

•
QCR may terminate if Guaranty’s board of directors makes an adverse recommendation to Guaranty’s stockholders;

•
Guaranty may terminate if the parties have not otherwise agreed to a closing date and (i) all conditions precedent to QCR’s obligations to consummate the closing have been satisfied or waived, (ii) Guaranty has provided written notice to QCR of Guaranty’s readiness and willingness to consummate the closing, and (iii) QCR fails to consummate the closing within three days following such written notice by Guaranty; and

•
Guaranty may terminate if the weighted average daily closing sales price of QCR common stock for the 20 trading days immediately preceding the determination date (i) is less than $50.48 per share and (ii) represents a percentage change, relative to a base value of $59.39 per share of QCR common stock, that is more than 15% below the percentage change in the Nasdaq Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of $5,146.39, unless QCR elects to increase the merger consideration as described in the section entitled “Description of the Merger Agreement — Consideration to be received in the merger.”

Termination fees and expenses may be payable under some circumstances (See page 70)
Termination Fees Payable by Guaranty.   Guaranty has agreed to pay QCR a termination fee of $4.7 million under the following circumstances:
•
QCR terminates the merger agreement because Guaranty has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to Guaranty, provided that QCR is not itself in material breach of any provision of the merger agreement;

•
QCR terminates the merger agreement because Guaranty breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

•
Guaranty terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

•
Prior to termination, another acquisition proposal is known to senior management of Guaranty, has been made directly to Guaranty’s stockholders or is publicly announced, and (i) thereafter the merger agreement is terminated by QCR upon Guaranty’s material breach of its obligations under the merger agreement and (ii) within six months after such termination. Guaranty enter into a definitive written agreement with respect to such acquisition proposal.

Termination Fees Payable by QCR.   QCR has agreed to pay Guaranty a termination fee of $4.7 million under the following circumstances:
•
Guaranty terminates the merger agreement because QCR has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to QCR, provided that Guaranty is not itself in material breach of any provision of the merger agreement; or
•
Guaranty terminates the merger agreement because the parties have not otherwise agreed to a closing date and (i) all conditions precedent to QCR’s obligations to consummate the closing have been satisfied or waived, (ii) Guaranty has provided written notice to QCR of Guaranty’s readiness and willingness to consummate the closing, and (iii) QCR fails to consummate the closing within three days following such written notice by Guaranty.

Voting and support agreement (See page 63)
On November 9, 2021, the directors, executive officers and certain stockholders of Guaranty agreed to vote all of their shares of Guaranty common stock in favor of the merger agreement at the special meeting. The voting and support agreement covers approximately 31% of Guaranty’s outstanding shares of common stock as of January 25, 2022. This voting and support agreement terminates if the merger agreement is terminated in accordance with its terms. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.
Accounting treatment of the merger (See page 48)
For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States (which we refer to as “GAAP”).
Certain differences in QCR stockholder rights and Guaranty stockholder rights (See page 77)
Because they will receive QCR common stock, Guaranty stockholders will become QCR stockholders as a result of the merger. Their rights as stockholders after the merger will be governed by QCR’s certificate of incorporation and bylaws. The rights of QCR stockholders are different in certain respects from the rights of Guaranty’s stockholders. The material differences are described later in this proxy statement/prospectus.
QCR shares will be listed on Nasdaq (See page 71)
The shares of QCR common stock to be issued pursuant to the merger will be listed on the Nasdaq Global Market under the symbol “QCRH.”

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following tables show unaudited pro forma financial information about the financial condition and results of operations of QCR, including per share data, after giving effect to the merger with Guaranty and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of Guaranty will be recorded by QCR at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on September 30, 2021. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2021 and the year ended December 31, 2020 gives effect to the merger as if the merger had become effective at January 1, 2020. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of QCR and Guaranty, which are incorporated by reference into, or included, in this proxy statement/prospectus. See “Where You Can Find More Information” and “Guaranty Financial Statements.”
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.
(dollars in thousands)	Nine months ended September 30, 2021	Year ended December 31, 2020
Pro forma condensed combined income statement data
Total interest income	$182,558	$245,790
Total interest expense	21,969	41,301
Net interest income	160,589	204,489
Provision for credit losses	16,968	59,304
Net interest income after provision for credit losses	143,621	145,185
Noninterest income	88,386	123,871
Noninterest expense	140,245	195,252
Net income before income taxes	$91,762	$73,804
Income taxes	16,868	12,356
Net income	$74,894	$61,448
(dollars in thousands)	As of September 30, 2021
Pro forma condensed combined balance sheet data
Loans and loans held for sale	$5,383,702
Allowance for credit losses	(95,770)
Securities	978,925
Total assets	7,204,226
Deposits	5,883,124
Total stockholders’ equity	756,444

UNAUDITED COMPARATIVE PER COMMON SHARE DATA
We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. Except for the historical information for the year ended December 31, 2020, the data provided below is unaudited. The pro forma combined and pro forma equivalent data give effect to the merger as if the transaction had been effective on January 1, 2020, in the case of the per share earnings and dividend data, and on September 30, 2021, in the case of the per share book value and tangible book value data. This has been derived from and should be read in conjunction with the consolidated financial statements and related notes of QCR and Guaranty, which are incorporated by reference into, or included, in this proxy statement/prospectus. See “Where You Can Find More Information” and “Guaranty Financial Statements.”
The pro forma combined information gives effect to the merger accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. The pro forma calculations reflect that each outstanding share of Guaranty common stock immediately prior to the effective time of the merger will be converted into the right to receive $6.10 in cash and 0.4702 shares of QCR common stock.
We assume that the merger occurred as of the beginning of the fiscal year or period presented (or in the case of book value, as of the date specified). The information is presented for illustrative purposes only. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.
	QCR	Guaranty	QCR Pro Forma Combined	Guaranty Pro Forma Equivalent(1)
Nine months ended September 30, 2021
Basic earnings per share	$4.54	$1.87	$4.18	$1.97
Diluted earnings per share	4.48	1.86	4.13	1.94
Cash dividends declared per share	0.18	0.45	0.18(2)	0.08
As of September 30, 2021
Book value per share	$41.68	$21.79	$42.81	$20.13
	QCR	Guaranty	QCR Pro Forma Combined	Guaranty Pro Forma Equivalent (1)
Year ended December 31, 2020
Basic earnings per share	$3.84	$1.58	$3.44	$1.62
Diluted earnings per share	3.80	1.57	3.41	1.60
Cash dividends declared per share	0.24	0.60	0.24(2)	0.11

(1)
Guaranty pro forma equivalent was computed by multiplying the QCR pro forma combined amount by the exchange ratio of 0.4702.

(2)
Pro forma dividends per share represent QCR’s historical dividends per share.

COMPARATIVE PER SHARE MARKET PRICE
QCR common stock trades on the Nasdaq Global Market under the symbol “QCRH” and the Guaranty common stock trades on the Nasdaq Global Market under the symbol “GFED.”
The following table presents the closing prices of QCR common stock and Guaranty common stock on November 8, 2021, the trading day immediately prior to the public announcement date of the merger agreement, and January 26, 2022, the last practicable trading day prior to the mailing date of this proxy statement/prospectus. The table also shows the estimated equivalent per share merger consideration with respect to each share of Guaranty common stock on the relevant date.
	QCR Closing Price	Guaranty Closing Price	Implied Value of Stock Consideration(1)	Cash Consideration(1)	Implied Total Per Share Value(1)
November 8, 2021	$59.39	$24.03	$27.93	$6.10	$34.03
January 26, 2022	$58.12	$32.57	$27.33	$6.10	$33.43

(1)
The estimated implied value of the merger consideration assumes a mixed consideration election of $6.10 in cash and 0.4702 shares of QCR common stock. The stock portion of the merger consideration is based upon the product of 0.4702 and the closing price of QCR common stock as of the relevant date. See “The Merger Agreement — Consideration to be received in the merger.”

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Guaranty stockholders in determining whether to approve the merger agreement. Guaranty stockholders are urged to obtain current market quotations for shares of QCR common stock and Guaranty common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of QCR common stock and Guaranty common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of Guaranty common stock or QCR common stock before or after the effective time of the merger. Changes in the market price of QCR common stock prior to the completion of the merger will affect the market value of the merger consideration that Guaranty stockholders will receive upon completion of the merger.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Special Notes Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “References to Additional Information” in the forepart of this proxy statement/prospectus and the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”
Adverse impacts by inflation.
QCR and Guaranty monitor the risk that the principal markets in which both operate could experience increased inflationary conditions, which would, among other things, cause loss costs to increase, and impact the performance of their respective businesses. The risks of inflation across key markets are increasing. In particular, the steps taken by federal, state and local governments in responding to the COVID-19 pandemic, and the costs of such actions, may lead to higher than expected inflation on a sustained basis. The onset, duration and severity of an inflationary period cannot be estimated with precision.
The COVID-19 pandemic, including the spread of the newer Omicron variant, may delay and adversely affect the completion of the merger.
The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, QCR’s and Guaranty’s business, financial condition, liquidity, capital and results of operations. Even as efforts to contain the pandemic, including vaccinations, have made progress and some restrictions have relaxed, new variants of the virus are causing additional outbreaks. The impact of the Omicron variant, or other variants that may emerge, cannot be predicted at this time, and could depend on numerous factors, including the availability of vaccines in different parts of the world, vaccination rates among the population, the effectiveness of COVID-19 vaccines against the Omicron variant and other variants, and the response by governmental bodies to reinstate restrictive measures. If the effects of the COVID-19 pandemic cause a continued or extended decline in the economic environment and QCR or Guaranty’s financial results, or QCR or Guaranty’s business operations are further disrupted as a result of the COVID-19 pandemic, efforts to complete the merger and integrate Guaranty’s business with that of QCR may also be delayed and adversely affected.
The Value of the Merger Consideration that Consists of QCR Common Stock Will Fluctuate Based on the Trading Price of QCR Common Stock.
The number of shares of QCR common stock to be issued in the merger will not automatically adjust based on the trading price of QCR common stock, and the market value of those shares may vary from the closing price of QCR common stock on the date the merger was announced, on the date that this document was mailed to Guaranty stockholders, on the date of the special meeting of the Guaranty stockholders and on the date the merger is completed and thereafter. Any change in the exchange ratio or the market price of QCR common stock prior to completion of the merger will affect the amount of and the market value of the merger consideration that Guaranty stockholders will receive upon completion of the merger. Accordingly, at the time of the special meeting, Guaranty stockholders will not know or be able to calculate with certainty the market value of the QCR common stock they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in business, operations and prospects, and regulatory considerations. Many of these factors are beyond QCR’s or Guaranty’s control. You should obtain current market quotations for shares of QCR common stock and for shares of Guaranty common stock before you vote.
The Market Price of QCR Common Stock after the Merger May be Affected by Factors Different from Those Affecting the Shares of Guaranty or QCR Currently.
Upon completion of the merger, holders of Guaranty common stock will become holders of QCR common stock subject to the terms and conditions in the merger agreement. QCR’s business differs in important respects from that of Guaranty. Accordingly, the results of operations of the combined company and the market price of QCR common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of QCR and Guaranty. For a discussion of the businesses and markets of QCR and Guaranty and of some important factors to consider in connection with those businesses, please see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”
Guaranty Stockholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over QCR than They Currently Have Over Guaranty.
Guaranty stockholders currently have the right to vote in the election of the Guaranty board of directors and on other matters requiring stockholder approval under Delaware law and Guaranty’s certificate of incorporation and bylaws. Upon the completion of the merger, each Guaranty stockholder will become a stockholder of QCR subject to the terms and conditions of the merger agreement with a percentage ownership of QCR that is smaller than such stockholder’s percentage ownership of Guaranty. Additionally, only one member of the Guaranty board of directors upon the completion of the merger is expected to become a member of the QCR board of directors. Based on the number of issued and outstanding QCR common shares and shares of Guaranty common stock on January 26, 2022, and based on the 2,077,265 total number of QCR shares of common stock issuable pursuant to the merger, stockholders of Guaranty, as a group, will receive shares in the merger constituting approximately 12% of QCR common shares expected to be outstanding immediately after the merger (without giving effect to any QCR common shares held by Guaranty stockholders prior to the merger). Because of this, current Guaranty stockholders, as a group, will have less influence on the board of directors, management and policies of QCR (as the combined company following the merger) than they now have on the board of directors, management and policies of Guaranty.
QCR May Fail to Realize the Anticipated Benefits of the Merger.
QCR and Guaranty have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, QCR’s ability to combine the businesses of QCR and Guaranty in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and neither materially disrupts the existing customer relationships of QCR or Guaranty nor results in decreased revenues due to any loss of customers. If QCR is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving corporation’s business, financial condition, operating results and prospects.
Certain employees may not be employed by QCR after the merger. In addition, employees that QCR wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of QCR’s or Guaranty’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of QCR or Guaranty to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.
Among the factors considered by the boards of directors of QCR and Guaranty in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.
Regulatory Approvals May Not Be Received, May Take Longer than Expected or May Impose Conditions that Are Not Presently Anticipated or Cannot Be Met.
Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. QCR and Guaranty believe that the merger should not raise significant regulatory concerns and that QCR will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties’ commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, QCR and Guaranty will not be required to complete the merger if any such approvals would reasonably be expected to materially restrict or burden QCR following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were completed successfully within the expected timeframe. In addition, neither QCR nor Guaranty can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.
The Merger Agreement May Be Terminated in Accordance with Its Terms and the Merger May Not Be Completed.
The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement and the transactions it contemplates by Guaranty stockholders, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this proxy statement/prospectus is a part, approval of the issuance of QCR common stock, as applicable, for listing on the Nasdaq Global Market, the accuracy of the representations and warranties by both parties (subject to the materiality and material adverse effect standards set forth in the merger agreement), the performance by both parties of their covenants and agreements in all material respects, and the receipt by Guaranty of a legal opinion from its tax counsel. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time prior to the completion of the merger, before or after stockholder approval, or QCR or Guaranty may elect to terminate the merger agreement in certain other circumstances.
Termination of the Merger Agreement Could Negatively Impact Guaranty.
If the merger is not completed for any reason, including as a result of Guaranty stockholders declining to approve the merger agreement, the ongoing business of Guaranty may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, Guaranty would be subject to a number of risks, including the following:
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Guaranty may experience negative impacts on its stock price;

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Guaranty may experience negative reactions from its customers, vendors and employees;

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Guaranty will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

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the merger agreement places certain restrictions on the conduct of Guaranty’s businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of QCR (not to be unreasonably withheld, conditioned or delayed), may prevent Guaranty from making certain acquisitions or taking certain other specified actions during the pendency of the merger; and

•
matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Guaranty management, which would otherwise have been devoted to other opportunities that may have been beneficial to Guaranty as an independent company.

If the merger agreement is terminated and Guaranty’s board of directors seeks another merger or business combination, Guaranty stockholders cannot be certain that Guaranty will be able to find a party willing to offer equivalent or more attractive consideration than the consideration QCR has agreed to provide in the merger, or that such other merger or business combination will be completed. If the merger agreement is terminated under certain circumstances, Guaranty may be required to pay a termination fee to QCR.

Guaranty Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Guaranty and, consequently, on QCR. These uncertainties may impair Guaranty’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Guaranty to seek to change existing business relationships with Guaranty. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, QCR’s business following the merger could be negatively impacted. In addition, the merger agreement restricts Guaranty from making certain transactions and taking other specified actions without the consent of QCR (which consent cannot be unreasonably withheld, conditioned or delayed) until the merger occurs. These restrictions may prevent Guaranty from pursuing attractive business opportunities that may arise prior to the completion of the merger.
Guaranty Directors and Officers May Have Interests in the Merger Different From the Interests of Guaranty Stockholders.
The interests of some of the directors and executive officers of Guaranty may be different from those of Guaranty stockholders, and directors and officers of Guaranty may be participants in arrangements that are different from, or are in addition to, those of Guaranty stockholders. The members of the Guaranty’s board of directors knew about these additional interests and considered them among other matters, when making its decision to approve the merger agreement, and in recommending that Guaranty’s common stockholders vote in favor of adopting the merger agreement. Such interests include, among others:
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Entering into employment agreements with certain employees of Guaranty;

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The receipt of certain change in control benefits;

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Rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger; and

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The service of John Griesemer on QCR’s board of directors.

These interests are more fully described in this proxy statement/prospectus under the heading “The Merger  —  Interests of certain persons in the merger.”
The Merger Agreement Contains Provisions that May Discourage Other Companies from Trying to Acquire Guaranty for Greater Merger Consideration.
The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to Guaranty that might result in greater value to Guaranty’s stockholders than the proposed merger with QCR or may result in a potential competing acquirer proposing to pay a lower per share price to acquire Guaranty than it might otherwise have proposed to pay absent such provisions. These provisions include a general prohibition on Guaranty from soliciting, or, subject to certain exceptions relating to the exercise of fiduciary duties by Guaranty’s board of directors, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. Guaranty also has an unqualified obligation to submit the proposal to approve the merger to a vote by its stockholders, even if Guaranty receives an alternative acquisition proposal that its board of directors believes is superior to the merger, unless the merger agreement has been terminated in accordance with its terms. In addition, Guaranty may be required to pay QCR a termination fee of $4.7 million upon termination of the merger agreement in certain circumstances involving acquisition proposals for competing transactions. See “Description of the Merger Agreement — Termination” and “Description of the Merger Agreement — Termination fees.”
The Opinion Delivered by Guaranty’s Financial Advisor to the Guaranty Board of Directors prior to the Signing of the Merger Agreement Will Not Reflect Changes in Circumstances since the Date of Such Opinion.
The opinion of KBW, Guaranty’s financial advisor, to the Guaranty board of directors was delivered on and dated November 5, 2021. Changes in the operations and prospects of Guaranty or QCR, general market and economic conditions and other factors that may be beyond the control of Guaranty or QCR may significantly alter the value of Guaranty or the prices of the QCR common shares or shares of Guaranty common stock by the time the merger is completed. KBW’s opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion.
QCR and Guaranty Will Incur Transaction and Integration Costs in Connection with the Merger.
Each of QCR and Guaranty has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the merger. In addition, QCR will incur integration costs following the completion of the merger as QCR integrates the businesses of the two companies, including facilities and systems consolidation costs and employment-related costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. See the risk factor entitled “— QCR May Fail to Realize the Anticipated Benefits of the Merger.” QCR and Guaranty may also incur additional costs to maintain employee morale and to retain key employees. QCR and Guaranty will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, regulatory filing fees, printing and mailing fees and other costs associated with the merger.
The Shares of QCR Common Stock to be Received by Guaranty Common Stockholders as a Result of the Merger Will Have Different Rights From the Shares of Guaranty Common Stock.
Upon completion of the merger, Guaranty common stockholders will become QCR stockholders and their rights as stockholders will be governed by the DGCL and the QCR certificate of incorporation and bylaws. The rights associated with Guaranty common stock are different from the rights associated with QCR common stock. Please see “Comparison of Rights of QCR Stockholders and Guaranty Stockholders” for a discussion of the different rights associated with QCR common stock.
Risks Relating to QCR’s Business
You should read and consider risk factors specific to QCR’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in QCR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.
Risks Relating to Guaranty’s Business
You should read and consider risk factors specific to Guaranty’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Guaranty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus (including information incorporated by reference) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of QCR and Guaranty. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of QCR’s and Guaranty’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither QCR nor Guaranty undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of QCR and Guaranty to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following:
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the possibility that any of the anticipated benefits of the proposed transaction between QCR and Guaranty will not be realized or will not be realized within the expected time period;

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the risk that integration of operations of Guaranty, QCR and their respective bank subsidiaries will be materially delayed or will be more costly or difficult than expected;

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the inability to complete the proposed transaction due to the failure of the required stockholder approval and/or potential litigation related to the proposed transaction;

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the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals;

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the failure of the proposed transaction to close for any other reason;

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the effect of the announcement of the transaction on customer relationships and operating results;

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the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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the strength of the local, state, national and international economies;

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changes in state and federal laws, regulations and governmental policies concerning QCR’s and Guaranty’s general businesses;

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changes in inflation, interest rates and prepayment rates of QCR’s and Guaranty’s assets (including the impact of LIBOR phase-out);

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increased competition in the financial services sector and the inability to attract new customers;

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changes in technology and the ability to develop and maintain secure and reliable electronic systems;

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the loss of key executives or employees;

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changes in consumer spending;

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diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger;

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unexpected outcomes of existing or new litigation involving QCR or Guaranty;

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the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States and mutations thereof), acts of war or threats thereof and other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse events;

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the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

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changes in accounting policies and practices.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The risk factors in QCR’s and Guaranty’s most recent Quarterly Reports on 10-Q and Annual Reports on 10-K should also be considered. Additional information concerning QCR, Guaranty and their businesses, including additional factors that could materially affect QCR’s and Guaranty’s financial results, are included in QCR’s and Guaranty filings with the SEC.

INFORMATION ABOUT THE SPECIAL MEETING OF GUARANTY STOCKHOLDERS
Purpose
Guaranty stockholders are receiving this proxy statement/prospectus because on January 25, 2022, the record date for the special meeting of stockholders to be held on March 21, 2022, at 4:00 p.m. at 2144 E. Republic Road, Suite F200, Springfield, Missouri 65804, local time, they owned shares of the common stock of Guaranty, and the board of directors of Guaranty is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. Copies of this proxy statement/prospectus began to be mailed to holders of Guaranty common stock on February 9, 2022, and is accompanied by a proxy card for use at the special meeting and at any adjournment(s) of the meeting.
At the special meeting, Guaranty board of directors will ask you to vote upon the following:
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a proposal to approve the merger agreement and the transactions contemplated therein;

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a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger; and

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a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the special meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, we ask that you instruct the proxies how to vote your shares in advance of the special meeting just in case your plans change.
If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement and the transactions contemplated therein.
Record date, quorum and vote required
The record date for the Guaranty special meeting is January 25, 2022. Guaranty’s stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 4,838,884 shares of Guaranty common stock outstanding and entitled to vote at the special meeting. The outstanding shares are held by approximately 1,342 holders of record.
The presence, in person or by proxy, of a majority of the shares of Guaranty common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the special meeting. Each share of Guaranty common stock outstanding on the record date entitles its holder to one vote on the matters being brought before the special meeting.
To determine the presence of a quorum at the special meeting, Guaranty will also count as present the shares of Guaranty common stock present in person but not voting, and the shares of common stock for which Guaranty has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions. Broker non-votes are not counted as present for the purposes of determining quorum. Based on the number of shares of Guaranty common stock outstanding as of the record date, at least 2,196,326 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the compensation and adjournment proposals requires the affirmative vote of the holders of a majority of shares of Guaranty common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the compensation or adjournment proposals. Shares not voted and broker non-votes will have no effect on the compensation or adjournment proposals, although they may prevent Guaranty from obtaining a quorum and require Guaranty to adjourn the special meeting to solicit additional proxies.
As of the record date for the special meeting, Guaranty’s directors and executive officers beneficially owned a total of 1,366,729 shares, or approximately 31% of the outstanding shares, of Guaranty common stock. These individuals have entered into a written agreement with QCR that they will vote their shares in favor of the merger agreement, except as set forth in the voting and support agreements.
How to vote your shares
You may vote your shares by: (i) completing, signing and dating a proxy card and returning it in the accompanying postage paid envelope, (ii) via the Internet at www.investorvote.com/GFED, or (iii) by telephone at 1-800-652-VOTE (8683). If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the matter brought before the special meeting. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the Guaranty board of directors recommends and will be voted “FOR” approval of the merger agreement and the transactions contemplated therein, “FOR” approval of the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger, and “FOR” the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.
You should not send any stock certificates with your proxy card. If the merger is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.
Shares held in “street name”
If you hold shares in “street name” with a broker, bank or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by stockholders or for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the compensation or adjournment proposal.
We therefore encourage you to provide directions to your broker, bank or other fiduciary as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. Your broker, bank or other fiduciary may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other fiduciary that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other fiduciary, you must contact your broker, bank or other fiduciary. If you want to vote your shares of Guaranty common stock held in street name in person at the special meeting, you will need to obtain a written proxy in your name from your broker, bank or other fiduciary.
Revocability of proxies
You may change your vote or revoke your proxy at any time before it is exercised by submitting a valid, later-dated proxy card, submitting a valid, subsequent vote by telephone or the Internet or filing with the Corporate Secretary of Guaranty written instructions revoking the proxy. You may also revoke a prior proxy by voting in person at the applicable special meeting. If your shares are held in a brokerage account in your name, you should follow the instructions for changing or revoking your vote provided by your bank, broker or other fiduciary.
All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Guaranty Federal Bancshares, Inc., Corporate Secretary, 2144 E. Republic Rd. Suite F200, Springfield, Missouri 65804. If you hold your shares in the name of a broker, bank or other fiduciary and desire to revoke your proxy, you will need to contact your broker, bank or other fiduciary to revoke your proxy.
Proxy solicitation
Guaranty will pay the costs associated with the solicitation of proxies for the special meeting. Guaranty has retained Georgeson LLC to assist in the solicitation of proxies for an initial fee of approximately $15,000 plus reimbursement for certain expenses incurred in conjunction with the delivery of its services. Guaranty will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Guaranty. In addition to the solicitation of proxies by mail, directors, officers and employees of Guaranty may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
Assistance
If you have any questions or need assistance in submitting your proxy, voting your shares or obtaining additional copies of this proxy statement/prospectus or the accompanying proxy card, please contact Guaranty's proxy solicitor, Georgeson LLC, toll free at (866) 741-9588.

THE GUARANTY PROPOSALS
Proposal 1 — Approval of the Merger Agreement
At the Guaranty special meeting, stockholders of Guaranty will be asked to approve the merger agreement, pursuant to which Guaranty will merge with and into QCR, and the transactions contemplated therein. Stockholders of Guaranty should read this proxy statement/prospectus carefully and in its entirety, for more detailed information concerning the merger agreement and the transactions contemplated therein. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.
For the reasons discussed in this proxy statement/prospectus, the board of directors of Guaranty unanimously determined that the merger agreement and the transactions contemplated therein are in the best interests of Guaranty and its stockholders, and unanimously adopted and approved the merger agreement. The board of directors of Guaranty unanimously recommends that Guaranty stockholders vote “FOR” approval of the merger agreement and the transactions contemplated therein.
Proposal 2 — Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Guaranty is seeking a non-binding, advisory shareholder approval of the compensation of Guaranty’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “The Merger — Interests of Certain Persons in the Merger — Say-on-Pay” included elsewhere in this proxy statement/prospectus. The proposal gives holders of Guaranty common stock the opportunity to express their views on the merger-related compensation of Guaranty’s named executive officers.
Accordingly, Guaranty is asking holders of County common stock to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Guaranty named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger — Interests of Certain Persons in the Merger — Say-on-Pay” are hereby APPROVED.”
The vote on the advisory compensation proposal is a vote separate and apart from the votes on the merger proposal and the adjournment proposal. Accordingly, if you are a holder of Guaranty common stock, you may vote to approve the merger proposal and/or the adjournment proposal and vote not to approve the compensation proposal, and vice versa. The approval of the compensation proposal by holders of Guaranty common stock is not a condition to the completion of the merger. If the merger is completed, the merger-related compensation will be paid to Guaranty’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Guaranty common stock fail to approve the advisory vote regarding merger-related compensation.
The board of directors of Guaranty unanimously recommends a vote “FOR” the advisory compensation proposal.
Proposal 3 — Adjournment of the Special Meeting
If, at the Guaranty special meeting, the number of shares of Guaranty common stock cast in favor of the merger agreement is insufficient to approve the merger agreement and the transactions contemplated therein, Guaranty intends to move to adjourn the Guaranty special meeting in order to enable the board of directors of Guaranty to solicit additional proxies for approval of the merger agreement and the transactions contemplated therein. In this proposal, Guaranty is asking its stockholders to authorize the holder of any proxy solicited by the board of directors of Guaranty, on a discretionary basis, to vote in favor of adjourning the Guaranty special meeting to another time and place for the purpose of soliciting additional proxies.
The board of directors of Guaranty unanimously recommends a vote “FOR” the proposal to adjourn the special meeting.

THE MERGER
This section of the proxy statement/prospectus describes material aspects of the merger. While QCR and Guaranty believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the attached Appendixes and the other documents to which this proxy statement/prospectus refers for a more complete understanding of the merger. The agreement and plan of merger attached hereto as Appendix A, not this summary, is the legal document which governs the merger.
General
The Guaranty board of directors is using this proxy statement/prospectus to solicit proxies from the holders of Guaranty common stock for use at the Guaranty special meeting of stockholders, at which Guaranty stockholders will be asked to approve the merger agreement and thereby approve the merger. When the merger is completed, Guaranty will merge with and into QCR and will cease to exist, which will result in Guaranty Bank being a wholly-owned subsidiary of QCR. The merger is anticipated to be completed in the first or second quarter of 2022.
If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares owned by QCR or Guaranty, and other than any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to certain adjustments as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares. Shares of Guaranty common stock held by Guaranty stockholders who elect to exercise their dissenters’ rights will not be converted into merger consideration.
Background of the merger
From time to time, the board of directors of Guaranty assesses the economic, regulatory and competitive conditions in which Guaranty operates as well as its long-term business strategy and objectives. During recent years, Guaranty’s board of directors has reviewed and assessed strategic opportunities and challenges and has considered various strategic options potentially available to Guaranty, all with the goal of enhancing Guaranty’s strategic capabilities and increasing value for Guaranty’s stockholders.
Similarly, over the past several years, QCR’s board of directors has actively and thoughtfully considered QCRs business and strategic direction, and has explored ways to take advantage of the different opportunities to grow, both organically and through strategic transactions, in new and existing markets in the Midwestern United States. QCR has completed several acquisitions over the past five years and in connection with their continuing strategic planning, QCR’s executive management and members of its board have met frequently with investment banking firms, including representatives of Piper Sandler & Co. (which we refer to as “Piper Sandler”), to discuss various trends in the industry, the sale and acquisition market and particular financial institutions. The executive management team regularly reported this information to the full board of directors to keep the directors properly knowledgeable and informed on QCR’s strategic alternatives.
On June 25, 2020, Guaranty’s board of directors established a special committee of independent directors (which we refer to as the “Guaranty Special Committee”) to discuss, review, analyze, evaluate and negotiate possible strategic options with respect to Guaranty and to make reports and recommendations to Guaranty’s board of directors with respect thereto. Guaranty’s board of directors appointed James Batten, John Griesemer, Tim Rosenbury, Tony Scavuzzo and Kurt Hellweg to the Guaranty Special Committee.
On January 27, 2021, Guaranty’s board of directors discussed exploring a potential strategic transaction following its review of the 2021 Guaranty budget. The board of directors instructed Shaun Burke, Guaranty’s President and Chief Executive Officer, to solicit input from investment bankers. One of the investment banks whose representatives had discussions with Mr. Burke was KBW.
On March 25, 2021, at a meeting of the board of directors, a representative of KBW reviewed and discussed with the board of directors a banking industry overview, Guaranty’s performance, the banking mergers and acquisitions market and a group of financial institutions that could be potential strategic partners for Guaranty. On March 30, 2021, Guaranty’s board of directors again met and, during this meeting, instructed KBW to solicit confidential interest (verbal inquires) from five potential strategic partners which had been identified for their potential financial ability to partner with Guaranty based on publicly available information.
On April 9, 2021, the Guaranty Special Committee authorized further discussions with the four potential strategic partners contacted by KBW that had expressed interest in discussing a potential transaction with Guaranty. The other potential strategic partner contacted by KBW did not express an interest in a potential transaction with Guaranty.
On April 13, 2021, at the direction of the Guaranty Special Committee, Mr. Burke and the chief executive officer of one such potential strategic partner (which we refer to as “Bidder 1”) had an initial discussion about a potential strategic transaction involving the two companies. Guaranty and Bidder 1 executed a non-disclosure agreement on April 15, 2021, enabling further discussions and the sharing of confidential information. On April 22, 2021, Mr. Burke met with the chief executive officer of Bidder 1 again to discuss a potential merger of equals.
On April 27, 2021, at the direction of the Guaranty Special Committee, Mr. Burke and a representative of KBW met with the chief executive officer of another such potential strategic partner (which we refer to as “Bidder 2”) to discuss strategic options going forward.
On April 29, 2021, at a meeting of Guaranty’s board of directors, the Guaranty Special Committee provided an update to the board of directors on the various calls and meetings that had taken place with Bidder 1 and Bidder 2. Guaranty’s board of directors agreed that the Guaranty Special Committee should continue coordinating discussions with all potential strategic partners that had expressed an interest in a transaction with Guaranty.
On April 30, 2021, at the direction of the Guaranty Special Committee, Mr. Burke and the chief executive officer of a third potential strategic partner (which we refer to as “Bidder 3”) discussed a potential strategic partnership. Bidder 3 expressed interest but only “if timelines worked out.”
On May 10, 2021, at a Guaranty Special Committee meeting, representatives of KBW reviewed the process to date and illustrative financial implications of a potential merger of equals with Bidder 1 across a range of hypothetical valuations. At this meeting, the Guaranty Special Committee was informed that on this day an unsolicited potential strategic partner (which we refer to as “Bidder 4”) reached out to Guaranty and expressed an interest in a potential strategic partnership.
On May 12, 2021, Mr. Burke received a call from Larry Helling and Todd Gipple, both executives of QCR, in which the QCR representatives expressed interest in a potential transaction with Guaranty and suggested that the parties “stay in touch.” Mr. Burke promptly updated the Guaranty Special Committee regarding the expression of interest from QCR.
On May 14, 2021, at the direction of the Guaranty Special Committee, representatives of Guaranty engaged in further discussions with Bidder 1 to discuss potential terms of a merger. Within a week, the Guaranty Special Committee met and decided to continue discussions with Bidder 1 and QCR.
On May 27, 2021, at a Guaranty board meeting, representatives of KBW updated Guaranty’s board of directors on the ongoing discussions regarding a potential strategic partnership involving Guaranty.
On June 9, 2021, at the direction of the Special Committee, Mr. Burke met with board of directors of Bidder 1. Bidder 1 confirmed its continued interest in a strategic transaction with Guaranty.
On June 21, 2021, Guaranty’s board of directors received an unsolicited merger model from Bidder 4 valuing Guaranty at $28.00 per share. During this time period, Guaranty’s board of directors was also considering its range of alternatives and considering the ones presented in light of the proposal from Bidder 4. Guaranty’s board of directors was considering its perceived universe of potential partners and its judgement of several factors including short-term and potential long-term share price outlook, aftermarket trading liquidity and confidence in execution. However, Guaranty’s board of directors determined that the proposal from Bidder 4 was not sufficiently beneficial to Guaranty to warrant further action and thus continue pursuing the other three bids. Guaranty’s closing stock price on this date was $24.09 per share.

At the direction of the Guaranty Special Committee, a meeting took place between representatives of Guaranty and QCR on June 22, 2021 to discuss the organization and history of the companies and a potential strategic partnership. It was agreed by the parties that a non-disclosure agreement would need to be executed to facilitate further discussions.
On June 24, 2021, Guaranty’s board of directors, in executive session, discussed the Guaranty Special Committee’s findings to this point in the process and approved the removal of Mr. Scavuzzo. The Guaranty Special Committee thereafter consisted of independent directors, James Batten, John Griesemer, Kurt Hellweg and David Moore who was added into the committee. Guaranty’s board of directors authorized entry into a non-disclosure agreement with QCR (which was signed by Guaranty and QCR on the same date) and also authorized additional discussions with Bidder 1 and Bidder 2.
On June 30, 2021, the Guaranty Special Committee members and Mr. Burke met with Bidder 1’s board of directors to further discuss a potential transaction.
In July 2021, Mr. Burke met with Bidder 2 to discuss a potential strategic partnership. Concerns were raised that a deal may not happen due to timing issues, but the two parties decided to proceed to determine whether a transaction was possible. On August 6, 2021, a mutual non-disclosure agreement was signed between Bidder 2 and Guaranty.
On July 18, 2021, the Guaranty Special Committee authorized the creation of a data room for QCR, Bidder 1 and Bidder 2 to conduct a preliminary due diligence review of Guaranty. Mr. Burke and Mr. Batten spoke with Vijay Sekhon from Sidley regarding a potential engagement for Sidley to serve as Guaranty’s legal counsel in connection with a potential strategic transaction involving Guaranty, and an engagement letter between Guaranty and Sidley was executed on August 11, 2021.
On July 26, 2021, a Guaranty Special Committee meeting was held to discuss Bidder 1 and a potential merger of equals. The boards of directors of Bidder 1 and Guaranty met jointly on July 28, 2021 to further discuss a potential transaction.
In August 2021, the Guaranty Special Committee along with Guaranty’s board of directors held various meetings with representatives of KBW also in attendance to review and discuss non-binding proposals for a strategic transaction received from each of Bidder 2 and QCR. Bidder 2’s proposal had an implied valuation of $30.98 per share of Guaranty common stock to be paid 100% in Bidder 2 common stock at a fixed exchange ratio, and QCR’s proposal had an implied valuation of $28.41 per share of Guaranty common stock to be paid 80% in QCR common stock (at a fixed exchange ratio) and 20% in cash. Bidder 1 did not provide a proposal to Guaranty. At an August 24, 2021 meeting of the Guaranty Special Committee, KBW reviewed the financial terms of each proposal, and there was discussion regarding next steps. Given the competitive dynamics, the Guaranty Special Committee instructed KBW to contact each bidder and encourage them to increase their bids. On August 24, 2021, the closing price for Guaranty’s common stock was $24.27 per share.
On August 26, 2021, Guaranty’s board of directors met in executive session with representatives of KBW also in attendance to review the non-binding proposals received from each of Bidder 2 and QCR (including Guaranty valuation, available information regarding projected future growth and other material terms) and developments since the last meeting. The QCR proposal was viewed most favorably by Guaranty’s board of directors given the upfront valuation, cash/stock election, available information regarding projected future growth and high level of interest (and consequent increased certainty of closing), and Guaranty’s board of directors instructed KBW to ask QCR to clarify the modeling assumptions in its proposal.
On September 1, 2021 the full board of directors of Guaranty held a meeting with representatives of KBW and Sidley also in attendance to discuss the non-binding proposals that were received from Bidder 2 and QCR and discuss the potential of a strategic transaction with Bidder 1. Bidder 2 did not submit a revised proposal, and the original proposal had an implied valuation of $31.39 per share of Guaranty common stock to be paid 100% in Bidder 2 common stock. QCR revised its non-binding proposal, and increased the implied valuation to $30.50 per share of Guaranty common stock with a mix of 20% cash and 80% of QCR common stock. The exchange ratio for stock portion of the consideration would be fixed at 0.4702 shares of QCR for each share of Guaranty common stock. The Guaranty Special Committee discussed the terms of each proposal, and there was unanimous agreement that the QCR proposal was superior to that of Bidder 2 and the prospects of a transaction with Bidder 1 given the upfront valuation, cash/stock election, available information regarding projected future growth and high level of interest (and consequent increased certainty of closing). After extensive discussions, Guaranty’s board of directors, by unanimous vote of the directors present, determined it would be fair, advisable, and in the best interests of the Guaranty stockholders to enter into a non-binding letter of intent with QCR, granting a 60-day exclusivity period as required by QCR, and to proceed with additional discussions, diligence, evaluations, and negotiations with respect to the proposed strategic transaction between Guaranty and QCR. On September 1, 2021, the closing price for Guaranty’s common stock was $24.37 per share.
Following receipt of a revised non-binding letter of intent submitted by QCR on September 3, 2021, Sidley reviewed the proposed letter of intent on behalf of Guaranty and sent comments to Barack Ferrazzano Kirschbaum & Nagelberg LLP, QCR’s legal counsel (which we refer to as “Barack Ferrazzano”), to increase the certainty of QCR’s proposal. On September 9, 2021, the non-binding letter of intent was executed by each of QCR and Guaranty. On September 9, 2021, the closing price for Guaranty’s common stock was $23.66 per share.
During the next several weeks, Guaranty and QCR exchanged detailed due diligence requests and engaged in a thorough due diligence review that continued throughout the duration of the negotiations.
On September 27, 2021, Barack Ferrazzano delivered a draft of the definitive merger agreement to Sidley. Between September 27 and November 2, 2021, the parties and their representatives exchanged various drafts of the transaction documents and held a number of telephonic meetings to discuss the terms of the proposed transaction and to negotiate acceptable final transaction documents, including, without limitation, provisions relating to the scope of representations, warranties and covenants, the amount of termination fees and the circumstances under which they would be paid, and the terms under which Guaranty would be permitted to respond to certain unsolicited alternative proposals.
From the end of September 2021 through November 3, 2021, Guaranty and QCR engaged in a mutual due diligence process. In furtherance of the diligence efforts, each party conducted a review of the other’s loan and investment portfolios, reviewed the other’s funding and liquidity policies and deposit accounts, and conducted interviews with members of the other party’s executive management team. Throughout this time, Guaranty’s executive management team and members of the Guaranty Special Committee convened for weekly meetings regarding the potential transaction and the status of the diligence process. Representatives of KBW and Sidley attended many of these meetings via teleconference.
At a QCR board of directors meeting on November 5, 2021, the board of directors met with representatives of management, Piper Sandler and Barack Ferrazzano to receive an update on the negotiations of the transaction and the current negotiated terms. Representatives of Piper Sandler discussed the financial aspects of the proposed transaction. Representatives of Barack Ferrazzano led a discussion summarizing the merger agreement, the scope of the representations and warranties, the nature of the parties’ covenants prior to closing, the proposed closing conditions and the termination provisions. They also discussed the directors’ fiduciary duties with regard to such a transaction. The QCR board of directors engaged in a lengthy discussion regarding the proposed transaction and the rationales for proceeding with the transaction, which are discussed in more detail in the section entitled “The Merger — QCR’s reasons for the merger.” After being provided an opinion from Piper Sandler that, as of November 5, 2021, the merger consideration was fair, from a financial point of view, to QCR, the board of directors unanimously approved entry into the merger agreement as well as the merger.
On November 5, 2021, Guaranty’s board of directors met to review the proposed transaction documents. Also at this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Guaranty board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Guaranty common stock. Guaranty’s board of directors met on November 8, 2021 and unanimously approved entry into the merger agreement and the voting and support agreement, as well as the merger. On November 8, 2021 the closing price for Guaranty’s common stock was $24.03 per share.

Following the respective Guaranty and QCR board meetings, the merger agreement, the voting and support agreement and related documents were finalized, the merger agreement and the voting and support agreements were executed and delivered and the transaction was announced on November 9, 2021 in a press release jointly issued by Guaranty and QCR.
Guaranty’s reasons for the merger and recommendation of the board of directors
After careful consideration, at a meeting held on November 8, 2021, the Guaranty board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Guaranty and its stockholders and approved the merger agreement.
In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommend that its stockholders vote “FOR” the merger agreement, the Guaranty board of directors consulted with Guaranty management, as well as Guaranty’s outside financial and legal advisors, and considered a number of factors, including the following material factors:
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its knowledge of QCR’s business, operations, financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization, and as a part of a combined company with QCR;

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its understanding of QCR’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects taking into account presentations by senior management of its due diligence review of QCR and information reviewed with the Guaranty board of directors by KBW;

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its belief that the merger will result in a stronger commercial banking franchise with a diversified revenue stream, strong capital ratios, a well-balanced loan portfolio and an attractive funding base that has the potential to deliver a higher value to Guaranty’s stockholders as compared to continuing to operate as a stand-alone entity;

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the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

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the anticipated pro forma impact of the merger on QCR, including potential synergies, and the expected impact on financial metrics such as earnings and tangible common equity per share, as well as on regulatory capital levels;

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the cash component of the merger consideration offers Guaranty stockholders the opportunity to realize cash for the value of their shares with immediate certainty of value;

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the stock component of the merger consideration offers Guaranty stockholders the opportunity to participate as stockholders of QCR in the future performance of the combined company;

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the historical performance of each of Guaranty’s common stock and QCR’s common stock and the dividend paid for each;

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the fact that upon completion of the merger Guaranty stockholders will own approximately 12% of the outstanding shares of the combined company;

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the more active trading market in QCR common stock would give Guaranty stockholders greater liquidity for their investment;

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the benefits to Guaranty and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

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the expected social and economic impact of the merger on the constituencies served by Guaranty, including its borrowers, customers, depositors, employees, and communities;

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the effects of the merger on other Guaranty’s employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to Guaranty employees;

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the board’s understanding of the current and prospective environment in which Guaranty and QCR operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

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the ability of QCR to complete the merger from a financial and regulatory perspective;

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the board’s understanding that the merger will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code, providing favorable tax consequences to Guaranty’s stockholders in the merger;

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the financial presentation, dated November 5, 2021, of KBW and opinion, dated November 5, 2021, of KBW to the Guaranty board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Guaranty common stock of the merger consideration in the merger, as more fully described below under “— Opinion of Guaranty’s Financial Advisor”; and

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the board’s review with its independent legal advisor, Sidley, of the material terms of the merger agreement, including the board’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation to Guaranty’s stockholders and to consider and pursue a better unsolicited acquisition proposal, subject to the potential payment by Guaranty of a termination fee to QCR, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

The Guaranty board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
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the risk that the consideration to be paid to Guaranty stockholders could be adversely affected by a decrease in the trading price of QCR common stock during the pendency of the merger;

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the potential risk of diverting management attention and resources from the operation of Guaranty’s business and towards the completion of the merger;

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the restrictions on the conduct of Guaranty’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions and subject to various exceptions, but which, subject to specific exceptions, could delay or prevent Guaranty from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Guaranty absent the pending merger;

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the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Guaranty’s business, operations and workforce with those of QCR;

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the fact that the interests of certain of Guaranty’s directors and executive officers may be different from, or in addition to, the interests of Guaranty’s other stockholders as described under the heading “Description of the Merger — Interests of certain persons in the merger”;

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that, while Guaranty expects that the merger will be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or the Guaranty stockholder approval might not be obtained and, as a result, the merger may not be completed;

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the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

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the fact that: (i) Guaranty would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Guaranty would be obligated to pay to QCR a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Guaranty from pursuing such a transaction; and
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the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

The foregoing discussion of the information and factors considered by the Guaranty board of directors is not intended to be exhaustive, but includes the material factors considered by the Guaranty board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Guaranty board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Guaranty board of directors considered all these factors as a whole, including through its discussions with, and questioning of Guaranty’s management and Guaranty’s outside financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
The board of directors of Guaranty unanimously recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated therein, “FOR” approval of the compensation that may be paid or become payable to Guaranty’s named executive officers that is based on or otherwise relates to the merger, and “FOR” approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. Guaranty stockholders should be aware that Guaranty’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Guaranty stockholders. The Guaranty board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of Guaranty. See “The Merger — Interests of certain persons in the merger.”
This summary of the reasoning of Guaranty’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Notes Concerning Forward-Looking Statements.”
Opinion of Guaranty’s Financial Advisor
Guaranty engaged KBW to render financial advisory and investment banking services to Guaranty, including an opinion to the Guaranty board of directors as to the fairness, from a financial point of view, to the common stockholders of Guaranty of the merger consideration in the proposed merger. Guaranty selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the Guaranty board of directors held on November 5, 2021, at which the Guaranty board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Guaranty board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Guaranty common stock.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix D to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Guaranty board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Guaranty common stock. It did not address the underlying business decision of Guaranty to engage in the merger or enter into the merger agreement or constitute a recommendation to the Guaranty board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Guaranty common stock or any stockholder of any other entity as to how to vote or act in connection with the merger or any other matter (including what election any holder of Guaranty common stock should make with respect to the cash consideration, the stock consideration or the mixed consideration), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Guaranty and QCR and bearing upon the merger, including, among other things:
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a draft of the merger agreement dated November 5, 2021 (the most recent draft then made available to KBW);

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Guaranty;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 of Guaranty;

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certain unaudited financial results for the quarter ended September 30, 2021 of Guaranty (contained in the Current Report on Form 8-K filed by Guaranty with the SEC on October 21, 2021);

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of QCR;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 of QCR;

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certain unaudited financial results for the quarter ended September 30, 2021 of QCR (contained in the Current Report on Form 8-K filed by QCR with the SEC on October 27, 2021);

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certain regulatory filings of Guaranty and QCR and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C or FR Y-9SP and call reports filed with respect to each quarter during the three-year period ended December 31, 2020 as well as the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

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certain other interim reports and other communications of Guaranty and QCR to their respective stockholders; and

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other financial information concerning the businesses and operations of Guaranty and QCR furnished to KBW by Guaranty and QCR or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of Guaranty and QCR;

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the assets and liabilities of Guaranty and QCR;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information for Guaranty and QCR with similar information for certain other companies the securities of which were publicly traded;

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financial and operating forecasts and projections of Guaranty that were prepared by Guaranty management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Guaranty board of directors;

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publicly available consensus “street estimates” of QCR as well as assumed QCR long-term growth rates provided to KBW by QCR management, all of which information was discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of Guaranty management and with the consent of the Guaranty board of directors; and

•
estimates regarding certain pro forma financial effects of the merger on QCR (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by QCR management, provided to and discussed with KBW by such management, and used and relied upon by KBW based on such discussions, at the direction of Guaranty management and with the consent of the Guaranty board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of Guaranty and QCR regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Guaranty, with KBW assistance, to solicit indications of interest from third parties regarding a potential transaction with Guaranty.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Guaranty as to the reasonableness and achievability of the financial and operating forecasts and projections of Guaranty and KBW assumed that all such information was reasonably prepared and represented the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of Guaranty, upon QCR management as to the reasonableness and achievability of the publicly available consensus “street estimates” of QCR, the assumed QCR long-term growth rates and the estimates regarding certain pro forma financial effects of the merger on QCR (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the publicly available consensus “street estimates” of QCR referred to above that such estimates were consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.
It is understood that the portion of the foregoing financial information of Guaranty and QCR that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of QCR referred to above, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Guaranty and QCR and with the consent of the Guaranty board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. Among other things, such information assumed that the ongoing COVID-19 pandemic could have an adverse impact, which was assumed to be limited, on Guaranty and QCR. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Guaranty or QCR since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Guaranty’s consent, that the aggregate allowances for loan and lease losses for each of Guaranty and QCR are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Guaranty or QCR, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Guaranty or QCR under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.
KBW assumed, in all respects material to its analyses:
•
that the merger and any related transactions (including, without limitation the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above) with no adjustments to the merger consideration (including the allocation between cash and stock) and with no other consideration or payments in respect of Guaranty common stock;

•
that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•
that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Guaranty, QCR or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Guaranty that Guaranty relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Guaranty, QCR, the merger and any related transaction and the merger agreement. KBW did not provide advice with respect to any such matters. KBW assumed, at the direction of Guaranty and without independent verification, that the Adjusted Equity (as defined in the merger agreement) would not be less than the Company Minimum Adjusted Net Worth (as defined in the merger agreement).
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration in the merger to the holders of Guaranty common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger), including without limitation, the form or structure of the merger (including the form of merger consideration or the allocation thereof between cash and stock) or any such related transaction, the treatment of Non-Electing Company Shares (as defined in the Agreement) in the merger, any consequences of the merger or any such related transaction to Guaranty, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion. There has been widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•
the underlying business decision of Guaranty to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Guaranty or the Guaranty board of directors;

•
the fairness of the amount or nature of any compensation to any of Guaranty’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Guaranty common stock;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Guaranty (other than the holders of Guaranty common stock, solely with respect to the merger consideration (as described in KBW’s opinion) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of QCR or any other party to any transaction contemplated by the merger agreement;

•
whether QCR had sufficient cash, available lines of credit or other sources of funds to enable it to pay the available cash to the holders of Guaranty common stock at the closing of the merger;

•
the election by holders of Guaranty common stock to receive the cash consideration, the stock consideration or the mixed consideration, or the actual allocation of the merger consideration between cash and QCR common stock among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the merger agreement), or the relative fairness of the cash consideration, the stock consideration and the mixed consideration;

•
the actual value of QCR common stock to be issued in the merger;

•
the prices, trading range or volume at which Guaranty common stock or QCR common stock would trade following the public announcement of the merger or the prices, trading range or volume at which QCR common stock would trade following the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to Guaranty, QCR, their respective stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Guaranty and QCR. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the Guaranty board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Guaranty board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Guaranty and QCR and the decision of Guaranty to enter into the merger agreement was solely that of the Guaranty board of directors.

The following is a summary of the material financial analyses presented by KBW to the Guaranty board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Guaranty board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of $34.05 per share of Guaranty common stock, or $150.5 million in the aggregate, based on the sum of the cash portion of the mixed consideration of $6.10 in cash and the implied value of the stock portion of the mixed consideration of 0.4702 of a share of QCR common stock based on the closing price of QCR common stock on November 4, 2021. KBW noted an implied value of the stock consideration of 0.58775 of a share of QCR common stock of $34.94 per share of Guaranty common stock, based on the closing price of QCR common stock on November 4, 2021. In addition to the financial analyses described below, KBW reviewed with the Guaranty board of directors for informational purposes, among other things, implied transaction multiples for the proposed merger (based on the implied transaction value for the merger of $34.05 per outstanding share of Guaranty common stock) of 13.4x Guaranty’s estimated calendar year 2021 earnings per share (which we refer to as “EPS”) and 12.2x Guaranty’s estimated calendar year 2022 EPS using financial and operating forecasts and projections of Guaranty provided by Guaranty management and 14.0x Guaranty’s estimated calendar year 2021 EPS and 17.4x Guaranty’s estimated calendar year 2022 EPS using publicly available consensus “street estimates” of Guaranty.
Guaranty Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Guaranty to 18 selected major exchange-traded banks headquartered in the Midwest region of the U.S. with total assets between $500 million and $2.0 billion. Merger targets were excluded from the selected companies.
The selected companies were as follows:
1895 Bancorp of Wisconsin, Inc.
BankFinancial Corporation
CF Bankshares Inc.
Citizens Community Bancorp, Inc.
First Capital, Inc.
First Savings Financial Group, Inc.
Hawthorn Bancshares, Inc.
HMN Financial, Inc.
IF Bancorp, Inc.	Landmark Bancorp, Inc.
LCNB Corp.
Limestone Bancorp, Inc.
Middlefield Banc Corp.
Ohio Valley Banc Corp.
Richmond Mutual Bancorporation, Inc.
SB Financial Group, Inc.
United Bancorp, Inc.
United Bancshares, Inc.
To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter (which we refer to as “MRQ”) or latest 12 months (which we refer to as “LTM”) available or as of the end of such periods and market price information as of November 4, 2021. In addition, KBW used EPS estimates of Guaranty taken from financial forecasts and projections of Guaranty provided by Guaranty management and also publicly available consensus “street estimates” of Guaranty, and KBW used EPS estimates of the selected companies taken from consensus “street estimates” for the selected companies to the extent publicly available (consensus “street estimates” for 2021 and 2022 were not publicly available for nine of the selected companies and consensus “street estimates” for 2023 were not publicly available for 11 of the selected companies). Where consolidated holding company level financial data for Guaranty and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios (subsidiary bank level data necessary to calculate Total Capital Ratio was also unreported for Guaranty and three of the selected companies). Certain financial data presented in the tables below may not correspond to the data presented in Guaranty’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of Guaranty and the selected companies:
	Guaranty	Selected Companies
		25th Percentile	Average	Median	75th Percentile
MRQ Core Pre-tax Pre-provision Return on Avg. Assets(1)	1.40%	1.21%	1.35%	1.44%	1.69%
MRQ Core Return on Avg. Assets(1)	1.14%	1.01%	1.10%	1.15%	1.35%
MRQ Core Return on Avg. Tangible Common Equity(1)	14.7%	9.1%	11.7%	12.5%	15.6%
MRQ Net Interest Margin	3.33%	3.13%	3.35%	3.35%	3.66%
MRQ Fee Income / Revenue Ratio(2)	22.9%	15.3%	23.0%	20.0%	28.6%
MRQ Efficiency Ratio	64.9%	73.1%	67.5%	63.7%	60.8%

(1)
Core income excluded gain on the sale of available for sale securities, amortization of intangibles, goodwill impairment and nonrecurring items as defined by S&P Global.

(2)
Excluded gain on sale of available for sale securities.

KBW’s analysis showed the following concerning the financial condition of Guaranty and, to the extent publicly available, the selected companies:
	Guaranty	Selected Companies
		25th Percentile	Average	Median	75th Percentile
Tangible Common Equity / Tangible Assets	7.9%	9.1%	10.2%	9.6%	10.6%
Total Capital Ratio	13.4%(1)	13.6%	15.3%	15.0%	17.6%
Loans / Deposits	78.5%	88.9%	79.7%	82.0%	71.6%
Loan Loss Reserve / Gross Loans	1.33%	0.88%	1.20%	1.32%	1.43%
Nonperforming Assets / Loans and OREO	1.29%	1.49%	0.95%	0.60%	0.29%
Net Charge-Offs / Average Loans(2)	0.03%	0.04%	0.02%	0.00%	(0.02)%

(1)
Figure represented an estimated Guaranty total capital ratio based on historical bank-level regulatory capital. Guaranty adopted the Community Bank Leverage Ratio (CBLR) framework beginning in the first quarter 2020.

(2)
For the most recent completed quarter (annualized).

In addition, KBW’s analysis showed the following concerning the market performance of Guaranty and, to the extent publicly available, the selected companies:

	Guaranty	Selected Companies
		25th Percentile	Average	Median	75th Percentile
One-Year Stock Price Change	68.6%	26.2%	42.5%	36.3%	58.4%
Year-To-Date Stock Price Change	40.0%	13.5%	23.1%	19.0%	29.1%
Stock Price / Tangible Book Value per Share	1.15x	1.06x	1.13x	1.16x	1.19x
Stock Price / 2021 Estimated EPS	9.6x/10.0x(1)	8.4x	10.6x	8.9x	10.4x
Stock Price / 2022 Estimated EPS	8.8x/12.5x(1)	9.1x	11.2x	10.8x	12.4x
Stock Price / 2023 Estimated EPS	8.1x/13.2x(1)	8.8x	10.5x	11.0x	13.3x
Dividend Yield	2.5%	1.3%	2.1%	2.4%	2.8%
LTM Dividend Payout	28.7%	7.4%	24.3%	17.6%	32.4%

(1)
First multiple based on financial and operating forecasts and projections of Guaranty provided by Guaranty management. Second multiple based on consensus “street estimates” for Guaranty

No company used as a comparison in the above selected companies analysis is identical to Guaranty. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
QCR Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of QCR to 20 selected major exchange-traded banks headquartered in the Midwest region of the U.S. with total assets between $4.0 billion and $8.0 billion. Merger targets and internet banks were excluded from the selected companies.
The selected companies were as follows:
1st Source Corporation
Byline Bancorp, Inc.
Community Trust Bancorp, Inc.
CrossFirst Bankshares, Inc.
Equity Bancshares, Inc.
First Financial Corporation
First Mid Bancshares, Inc.
German American Bancorp, Inc.
Great Southern Bancorp, Inc.
Horizon Bancorp, Inc.	Independent Bank Corporation
Lakeland Financial Corporation
Mercantile Bank Corporation
Midland States Bancorp, Inc.
MidWestOne Financial Group, Inc.
Nicolet Bankshares, Inc.
Peoples Bancorp Inc.
Premier Financial Corp.
Republic Bancorp, Inc.
Stock Yards Bancorp, Inc.
To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter or the latest 12 months available or as of the end of such periods and market price information as of November 4, 2021. KBW also used EPS estimates taken from consensus “street estimates” for QCR and the selected companies. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios (subsidiary bank level data necessary to calculate Total Capital Ratio was also unreported for one of the selected companies). Certain financial data presented in the tables below may not correspond to the data presented in QCR’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of QCR and the selected companies:

	QCR	Selected Companies
		25th Percentile	Average	Median	75th Percentile
MRQ Core Pre-tax Pre-provision Return on Avg. Assets(1)	2.65%	1.56%	1.73%	1.71%	1.91%
MRQ Core Return on Avg. Assets(1)	2.15%	1.26%	1.39%	1.44%	1.56%
MRQ Core Return on Avg. Tangible Common Equity(1)	22.4%	13.1%	14.9%	15.6%	16.4%
MRQ Net Interest Margin	3.59%	3.16%	3.31%	3.30%	3.41%
MRQ Fee Income / Revenue Ratio(2)	42.8%	20.0%	24.1%	24.7%	27.9%
MRQ Efficiency Ratio	50.5%	59.0%	55.8%	55.7%	53.6%

(1)
Core income excluded gain on the sale of available for sale securities, amortization of intangibles, goodwill impairment and nonrecurring items as defined by S&P Global.

(2)
Excluded gain on sale of available for sale securities.

KBW’s analysis also showed the following concerning the financial condition of QCR and, to the extent publicly available, the selected companies:
	QCR	Selected Companies
		25th Percentile	Average	Median	75th Percentile
Tangible Common Equity / Tangible Assets	9.5%	8.0%	9.4%	9.2%	10.9%
Total Capital Ratio	14.5%	13.6%	14.8%	14.8%	16.5%
Loans / Deposits	94.3%	87.2%	78.0%	78.8%	67.4%
Loan Loss Reserve / Gross Loans	1.75%	1.26%	1.49%	1.44%	1.68%
Nonperforming Assets / Loans and OREO	0.16%	1.46%	1.16%	0.87%	0.70%
Net Charge-Offs / Average Loans(1)	0.01%	0.13%	0.04%	0.02%	(0.00)%

(1)
For the most recent completed quarter (annualized).

In addition, KBW’s analysis showed the following concerning the market performance of QCR and the selected companies:
	QCR	Selected Companies
		25th Percentile	Average	Median	75th Percentile
One-Year Stock Price Change	84.5%	46.8%	59.8%	60.0%	76.2%
Year-To-Date Stock Price Change	50.1%	21.0%	33.5%	31.8%	40.8%
Stock Price / Tangible Book Value per Share	1.64x	1.24x	1.61x	1.44x	1.72x
Stock Price / 2021 Estimated EPS	9.6x	9.3x	11.6x	10.2x	12.5x
Stock Price / 2022 Estimated EPS	10.0x	10.8x	13.0x	12.2x	14.9x
Stock Price / 2023 Estimated EPS	9.7x	10.3x	12.4x	11.7x	13.3x
Dividend Yield	0.4%	1.8%	2.4%	2.5%	3.4%
LTM Dividend Payout(1)	4.3%	20.7%	26.5%	26.9%	34.5%

(1)
In the case of Equity Bancshares, Inc., dividend payout was based on the dividend for the most recent completed quarter (annualized).

No company used as a comparison in the above selected companies analysis is identical to QCR. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis.   KBW reviewed publicly available information related to 22 selected U.S. bank transactions announced since March 31, 2021 with announced deal values between $75 million and $225 million.
The selected transactions were as follows:
Acquiror	Acquired Company
First Internet Bancorp
Community Bank System, Inc.
BancPlus Corporation
Amalgamated Financial Corp.
German American Bancorp, Inc.
Arbor Bancorp, Inc.
Stock Yards Bancorp, Inc.
First Mid Bancshares, Inc.
TriCo Bancshares
CVB Financial Corp.
Mid Penn Bancorp, Inc.
Valley National Bancorp
Farmers National Banc Corp.
Nicolet Bankshares, Inc.
Lake Michigan Credit Union
Simmons First National Corporation
Simmons First National Corporation
United Community Banks, Inc.
Farmers & Merchants Bancorp, Inc.
Colony Bankcorp, Inc.
Bank of Marin Bancorp
VyStar Credit Union	First Century Bancorp.
Elmira Savings Bank
First Trust Corporation
Amalgamated Investments Company
Citizens Union Bancorp of Shelbyville, Inc.
FNBH Bancorp, Inc.
Commonwealth Bancshares, Inc.
Delta Bancshares Company
Valley Republic Bancorp
Suncrest Bank
Riverview Financial Corporation
The Westchester Bank Holding Corporation
Cortland Bancorp
County Bancorp, Inc.
Pilot Bancshares, Inc.
Triumph Bancshares, Inc.
Landmark Community Bank
Aquesta Financial Holdings, Inc.
Perpetual Federal Savings Bank
SouthCrest Financial Group, Inc.
American River Bankshares
Heritage Southeast Bancorporation Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Pay to Trade ratio (calculated as the price to tangible book value multiple paid in the respective transaction divided by the acquiror’s standalone closing stock price to tangible book value multiple in the 14 selected transactions which involved public acquirors and in which cash consideration was less than 50%);

•
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings); and

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the 13 selected transactions involving publicly traded acquired companies as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the proposed merger based on the implied transaction value for the merger of $34.05 per share of Guaranty common stock and using historical financial information for Guaranty as of or for the 12 months ended September 30, 2021 and the closing price of Guaranty common stock on November 4, 2021.

	QCR / Guaranty	Selected Transactions
		25th Percentile	Median	Average	75th Percentile
Price / Tangible Book Value	160%	142%	156%	161%	177%
Pay to Trade Ratio	0.98x	0.80x	0.92x	0.92x	1.04x
Price / LTM EPS	16.3x	13.4x	15.4x	17.1x	18.5x
Core Deposit Premium	6.3%	6.5%	7.2%	7.3%	8.6%
One-Day Market Premium	39.3%	12.1%	37.4%	35.3%	49.6%
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for two of the selected transactions, which multiples were considered not meaningful because they were greater than 35.0x):
No company or transaction used as a comparison in the above selected transaction analysis is identical to Guaranty or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of QCR and Guaranty to various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and income statement data for QCR and Guaranty as of or for the 12 months ended September 30, 2021, (ii) publicly available consensus “street estimates” of QCR, (iii) financial and operating forecasts and projections of Guaranty provided by Guaranty management, and (iv) market price information as of November 4, 2021. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of QCR and Guaranty stockholders in the combined company based on the stock portion of the mixed consideration provided for in the merger agreement and also with the implied pro forma ownership percentages of QCR and Guaranty stockholders in the combined company hypothetically assuming 100% stock consideration in the merger for illustrative purposes:
	QCR as a % of Total	Guaranty as a % of Total
Pro Forma Ownership
Ownership based on the Mixed Consideration at 0.4702x	88%	12%
Illustrative Ownership assuming 100% Stock Consideration at 0.58775x	86%	14%
Balance Sheet
Assets	84%	16%
Gross Loans Held for Investment	85%	15%
Deposits	83%	17%
Tangible Common Equity	86%	14%
Income Statement
LTM Net Income	91%	9%
2021 Estimated Net Income	90%	10%
2022 Estimated Net Income	88%	12%
2023 Estimated Net Income	88%	12%
Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of QCR and Guaranty. Using (i) closing balance sheet estimates as of March 31, 2022 for QCR based on publicly available consensus “street estimates” of QCR and closing balance sheet estimates as of March 31, 2022 for Guaranty provided by Guaranty management, (ii) publicly available consensus EPS “street estimates” of QCR, (iii) financial and operating forecasts and projections of Guaranty provided by Guaranty management, and (iv) pro forma assumptions (including, without limitation, the cost savings, related expenses and balance sheet restructuring expected to result from the merger and certain purchase accounting adjustments and other merger-related adjustments and restructuring charges assumed with respect thereto) provided by QCR management, KBW analyzed the potential financial impact of the merger on certain projected financial results of QCR. This analysis indicated the merger could be accretive to QCR’s estimated 2023 EPS and could be dilutive to QCR’s estimated tangible book value per share at closing as of March 31, 2022. Furthermore, the analysis indicated that, pro forma for the merger, each of QCR’s tangible common equity to tangible assets ratio, Tier 1 Leverage Ratio, Common Equity Tier 1 Ratio, Tier 1 Capital Ratio and Total Risk-based Capital Ratio at closing as of March 31, 2022 could be lower. For all of the above analysis, the actual results achieved by QCR following the merger may vary from the projected results, and the variations may be material.
Guaranty Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of Guaranty to estimate a range for the implied equity value of Guaranty. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Guaranty provided by Guaranty management, and assumed discount rates ranging from 10.0% to 14.0%. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that Guaranty could generate over the period from March 31, 2022 through December 31, 2026 as a standalone company, and (ii) the present value of Guaranty’s implied terminal value at the end of such period. KBW assumed that Guaranty would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Guaranty, KBW applied a range of 8.0x to 12.0x Guaranty’s estimated 2027 earnings. This dividend discount model analysis resulted in a range of implied values per share of Guaranty common stock of $23.96 to $36.77.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Guaranty.
QCR Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of QCR to estimate a range for the implied equity value of QCR. In this analysis, KBW used publicly available consensus “street estimates” of QCR and assumed long-term growth rates for QCR provided by QCR management, and assumed discount rates ranging from 10.0% to 14.0%. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that QCR could generate over the period from March 31, 2022 through December 31, 2026 as a standalone company, and (ii) the present value of QCR’s implied terminal value at the end of such period. KBW assumed that QCR would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of QCR, KBW applied a range of 9.0x to 13.0x QCR’s estimated 2027 earnings. This dividend discount model analysis resulted in a range of implied values per share of QCR’s common stock of $59.40 to $85.66.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of QCR or the pro forma combined company.
Pro Forma Dividend Discount Model Analysis.   Using the same financial forecasts and projections relating to the net income and assets of Guaranty as were used to perform the dividend discount model analysis of Guaranty described above and the same publicly available consensus “street estimates” of QCR, the same assumed long-term growth rates for QCR and the same discount rate and terminal value multiple ranges as were used to perform the dividend discount model analysis of QCR described above, KBW then performed a pro forma dividend discount model analysis of Guaranty and QCR on a combined basis (once including and once excluding the cost savings expected to result from the merger as provided by QCR management and in either case including other pro forma assumptions (including, without limitation, the balance sheet restructuring expected to result from the merger and certain purchase accounting adjustments and other merger-related adjustments and restructuring charges assumed with respect thereto) as provided by QCR management) to estimate two ranges for the implied pro forma equity value of the combined company attributable to a share of Guaranty common stock based on the stock portion of the mixed consideration in the merger. The cash portion of the mixed consideration was then added to the two resulting ranges to estimate two ranges for the implied value of the mixed consideration in the merger. Both ranges for the implied value of the mixed consideration in the merger resulting from the pro forma dividend discount model analysis were either within or above the range of implied values per share of Guaranty common stock of $23.96 to $36.77 which resulted from the foregoing dividend discount model analysis of Guaranty.
Miscellaneous.   KBW acted as financial advisor to Guaranty in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and QCR), may from time to time purchase securities from, and sell securities to, Guaranty and QCR. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Guaranty or QCR for its and their own respective accounts and for the accounts of its and their respective customers and clients.
Pursuant to the KBW engagement agreement, Guaranty agreed to pay KBW a total cash fee equal to 1.35% of the aggregate merger consideration, $500,000 of which became payable to KBW with the rendering of its opinion, and the balance of which is contingent upon the closing of the merger. Guaranty also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, KBW did not provide investment banking or financial advisory services to Guaranty during the two years preceding the date of its opinion. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to QCR. However, KBW acted as sole book-running manager in connection with QCR’s February 2019 offering of fixed-to-floating rate subordinated notes and received a fee (including underwriting discount) of approximately $1 million from QCR. KBW may in the future provide investment banking and financial advisory services to Guaranty or QCR and receive compensation for such services.
Prospective financial information of Guaranty
Guaranty does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Guaranty has prepared the prospective financial information set forth in this proxy statement/prospectus to present certain unaudited prospective financial information regarding Guaranty’s future operations for the years 2021 — 2025 (which we refer to as the “Guaranty projections”). The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Guaranty’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Guaranty. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Guaranty’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Guaranty projections, which were prepared by management of Guaranty, were prepared solely for internal use and are subjective in many respects. The Guaranty projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the business of Guaranty, all of which are difficult to predict and many of which are beyond the control of Guaranty. The Guaranty projections reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Guaranty can give no assurance that the Guaranty projections and the underlying estimates and assumptions will be realized. In addition, because the Guaranty projections cover multiple years, the information by its nature becomes subject to greater subject uncertainty with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the Guaranty projections not to be realized include, but are not limited to, risks and uncertainties relating to the business of Guaranty, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or policies. Other factors that could cause actual results to differ are further described in the sections of this proxy statement/prospectus entitled “Risk Factors” and “Special Notes Concerning Forward-Looking Statements.”
Furthermore, the Guaranty projections do not take into account any circumstances or events occurring after the date they were prepared. Guaranty can give no assurance that, had the Guaranty projections been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither QCR nor Guaranty intends to, and each disclaims any obligation to, make publicly available any update or other revision to the Guaranty projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The Guaranty projections do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on Guaranty of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Guaranty projections do not take into account the effect of any possible failure of the merger to occur. None of Guaranty, QCR or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Guaranty or QCR, or any other person, regarding QCR’s ultimate actual performance compared to the information contained in the Guaranty projections or that projected results will be achieved.
In light of the foregoing, and considering that the Guaranty special meeting will be held several months after the Guaranty projections were prepared, as well as the uncertainties inherent in any forecasted information, stockholders of Guaranty are cautioned not to place unwarranted reliance on such information in connection with their consideration of the merger.
	For the Years Ended 12/31,
	2021	2022	2023	2024	2025
Earnings Per Share	$2.54	$2.79	$3.01	$3.17	$3.32
Net Income ($M)	$11.1	$12.2	$13.2	$13.9	$14.6
Total Assets ($M)	$1,178	$1,229	$1,282	$1,337	$1,394
QCR’s reasons for the merger
QCR’s board of directors believes that the merger is in the best interests of QCR and its stockholders. In deciding to approve the merger, QCR’s board of directors evaluated the merger after consulting with its management as well as QCR’s legal and financial advisors and considered a number of factors, including the following, which are not presented in order of priority:
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management’s view that the acquisition of Guaranty provides an attractive opportunity to expand in a desirable market;

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Guaranty’s complementary relationship-oriented community banking model, and its compatibility with QCR and its subsidiaries;

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a review of the demographic, economic and financial characteristics of the markets in which Guaranty operates, including existing and potential competition and history of the market areas with respect to financial institutions;

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management’s review of Guaranty’s business, operations, earnings and financial condition, including its management, capital levels and strong asset quality;

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its review and discussions with QCR’s management and Barack Ferrazzano, QCR’s legal counsel, concerning the due diligence investigation of Guaranty;

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management’s expectation that QCR will retain its strong capital position upon completion of the transaction;

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the opportunity to build a greater recognition and awareness of the QCR brand;

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the terms of the merger agreement, including the expected tax treatment and termination fee provisions, which it reviewed with Barack Ferrazzano;

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the potential risk of diverting management attention and resources from the operation of QCR’s business and towards the completion of the merger;

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the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Guaranty’s business, operations and workforce with those of QCR; and

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the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

The above discussion of the information and factors considered by QCR’s board of directors is not intended to be exhaustive, but includes a description of material factors considered by QCR’s board. In view of the wide variety of factors considered by the QCR board of directors in connection with its evaluation of the merger, the QCR board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. QCR’s board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of QCR’s stockholders.
Accounting treatment of the merger
For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Guaranty as of the effective time of the merger will be recorded at their respective fair values and added to those of QCR. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of QCR issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical consolidated financial position or results of operations of Guaranty.
Material U.S. federal income tax consequences of the merger
The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Guaranty common stock. The summary is based upon the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion addresses only those U.S. holders of Guaranty common stock that hold their Guaranty common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Guaranty common stock in light of their individual circumstances or to holders of Guaranty common stock that are subject to special rules, such as non-U.S. holders (as defined below) (except to the extent discussed under the subheading “Tax Implications to Non-U.S. Stockholders” below); financial institutions; investors in pass-through entities; persons who are subject to alternative minimum tax; insurance companies; mutual funds; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting; persons that hold Guaranty common stock as part of a straddle, hedge, constructive sale or conversion or other integrated transaction; regulated investment companies; real estate investment trusts; persons whose “functional currency” is not the U.S. dollar; and holders who acquired their shares of Guaranty common stock through the exercise of an employee stock option or otherwise as compensation.
If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds Guaranty common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.
The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes. Each of Barack Ferrazzano and Sidley have delivered opinions, dated January 6, 2022, and filed as exhibits to the registration statement of which this proxy statement/prospectus is a part, to the effect that (i) the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) Guaranty and QCR will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized to Guaranty’s stockholders upon receipt of QCR common stock in exchange for their shares of Guaranty common stock, except to the extent of any cash consideration received and any cash received in lieu of fractional shares. Additionally, it is a condition to Guaranty’s obligation to complete the merger that Guaranty receive an opinion from Sidley, dated the closing date of the merger, to the same effect as the opinions described in the preceding sentence. This condition is waivable, and Guaranty undertakes to recirculate and resolicit if this condition is waived and the change in tax consequences is material. These opinions are and will be based upon representation letters provided by QCR and Guaranty and upon customary factual assumptions. Neither QCR nor Guaranty has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of QCR or Guaranty. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.
The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders.
Tax consequences of the merger for U.S. holders of Guaranty common stock.   The U.S. federal income tax consequences of the merger to a U.S. holder will depend on whether such U.S. holder receives cash, shares of QCR common stock or a combination of cash and stock in exchange for such U.S. holder’s Guaranty common stock. At the time a Guaranty stockholder makes a cash or stock election pursuant to the terms of the merger agreement, such stockholder will not know whether, and to what extent, the proration provisions of the merger agreement will alter the mix of consideration such stockholder will receive. As a result, the tax consequences to such stockholder will not be ascertainable with certainty until such stockholder knows the precise amount of cash and shares of QCR common stock that such stockholder will receive pursuant to the merger.

Exchange of Guaranty common stock solely for QCR common stock.   Except as discussed below, see “ — Cash in Lieu of Fractional Shares of QCR Common Stock,” a U.S. holder who exchanges all of its shares of Guaranty common stock solely for shares of QCR common stock pursuant to the merger will not recognize gain or loss in connection with such exchange. A U.S. holder’s aggregate tax basis in the QCR common stock received in the merger in exchange for its Guaranty common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “ — Cash in Lieu of Fractional Shares of QCR Common Stock,” generally will equal such U.S. holder’s aggregate tax basis in the Guaranty common stock surrendered by such U.S. holder in the merger. The holding period for the shares of QCR common stock received by such U.S. Holder in the merger in exchange for its Guaranty common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “— Cash in Lieu of Fractional Shares of QCR Common Stock,” generally will include the holding period for the shares of Guaranty common stock exchanged therefor.
Exchange of Guaranty common stock solely for cash.   A U.S. holder who exchanges all of its shares of Guaranty common stock solely for cash pursuant to the merger generally will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. holder and the U.S. holder’s adjusted tax basis in the Guaranty common stock exchanged therefor. Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of Guaranty common stock for more than one year at the effective time of the merger.
Exchange of Guaranty common stock for a combination of QCR common stock and cash.   Except as discussed below, a U.S. holder who exchanges its shares of Guaranty common stock for a combination of QCR common stock and cash pursuant to the merger will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any QCR common stock received in the merger, over such U.S. holder’s adjusted tax basis in the shares of Guaranty common stock surrendered by such U.S. holder in the merger and (ii) the amount of cash received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of QCR common stock).
For purposes of this calculation, the fair market value of QCR common stock is based on the trading price of that stock on the date of the merger, rather than the methodology used in calculating the number of shares of QCR common stock to be issued to the stockholder. If a U.S. holder acquired different blocks of Guaranty common stock at different times or different prices, such U.S. holder should consult its tax advisor regarding the manner in which gain or loss should be determined.
Generally, a U.S. holder’s aggregate tax basis in the QCR common stock received by such U.S. holder in the merger in exchange for its Guaranty common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “— Cash in Lieu of Fractional Shares of QCR Common Stock,” will equal such U.S. holder’s aggregate tax basis in the Guaranty common stock surrendered in the merger, increased by the amount of taxable gain or dividend income (see below), if any, recognized by such U.S. holder in the merger (other than with respect to cash received in lieu of fractional shares of QCR common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of QCR common stock). The holding period for the shares of QCR common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “— Cash in Lieu of Fractional Shares of QCR Common Stock,” generally will include the holding period for the shares of Guaranty common stock exchanged therefor.
Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of Guaranty common stock for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations. All or part of the gain that a particular U.S. holder of Guaranty common stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. holder is a significant stockholder of QCR or (ii) such U.S. holder’s percentage ownership, taking into account constructive ownership rules, in QCR after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of QCR common stock rather than a combination of cash and shares of QCR common stock in the merger. This could happen, for example, because of ownership of additional shares of QCR common stock by such holder, ownership of shares of QCR common stock by a person related to such holder or a share repurchase by QCR from other holders of Guaranty common stock. These rules are complex and dependent upon the specific factual circumstances particular to each U.S.

holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.
Cash in Lieu of Fractional Shares of QCR Common Stock.   A U.S. holder who receives cash instead of a fractional share of QCR common stock will be treated as having received the fractional share of QCR common stock pursuant to the merger and then as having exchanged the fractional share of QCR common stock for cash in a redemption by QCR. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of Guaranty common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Guaranty common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the merger.
Medicare Tax on Unearned Income.   A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain realized in connection with the merger.
Backup Withholding and Information Reporting.   Payments of cash to a U.S. holder of Guaranty common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding unless the holder provides proof of an applicable exemption satisfactory to QCR and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.
A U.S. holder of Guaranty common stock who receives QCR common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of Guaranty common stock who is a “significant holder” will be required to file a statement with such holder’s U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth such holder’s basis in the Guaranty common stock surrendered and the fair market value of the QCR common stock and cash received in the merger. A “significant holder” is a holder of Guaranty common stock who, immediately before the merger, owned at least 5% of the vote or value of the outstanding stock of Guaranty or securities of Guaranty with a basis for federal income taxes of at least $1 million.
Tax Implications to Non-U.S. Stockholders.   For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Guaranty common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of Guaranty common stock for QCR common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, (ii) in the case of a non- U.S. holder who is an individual, such stockholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met, or (iii) Guaranty is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held Guaranty common stock. Non-U.S. holders described in (i) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (ii) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. Non-U.S. holders described in (iii) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates. In addition, Guaranty may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized on such exchange.

Guaranty believes that it is not, and has not been at any time since its formation, a United States real property holding corporation and QCR does not expect to be a United States real property holding corporation after the merger is completed.
This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign.
Regulatory approvals
The merger cannot proceed without obtaining all requisite regulatory approvals. QCR and Guaranty have agreed to use reasonable best efforts to take all appropriate actions necessary to obtain the required approvals. The merger of QCR and Guaranty is subject to prior approval of the Federal Reserve. QCR submitted an application with the Federal Reserve Bank of Chicago on December 1, 2021 seeking the necessary approval, and received approval on January 26, 2022.
In reviewing that application, the Federal Reserve is required to consider the following:
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competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger’s anticompetitive effects or restraints on trade; and

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banking and community factors, which includes an evaluation of:

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the financial and managerial resources of QCR, including its subsidiaries, and of Guaranty, and the effect of the proposed transaction on these resources;

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management expertise;

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internal control and risk management systems;

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the capital of Guaranty;

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the convenience and needs of the communities to be served; and

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the effectiveness of Guaranty and QCR in combating money laundering activities.

The application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve’s approval, unless a court specifically orders otherwise.
In addition, the acquisition of control of Guaranty requires the approval of the MDOF. QCR submitted an application with the MDOF on December 1, 2021 seeking its approval, and received approval on January 11, 2022.
After the completion of the merger, QCR intends to merge Guaranty Bank, the wholly owned banking subsidiary of Guaranty, with and into SFC Bank, the Springfield-based wholly owned banking subsidiary of QCR, with SFC Bank as the surviving bank operating under the Guaranty Bank name. The bank merger requires the approval of the Federal Reserve and the MDOF. QCR submitted an application with the Federal Reserve Bank of Chicago and the MDOF on December 1, 2021 seeking the necessary approval. On January 26, 2022, QCR received approval from the Federal Reserve Bank of Chicago.
While QCR knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger will be obtained or obtained in a timely manner.

Interests of certain persons in the merger
Members of the board of directors and executive officers of Guaranty and Guaranty Bank may have interests in the merger that are different from, or are in addition to, the interests of Guaranty’s stockholders generally. Guaranty’s board of directors was aware of these interests and considered them, among other matters, in approving the merger and determining to recommend to Guaranty’s stockholders to vote for approval of the merger agreement.
Stock Ownership.   As of January 25, 2022, Guaranty’s directors and executive officers owned, in the aggregate, 1,366,729 shares of Guaranty’s common stock, representing approximately 31% of the outstanding shares of common stock.
Appointment to the Board of Directors of QCR.   Following the effective date of the consummation of the merger, subject to any necessary regulatory approval, QCR shall take all appropriate action, subject to and in accordance with QCR’s bylaws, to appoint John Griesemer to QCR’s board of directors as a Class III director. For service on QCR’s board of directors, John Griesemer will be entitled to fees and benefits in accordance with QCR’s then-current compensation practices and policies of QCR’s board of directors.
Mr. Griesemer, age 53, is the President and Chief Executive Officer of Erlen Group since 2017 and a member of the board of directors of the Erlen Group since 1993. The Erlen Group is a privately-held family of industrial companies, including Springfield Underground, Westside Stone, and Joplin Stone. Mr. Griesemer holds a B.S. degree in Industrial Management and Engineering from Purdue University. He is the past Chairman and current member of the Board of Mercy Springfield Communities, member of the Springfield Catholic Schools Board and a member of the Board of the National Stone Sand and Gravel Association. He is a past Member of the Board of the Missouri Limestone Producers Association, Catholic Campus Ministries, Junior Achievement of the Ozarks and Ozark Technical Community College Foundation.
Existing Employment Agreements.   Guaranty Bank currently has in place employment agreements with each of Shaun A. Burke, President and Chief Executive Officer of Guaranty, Carter Peters, Executive Vice President and Chief Financial Officer of Guaranty, Sheri Biser, Executive Vice President and Chief Credit Officer of Guaranty, and Craig Dunn, Executive Vice President and Chief Commercial Banking Officer of Guaranty. The existing employment agreements will be terminated immediately prior to the merger and, in consideration thereof, payments will be made to each executive in the approximate amounts of $1,184,856, $571,421, $519,912 and $588,462 for Mr. Burke, Mr. Peters, Ms. Biser, and Mr. Dunn, respectively.  The foregoing amounts are based upon the severance provisions contained in the existing employment agreements, including a multiple of base salary, annual bonus and payment of accrued and unused paid time off.  In addition, the foregoing amounts do not reflect potential reductions in the benefit amounts pursuant to the mandatory 280G cut-back provisions contained in the existing employment agreements.
New Employment Agreements with Guaranty Bank.   Concurrent with the execution of the merger agreement, Mr. Burke, Ms. Biser and Mr. Dunn entered into new employment agreements with Guaranty Bank. The new employment agreements are contingent upon the merger becoming effective and, thereafter, will continue in effect in accordance with their terms. The new employment agreements were entered into in exchange for each executive’s agreement to be bound by restrictive covenants that apply at all times during their employment and, for 12 months (24 months for Mr. Burke) following any termination of employment with QCR or Guaranty Bank. During the restricted period, Mr. Burke is subject to both non-competition and non-solicitation restrictions, and Ms. Biser and Mr. Dunn are only subject to non-solicitation restrictions. The new employment agreements provide for one-time signing bonuses in the amount of $639,288, $19,879, and $22,500 for Mr. Burke, Ms. Biser, and Mr. Dunn respectively. The new employment agreement for Mr. Burke provides for a retention bonus in the amount of $639,288, with 50% to be paid in cash in four installments on the 6, 12, 18 and 24-month anniversaries of the effective date, subject generally, to continued employment, and 50% in the form of a restricted stock unit award that vests ratably on an annual basis over a 5-year period, subject generally, to continued employment. Under the respective agreements, as of the effective time of the merger, Mr. Burke will serve as the President of Guaranty Bank, Ms. Biser will serve as the Executive Vice President and Chief Credit Officer of Guaranty Bank and Mr. Dunn will serve as the Executive Vice President and Chief Commercial Banking Officer of Guaranty Bank. The agreements all have an initial term that will extend from the effective time of the merger through December 31, 2022, unless either party elects to terminate the agreement in accordance with its terms. Each of the agreements have automatic renewal provisions in their agreements which will serve to extend the term of the agreements for additional one-year periods beginning on January 1, 2023 and each January 1 thereafter, unless either party elects to provide a notice of nonrenewal. In the case of a change in control of QCR or Guaranty Bank, the agreements will automatically remain in effect for one year following the effective date of such change in control.
Pursuant to their respective agreements, annual base salaries will be $230,000, $198,790 and $225,000 for Mr. Burke. Ms. Biser and Mr. Dunn, respectively. and each will have the opportunity to earn a performance-based annual cash bonus. No amount of annual cash bonus is guaranteed under the employment agreements. Each will also be eligible to participate in QCR’s deferred compensation plan pursuant to which they will be offered the opportunity to elect to defer a portion of their annual compensation and receive a matching contribution from QCR or Guaranty Bank. The matching contribution has an annual maximum limit of $10,000. Further, each of the executives will be eligible to participate in the compensation and benefit plans, programs and arrangements sponsored and maintained by QCR and Guaranty Bank, subject to the terms and conditions thereof as may be in effect from time to time, as may be applicable to similarly situated senior level employees of QCR and Guaranty Bank.
Under their employment agreements, if any of the executives has their employment terminated by QCR without cause or if they resign due to a constructive discharge, the executive will be eligible to receive a severance payment in exchange for the executive’s full release of any claims against QCR, Guaranty Bank and their affiliates. The severance amount will be equal to 100% (200% for Mr. Burke) the sum of (i) the greater of the executives’s then-current base salary, or the executive’s annual base salary as of the date one day prior to a change in control and (ii) the average of their three most recent annual cash bonuses paid immediately preceding the termination date. The severance will typically be paid in a series of installments, but if the termination occurs within 12 months following a change in control of QCR or Guaranty Bank, the severance payment will be made in a single lump sum. In addition to the cash severance payment, each executive would be eligible to receive continued health insurance for a period of 12 months at the same cost as would apply to an active employee of QCR or Guaranty Bank. Notwithstanding the foregoing, the agreements include a provision that will serve to reduce any severance payments or other benefits due to each executive at the time of a termination of employment to an amount equal to one dollar less than the maximum amount QCR or Guaranty Bank could pay without loss of deduction under Section 280G of the Internal Revenue Code or the imposition of an excise tax under Section 4999 of the Internal Revenue Code.
Guaranty Equity Awards.   Guaranty sponsors and maintains its 2015 Plan. The purpose of the 2015 Plan is to encourage employees of Guaranty and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of Guaranty. The 2015 Plan is also designed to assist Guaranty in attracting and retaining employees by providing them with the opportunity to participate in the success and profitability of Guaranty. The 2015 Plan was approved by Guaranty’s stockholders.
The 2015 Plan provides Guaranty with the ability to grant incentive stock options, which are subject to the requirements of Section 422 of the Internal Revenue Code, and nonqualified stock options, in addition to full value stock awards, such as restricted stock, restricted stock units, performance stock units, etc.
Under the merger agreement, immediately prior to the effective time of the merger, each award of restricted stock, restricted stock unit, performance stock unit, deferred stock unit, or other full value stock award granted under the 2015 Plan outstanding immediately prior to the effective time, shall vest in accordance with the terms of the 2015 Plan and applicable award agreement, based on Guaranty’s actual performance through the effective time of the merger. All Guaranty common stock received upon such vesting shall be treated as non-electing shares under the merger agreement. It is estimated that immediately prior to the effective time Mr. Burke, Mr. Peters, Ms.Biser and Mr.Dunn will become vested in 8,193, 4,552, 4,141 and 4,688 shares of Guaranty common stock, respectively.
Indemnification and Insurance.   Pursuant to the terms of the merger agreement, Guaranty agreed to acquire and maintain, for up to six years following the effective time, insurance coverage under the current policy of directors’ and officers’ liability insurance maintained by Guaranty for actions taken prior to the effective time of the sale. If a six-year term of insurance coverage is not available, the term for the insurance will be such other maximum period of time for which coverage is available at a cost not to exceed 300% of the aggregate annual premiums Guaranty paid for its current policy term. From and following the effective time, to the extent permitted by applicable law, QCR has agreed to indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, each current or former director, officer or employee of Guaranty and its subsidiaries for all actions taken by them prior to the effective time of the merger.
Say-on-Pay
The information below is intended to comply with Item 402(t) of Regulation S-K, which requires the disclosure of information regarding compensation related to the merger payable to Guaranty’s named executive officers, sometimes referred to as “golden parachute” compensation. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Guaranty’s stockholders, as described above in “The Guaranty Proposals — Proposal 2 — Compensation Proposal.” Guaranty’s named executive officers for purposes of this disclosure are Mr. Burke, Mr. Peters, Ms. Biser, and Mr. Dunn. The estimated value of the payments and benefits that the Guaranty named executive officers may receive in connection with the merger is quantified in the table below, which amounts have been calculated based on the following estimates and assumptions, in addition to those described in the footnotes to the table:
•
each named executive officer’s employment is terminated without cause upon consummation of the merger; and

•
in connection with such termination of employment, each named executive officer will receive the severance benefits set forth in their existing employment agreements (rather than under the new employment agreements entered into concurrent with the execution of the merger agreement); and

•
the effective time of the merger is assumed to be April 1, 2022.

The amounts below do not include compensation and benefits that are provided to the employees of Guaranty or generally. The amounts below do not reflect any possible reduction pursuant to the 280G cutback provisions described above in the “Existing Employment Agreements” section. Additionally, the values provided in the table are estimates and would need to be verified and re-calculated upon the actual occurrence of a change in control and termination.
	Cash Severance(1)	Estimated Incentive Payout(2)	PTO Payout(3)	Total Cash Payments	Equity Acceleration(4)	Total
Shaun Burke	$983,178	$163,863	$37,815	$1,184,856	$249,887	$1,434,743
Carter Peters	$436,968	$109,243	$25,210	$571,421	$138,836	$710,257
Sheri Biser	$397,580	$99,395	$22,937	$519,912	$126,301	$646,213
Craig Dunn	$450,000	$112,500	$25,962	$588,462	$142,984	$731,446

(1)
Represents the executive’s annual base salary multiplied by two (three for Mr. Burke). Amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a change in control and a qualifying termination of employment.

(2)
Represents annual incentive payments to be paid pursuant to the employment agreements. Amounts in this column are also double trigger.

(3)
Represents the estimated dollar value of accrued but unused paid time off (PTO) as of the date of this filing.

(4)
Represents the aggregate dollar value of performance-based restricted stock units (PSUs) for which vesting would be accelerated in accordance with the merger agreement. The per share price, of $30.50, reflects an estimated April 1, 2022 stock price. Treatment of all restricted stock unit awards in the merger is described in greater detail above in the sections entitled “Guaranty Equity Awards.” Amounts included in this column are all “single trigger” in nature, which means that payment of these amounts is conditioned solely upon a change in control and does not require a termination of employment.

Restrictions on resale of QCR common stock
The shares of QCR common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares issued to any stockholder who may be deemed to be an “affiliate” of QCR for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of QCR include individuals or entities that control, are controlled by, or are under common control with QCR and may include the executive officers, directors and significant stockholders of QCR.
Guaranty stockholder dissenters’ rights
General.   The following discussion is a summary of the material statutory procedures to be followed by a holder of record of Guaranty common stock to dissent from the merger and perfect appraisal rights. Stockholders of record of Guaranty as of the record date may exercise appraisal rights in connection with the merger by complying with Section 262 of the DGCL. If you want to exercise appraisal rights, you should review carefully Section 262 of the DGCL and are urged to consult a legal advisor before electing or attempting to exercise these rights because the failure to precisely follow all the necessary legal requirements may result in the loss of such appraisal rights. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL. This description is not complete and is qualified in its entirety by the full text of the relevant provision of the DGCL, which is reprinted in its entirety as Appendix B to this proxy statement/prospectus. Guaranty stockholders seeking to exercise appraisal rights must strictly comply with this provision.
If you are the holder of record of one or more shares of Guaranty common stock, you are entitled to appraisal rights under Delaware law and have the right to dissent from the merger, have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such Guaranty stockholder awarded “fair value” for such stockholder’s shares by the Delaware Chancery Court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration, and accordingly, such stockholder awarded “fair value” for their shares would not receive any shares of QCR stock following the completion of the merger. Such fair value amount may differ from the value of the consideration that you would otherwise receive in the merger.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for notice of the meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes Guaranty’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 of the DGCL is attached to this proxy statement/prospectus as Appendix B. A holder of record of Guaranty common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Appendix B carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the applicable form of merger consideration.
How to exercise and perfect your right to dissent.   Guaranty stockholders wishing to exercise the rights to seek an appraisal of its shares must do ALL of the following:
•
you must not vote in favor of the adoption of the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights you must vote against the adoption of the merger agreement or abstain from voting your shares;

•
you must deliver to Guaranty a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting, and all demands for appraisal must reasonably inform Guaranty of your identity and your intention to demand appraisal of your shares;

•
you must continuously hold the shares from the date of making the demand through the effective date of the merger. You will lose your appraisal rights if you transfer the shares before the effective date of the merger; and

•
you or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the merger. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the Guaranty stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Guaranty common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.
Who may exercise appraisal rights.   Any holder of record of shares of Guaranty common stock wishing to exercise appraisal rights must deliver to Guaranty, before the vote on the adoption of the merger agreement at the special meeting at which the merger proposal will be submitted to the Guaranty stockholders, a written demand for the appraisal of such stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the merger proposal. A holder of shares of Guaranty common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Guaranty of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Guaranty common stock.
Only a holder of record of shares of Guaranty common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to Guaranty. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Guaranty common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Guaranty common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Guaranty common stock as to which appraisal is sought. Where no number of shares of Guaranty common stock is expressly mentioned, the demand will be presumed to cover all shares of Guaranty common stock held in the name of the record owner.
IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.
If you own shares of Guaranty common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If you hold shares of Guaranty common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Guaranty Federal Bancshares, Inc.
Attn: Corporate Secretary
2144 E. Republic Rd., Suite F200
Springfield, Missouri 65804
You should sign every communication.
QCR’s actions after completion of the merger.   If the merger is completed, the surviving company will give written notice of the effective date of the merger within 10 days after the effective date to you if you did not vote in favor of the merger agreement and you made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective date of the merger, you have the right to withdraw the demand and to accept the merger consideration in accordance with the merger agreement for your shares of Guaranty common stock, provided that you have not commenced an appraisal proceeding or joined an appraisal proceeding as a named party. Within 120 days after the effective date of the merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL, or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by you, demanding a determination of the value of the shares of Guaranty common stock held by all stockholders entitled to appraisal rights. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the effective date of the merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Guaranty has received demands for appraisal, and the aggregate number of holders of those shares. The surviving company must mail this statement to you within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.
If a petition for appraisal is duly filed by you or another record holder of Guaranty common stock who has properly exercised appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the appraisal proceedings. Where appraisal proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Guaranty common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Guaranty common stock at the effective time held by stockholders entitled to appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of the shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Guaranty common stock is less than the per share merger consideration.
If no party files a petition for appraisal within 120 days after the effective time, then you will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder exercising appraisal rights is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, after the effective date of the merger, vote the Guaranty shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Guaranty common stock as of a record date prior to the effective date of the merger.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving company, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days after the effective date of the merger. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of

Section 262 of the DGCL, if you are a Guaranty stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

DESCRIPTION OF THE MERGER AGREEMENT
The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.
The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties QCR and Guaranty made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger. The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the merger, and (ii) were made only as of the date of the agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
General
The merger agreement provides for the merger of Guaranty with and into QCR, with QCR as the surviving company. The merger is anticipated to be completed in the first or second quarter of 2022. After the completion of the merger, QCR intends to merge Guaranty Bank, the wholly owned banking subsidiary of Guaranty, with and into SFC Bank, the Springfield-based wholly owned banking subsidiary of QCR, with SFC Bank as the surviving bank. At the time of the bank merger, Guaranty’s banking offices will become branches of QCR. The combined bank will operate under the Guaranty Bank name.
Closing and effective time
Closing.   The closing of the merger will take place on the third business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement, or at another time that both parties mutually agree upon. See “Description of the Merger Agreement — Conditions to completion of the merger” for a more complete description of the conditions that must be satisfied prior to closing. The date of the completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.
Completion of the Merger.   The merger will become effective as of the date and time specified in the certificate of merger that will be filed with the Delaware Secretary of State. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.
Consideration to be received in the merger
If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time (other than any shares owned by QCR or Guaranty, and other than any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to certain adjustments, as summarized below. Based upon the closing price of QCR Holdings common stock as of November 5, 2021, the trading day immediately preceding the public announcement of the merger, the projected aggregate transaction value is approximately $151.6 million.

Notwithstanding the foregoing, no fractional shares of QCR common stock will be issued in the merger. Instead, QCR will pay to each holder of Guaranty common stock who would otherwise be entitled to a fractional share of QCR common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the fraction of a share to which such Guaranty stockholder would otherwise be entitled by the weighted average closing price of QCR common stock as reported on the Nasdaq Global Market over the twenty consecutive trading day period ending immediately preceding the closing date.
The merger consideration is subject to the following adjustments:
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If Guaranty’s adjusted equity is less than a specified minimum.   If Guaranty’s adjusted equity is less than $95,549,088, then (i) the cash consideration that each Guaranty stockholder would be entitled to receive shall be reduced by the amount of such shortfall divided by the number of outstanding shares of Guaranty common stock at the effective time, (ii) the exchange ratio shall be reduced by the amount of such shortfall divided by $51.89, (iii) the mixed election cash consideration shall be reduced by (A) the amount of such shortfall multiplied by 0.20, (B) divided by the number of outstanding shares of Guaranty common stock at the effective time, and (iv) the mixed election share consideration shall be reduced by (A) the amount of such shortfall divided by 0.80, (B) divided by the number of outstanding shares of Guaranty common stock at the effective time. For purposes of this provision, Guaranty’s adjusted equity will equal Guaranty’s stockholders’ equity reflected on the consolidated balance sheet of Guaranty as of the close of business on the final day of the month that immediately precedes the month in which the closing date occurs, provided, however, that Guaranty’s stockholders’ equity will be adjusted to reflect the following adjustments, specification and changes: (i) the impact of the accumulated other comprehensive income will be excluded; (ii) the impact of certain transaction expenses will be excluded; and (iii) the expenses associated with the termination and liquidation of specified employment agreements will be excluded. As of September 30, 2021, Guaranty’s adjusted stockholders’ equity was approximately $95,549,088. As of the date of this proxy statement/prospectus, the parties are not aware of any existing facts or circumstances that would cause the adjusted stockholders’ equity to fall below $95,549,088.

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Significant decrease in market price of QCR common stock.   If the weighted average daily closing sales price of QCR common stock for the 20 trading days immediately preceding the determination date (i) is less than $50.48 per share and (ii) represents a percentage change, relative to a base value of $59.39 per share of QCR common stock, that is more than 15% below the percentage change in the Nasdaq Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of $5,146.39, then Guaranty will have the right to terminate the merger agreement unless QCR elects to increase the merger consideration. QCR may elect to increase the stock consideration in an amount to equal to the lesser of (i) a quotient, the numerator of which is the product of (A) $59.39, (B) the exchange ratio, and (C) the index ratio minus 0.15, and the denominator of which is the volume weighted average of the daily closing sales prices of a share of QCR common stock as reported on the Nasdaq Global Market for the 20-day period immediately preceding the determination date, and (ii) a quotient determined by dividing $59.39 by the volume weighted average of the daily closing sales prices of a share of QCR common stock as reported on the Nasdaq Global Market for the 20-day period immediately preceding the determination date, multiplied by 0.4995875.

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Reclassification, recapitalization or other adjustment to QCR or Guaranty common stock.   If, prior to the effective time, there is declared (with an effective time prior to the effective time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up or stock dividend (including any dividend or distribution of securities convertible into QCR or Guaranty common stock), combination, exchange or readjustment of shares with respect to, or rights issued in respect of, QCR or Guaranty common stock, the exchange ratio shall be proportionately adjusted to provide to the holders of Guaranty common stock the same economic effect as contemplated by the merger agreement prior to such event.

The market price of QCR common stock will fluctuate before the completion of the merger and before holders of Guaranty common stock receive the merger consideration to which they are entitled. Holders of

Guaranty common stock should obtain current stock price quotations for QCR common stock and Guaranty common stock before voting on the merger and before making an election for merger consideration.
Treatment of Guaranty stock awards
Guaranty sponsors and maintains its 2015 Plan. The 2015 Plan provides Guaranty with the ability to grant incentive stock options, which are subject to the requirements of Section 422 of the Internal Revenue Code, and nonqualified stock options, in addition to full value stock awards, such as restricted stock, restricted stock units, performance stock units, etc.
Under the merger agreement, immediately prior to the effective time of the merger, each award of restricted stock, restricted stock unit, performance stock unit, deferred stock unit, or other full value stock award granted under the 2015 Plan outstanding immediately prior to the effective time, shall vest in accordance with the terms of the 2015 Plan and applicable award agreement, based on Guaranty’s actual performance through the effective time of the merger.
Voting and support agreement
On November 9, 2021, the directors and certain officers of Guaranty entered into a voting and support agreement with QCR. Under this agreement, these stockholders have each agreed to vote, except as set forth in the voting and support agreements, their respective shares of Guaranty common stock:
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in favor of the merger and the transactions contemplated by the merger agreement; and

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against (i) any tender or exchange offer to acquire more than 15% of the voting power of Guaranty or Guaranty Bank, (ii) any proposal for a merger, consolidation or other business combination involving Guaranty or Guaranty Bank, or (iii) any other proposal or offer to acquire more than 15% of the voting power of, or 15% of the business, assets or deposits of Guaranty or Guaranty Bank, in each case other than by QCR or an affiliate of QCR.

Furthermore, each of these stockholders has also agreed not to sell, assign or transfer any shares of Guaranty common stock that they own prior to the effective time. The shares subject to the voting and support agreement represent approximately 31% of Guaranty’s outstanding shares of common stock as of January 25, 2022. The voting obligations under the voting and support agreement will automatically terminate upon the earlier of (i) the date of the termination of the merger agreement, (ii) the favorable vote of Guaranty stockholders with respect to the approval of the merger agreement, (iii) the date, if any, on which Guaranty publicly discloses that the board of directors of Guaranty has determined in good faith, after consultation with outside counsel, that to, or continue to, recommend the merger agreement to Guaranty’s stockholders would result in a violation of its fiduciary duties under applicable law, (iv) the date on which the merger agreement is amended, modified or waived in a manner that is material and adverse to a stockholder that is a party to the voting and support agreement, or (v) November 9, 2022. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.
Election and exchange procedures
QCR has engaged American Stock Transfer & Trust, LLC to act as its exchange agent to handle the exchange of Guaranty common stock for the merger consideration and the payment of cash for any fractional share interests.
On a date that is not less than 30 days prior to the closing date of the merger (which we refer to as the “mailing date”), Guaranty will mail an election form to each record holder of Guaranty common stock as of the close of business on the fifth day preceding the mailing date. The election form will provide instructions for making an election as to the form of consideration that each holder of Guaranty common stock prefers to receive in the merger with respect to each share of Guaranty common stock held by such holder. Guaranty will also use reasonable best efforts to send an election form to persons who become record holders of Guaranty common stock after the record date for the mailing of the election forms and prior to the election deadline.
Each holder of Guaranty common stock who wishes to make an election to receive stock consideration, cash consideration or mixed consideration in the merger must submit a properly completed and signed election form to the exchange agent at its designated office by the election deadline. The deadline for making an election will be 5:00 p.m., central time, on the 25th day following the mailing date, or such other time as QCR and Guaranty may agree. QCR and Guaranty will publicly announce the anticipated election deadline at least three business days prior to the anticipated election deadline. Neither QCR, Guaranty nor the exchange agent will be under any obligation to notify any person of any defects in an election form.
Within five business days after the closing date, the exchange agent will send to each Guaranty certificated record holder a letter of transmittal for use in the exchange with instructions explaining how to surrender Guaranty common stock certificates to the exchange agent. Guaranty stockholders who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the merger consideration. Guaranty stockholders that do not exchange their Guaranty common stock will not be entitled to receive the merger consideration or any dividends or other distributions by QCR until their certificates are surrendered. After surrender of the certificates representing Guaranty shares, any unpaid dividends or distributions with respect to the QCR common stock represented by the certificates will be paid without interest.
Guaranty stockholders are not required to take any special additional actions if their shares of Guaranty common stock are held in book-entry form. After the completion of the merger, shares of Guaranty common stock held in book-entry form automatically will be exchanged for the merger consideration, plus cash in lieu of any fractional shares.
In no event will QCR, the exchange agent, or any other person be liable to any former holder of shares of Guaranty common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
Holders of Guaranty common stock should follow the instructions in the letter of transmittal for sending their stock certificates to the exchange agent. If you have questions about how to make your election for merger consideration, or if you need additional copies of the election form that is being mailed to you in a mailing separate from this proxy statement/prospectus, you should contact the information agent for the election process, D.F. King & Co., Inc., at the phone number indicated on your election form.
Conduct of business pending the merger
Conduct of Business of Guaranty.   Under the merger agreement, Guaranty has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, subject to certain exceptions set forth in the merger agreement, Guaranty is required to use commercially reasonable efforts to (i) conduct its business in the ordinary course of business, (ii) maintain and preserve intact its business organization and advantageous business relationships, and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of QCR or Guaranty to obtain any of the requisite regulatory approvals, to perform its covenants and agreements under the merger agreement or to consummate the contemplated transactions.
The following is a summary of the more significant restrictions imposed upon Guaranty, subject to the exceptions set forth in the merger agreement. Guaranty will not, without QCR’s prior written consent or as otherwise provided in the merger agreement:
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issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any shares of its capital stock or any security convertible into its capital stock;

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permit its common stock to become subject to new grants, including issuances under Guaranty benefit plans;

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grant any registration rights with respect to its common stock;

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make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on its common stock outside of past practice or as specifically contemplated in the merger agreement;

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adjust, split, combine, reclassify, redeem, purchase or otherwise acquire, any shares of its common stock;

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materially and adversely amend the terms of, waive any rights under, terminate, willfully breach the terms of or enter into any contract material to Guaranty;

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enter into loan transactions not in material accordance with, or consistent with, past practices of Guaranty Bank or that are on terms and conditions that, to the knowledge of Guaranty, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;

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enter into any new credit or new lending relationships greater than $2.5 million that would require an exception to Guaranty Bank’s formal loan policy or that are not in strict compliance with such loan policy;

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other than incident to a reasonable loan restructuring, extend additional credit to any existing borrower if it is the obligor under any indebtedness to Guaranty Bank that constitutes a nonperforming loan or against any part of such indebtedness that Guaranty Bank has established loss reserves or any part of which has been charged-off by Guaranty Bank;

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maintain an allowance for loan and lease losses which is not consistent in all material respects with past practices of Guaranty Bank to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on Guaranty’s outstanding loans and leases;

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fail to charge-off any loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable legal requirement or place on non-accrual any loans or leases that are past due greater than 90 days;

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sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties in an amount in excess of $300,000 in the aggregate, except for the dispositions in the ordinary course of business or of financial assets or investments or of obsolete assets in transactions that are not material to Guaranty;

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acquire all or any portion of the assets, business, deposits or properties of any other entity in an amount in excess of $300,000, except in the ordinary course of business in transactions that are not material to Guaranty and provided such acquisition does not pose a material risk that the closing date will be delayed or that any necessary approvals to complete the merger will be more difficult to obtain;

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amend the certificate of incorporation or bylaws of Guaranty, or similar governing documents of its subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

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increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Guaranty or its subsidiaries, other than increases in the ordinary course of business consistent with past practices in timing, metrics and amount;

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establish, amend or terminate any employee benefit plan except in connection with the termination of an employee for cause or the hiring of a new employee in each case where such employee’s annual salary does not exceed $200,000, accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under employee benefit plan, cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under employee benefit plan, or materially change any actuarial assumptions used to calculate funding obligations with respect to any employee benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

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incur or guarantee any indebtedness, including any increase in existing outstanding indebtedness in excess of $1,000,000, for borrowed money, other than in the ordinary course of business;

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enter into any material new line of business other than in the ordinary course of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies except as required by applicable legal requirements or as requested by a regulatory authority;
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settle any action, suit, claim or proceeding against it or any of its subsidiaries in excess of $300,000;

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make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

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make or change any material tax elections, change an annual accounting period, change or consent to any change in its or its subsidiaries’ method of accounting for tax purposes (except as required by a change in GAAP or applicable tax law), change or modify any position on any material tax return filed on or after the date of the merger agreement from positions taken on tax returns previously filed, settle or compromise any tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, file any amended tax return, or take any other similar action relating to the filing of any tax return or the payment of any tax;

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hire any employee with an annual salary in excess of $200,000; or

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agree to take, make any commitment to take, or adopt any resolutions of the board of directors of Guaranty, or to allow the board of directors of any Guaranty subsidiary to take or adopt any resolutions of such board of any Guaranty subsidiary, in support of, any of the actions prohibited by the merger agreement.

Conduct of Business of QCR.   Under the merger agreement, QCR has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, QCR is required not to take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of QCR or Guaranty to obtain any of the requisite regulatory approvals, to perform its covenants and agreements under the merger agreement or to consummate the contemplated transactions. Additionally, QCR will not, without Guaranty’s prior written consent, or as otherwise provided in the merger agreement, or in the usual, regular and ordinary course consistent with past practice:
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adjust, split, combine, reclassify, redeem, purchase or otherwise acquire, any shares of its common stock;

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set any record or payment dates for the payment of any material dividends or distributions on its capital stock, or make, declare or pay any material dividend or distribution;

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issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any shares of its capital stock or any security convertible into its capital stock; or

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agree to take, make any commitment to take, or adopt any resolutions of the board of directors in support of any of the actions prohibited by the merger agreement.

Certain covenants of the parties
Both parties have agreed to cooperate with the other in connection with obtaining the regulatory approvals for the transactions contemplated by the merger agreement. Both parties further agree, among other things:
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to cooperate and use all reasonable best efforts in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger;

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to exercise good faith and use reasonable best efforts to satisfy the covenants and conditions required to close the merger and to complete the merger as promptly as practicable;

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that neither will intentionally act in a manner that would cause a breach of the merger agreement;

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to coordinate any disclosure of nonpublic information to third parties concerning the transactions contemplated by the merger agreement; and

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to provide one another reasonable opportunity to consult concerning the defense of any stockholder litigation against the Guaranty or QCR, as applicable, or any of their respective directors or officers relating to the transactions contemplated by the merger agreement.

Guaranty has also agreed to the following, among other things:
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to notify QCR of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material adverse effect on Guaranty subject to customary exceptions;

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to notify QCR of any fact, event or circumstance known to it that would cause or constitute a material breach of any of Guaranty’s representations, warranties, covenants or agreements contained in the merger agreement that reasonably would be expected to give rise, individually or in the aggregate, to the failure of a closing condition;

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to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining approval of the merger agreement and the transactions contemplated therein; and

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to amend or terminate, as requested by QCR, any of its employee benefit plans.

In addition, following the effective date of the consummation of the merger, subject to any necessary regulatory approval and satisfactory completion of QCR’s customary director nominee due diligence process, QCR has agreed take all appropriate action necessary to appoint John Griesemer to QCR’s board of directors.
No solicitation of or discussions relating to an acquisition proposal
The merger agreement contains provisions prohibiting Guaranty from initiating, soliciting, encouraging or knowingly facilitating an alternative proposal to the merger. Guaranty agreed to immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than QCR with respect to any acquisition proposal. Moreover, Guaranty has agreed that it will not, and will cause each of its subsidiaries its and its subsidiaries’ officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate any inquiry or proposal or enter into any negotiations or discussions with any person or entity concerning any proposed acquisition of Guaranty or its subsidiaries, or furnish any confidential or nonpublic information to any person or entity proposing or seeking such an acquisition.
However, the merger agreement provides that Guaranty may furnish such information pursuant to a customary confidentiality agreement and engage in such negotiations or discussions in response to an unsolicited acquisition proposal if the board of directors of Guaranty determines in good faith that such proposal constitutes or is reasonably likely to result in a superior proposal. If, after consultation with outside counsel and its financial advisor, the board of directors of Guaranty determines that it is in the best interest of the Guaranty stockholders to pursue a superior proposal in order to act in a manner consistent with its fiduciary duties, the board may withhold, withdraw, qualify or adversely modify the board’s recommendation to Guaranty stockholders with respect to the approval and adoption of the merger agreement and the transaction contemplated thereby, and/or terminate the merger agreement. However, the Guaranty board of directors may not terminate the merger agreement for a superior proposal unless it has first notified QCR and otherwise negotiated with QCR as set forth in the merger agreement.
Under the merger agreement, a “superior proposal” means any written acquisition proposal which the board of directors of Guaranty concludes in good faith to be more favorable from a financial point of view to its stockholders than the merger, after (i) consulting with its financial advisors, (ii) taking into account the likelihood and timing of consummation of the proposed transaction on its terms, and (iii) taking into account all legal, financial, regulatory and other aspects of such proposal. If QCR terminates the merger agreement because Guaranty materially breaches its covenant not to solicit an acquisition proposal from a third party or if Guaranty terminates the merger agreement in order to enter into an agreement for a superior proposal, Guaranty will pay to QCR a termination fee equal to $4.7 million. See “Description of the Merger Agreement — Termination fees.”

Representations and warranties
The merger agreement contains representations and warranties made by Guaranty and QCR. These include, among other things, representations relating to:
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valid corporate organization and existence;

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ownership of their respective subsidiaries;

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corporate power and authority to enter into the merger and the merger agreement;

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absence of any breach of organizational documents or law as a result of the merger;

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capitalization;

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financial statements;

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filing of necessary reports with regulatory authorities;

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certain tax matters;

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employee matters and employee benefits;

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compliance with laws;

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absence of certain litigation or orders;

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absence of material adverse changes;

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broker/finder fees;

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affiliate transactions;

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absence of any reason why the granting of any of the required regulatory approvals would be denied or unduly delayed; and

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compliance with the Community Reinvestment Act.

Guaranty made additional representations and warranties to QCR in the merger agreement relating to, among other things:
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books of account, minutes and stock records;

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real property, personal property and other material assets;

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absence of any breach of material contracts as a result of the merger;

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compliance with, absence of default under and information regarding, material contracts;

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loans and allowance for loan losses;

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insurance matters;

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environmental matters;

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labor matters;

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intellectual property;

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investment securities; and

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Guaranty’s board of directors’ receipt of an opinion from Guaranty’s financial advisor.

Conditions to completion of the merger
Closing Conditions for the Benefit of QCR.   QCR’s obligations are subject to fulfillment or waiver of certain conditions, including:
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accuracy of representations and warranties of Guaranty in the merger agreement as of the closing date, subject to the materiality and material adverse effect qualifiers set forth in the merger agreement;

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performance by Guaranty in all material respects of its obligations under the merger agreement;

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approval of the merger agreement and the transactions contemplated therein at the meeting of Guaranty stockholders;

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no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

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receipt of all necessary regulatory approvals;

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the registration statement, of which this proxy statement/prospectus is a part, concerning QCR common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

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receipt of a certificate signed on behalf of Guaranty certifying (i) the accuracy of the representations and warranties of Guaranty in the merger agreement subject to the materiality and material adverse effect qualifiers set forth in the merger agreement and (ii) performance by Guaranty in all material respects of its obligations under the merger agreement;

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non-objection of the Nasdaq Stock Market, LLC of the listing of the shares of QCR common stock issuable pursuant to the merger agreement on the Nasdaq Global Market; and

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no material adverse change in the financial condition, assets or business of Guaranty since the date of the merger agreement subject to customary exceptions.

Closing Conditions for the Benefit of Guaranty.   Guaranty’s obligations are subject to fulfillment or waiver of certain conditions, including:
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accuracy of representations and warranties of QCR in the merger agreement as of the closing date, subject to the materiality and material adverse effect qualifiers set forth in the merger agreement;

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performance by QCR in all material respects of its obligations under the merger agreement;

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approval of the merger agreement and the transactions contemplated therein at the meeting of Guaranty stockholders;

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no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

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receipt of all necessary regulatory approvals;

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the registration statement, of which this proxy statement/prospectus is a part, concerning QCR common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

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receipt of a certificate signed on behalf of QCR certifying (i) the accuracy of representations and warranties of QCR in the merger agreement subject to the materiality and material adverse effect qualifiers set forth in the merger agreement and (ii) performance by QCR in all material respects of its obligations under the merger agreement;

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receipt of a tax opinion from Sidley, or another nationally recognized law firm, that (i) the merger constitutes a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of QCR and Guaranty will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Guaranty common stock upon the receipt of shares of QCR common stock in exchange for their shares of Guaranty common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of QCR common stock;

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non-objection of the Nasdaq Stock Market, LLC of the listing of the shares of QCR common stock issuable pursuant to the merger agreement on the Nasdaq Global Market; and

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no material adverse change in the financial condition, assets or business of QCR since the date of the merger agreement subject to customary exceptions.

Termination
QCR and Guaranty may mutually agree to terminate the merger agreement and abandon the merger at any time prior to the completion of the merger. Subject to conditions and circumstances described in the merger agreement, either QCR or Guaranty may also terminate the merger agreement as follows:
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the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to the breaching party, provided that the other party is not itself in material breach of any provision of the merger agreement;

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any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement (and such denial has become final and nonappealable) or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

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the merger is not completed by November 9, 2022, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

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a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement and such action has become final and nonappealable.

In addition, a particular party may terminate the merger agreement as follows:
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QCR may terminate if Guaranty materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

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Guaranty may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

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QCR may terminate if Guaranty’s board of directors makes an adverse recommendation to Guaranty’s stockholders;

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Guaranty may terminate if the parties have not otherwise agreed to a closing date and (i) all conditions precedent to QCR’s obligations to consummate the closing have been satisfied or waived, (ii) Guaranty has provided written notice to QCR of Guaranty’s readiness and willingness to consummate the closing, and (iii) QCR fails to consummate the closing within three days following such written notice by Guaranty; and

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Guaranty may terminate if the weighted average daily closing sales price of QCR common stock for the 20 trading days immediately preceding the determination date (i) is less than $50.48 per share and (ii) represents a percentage change, relative to a base value of $59.39 per share of QCR common stock, that is more than 15% below the percentage change in the Nasdaq Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of $5,146.39, unless QCR elects to increase the merger consideration. QCR may elect to increase the stock consideration in an amount to equal to the lesser of (i) a quotient, the numerator of which is the product of (A) $59.39, (B) the exchange ratio, and (C) the index ratio minus 0.15, and the denominator of which is the volume weighted average of the daily closing sales prices of a share of QCR common stock as reported on the Nasdaq Global Market for the 20-day period immediately preceding the determination date, and (ii) a quotient determined by dividing $59.39 by the volume weighted average of the daily closing sales prices of a share of QCR common stock as reported on the Nasdaq Global Market for the 20-day period immediately preceding the determination date, multiplied by 0.4995875.

Any termination of the merger agreement will not relieve the breaching party from liability resulting from its fraud or any willful and material beach by that party of the merger agreement.

Termination fees
Termination Fees Payable by Guaranty.   Guaranty has agreed to pay QCR a termination fee of $4.7 million under the following circumstances:
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QCR terminates the merger agreement because Guaranty has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to Guaranty, provided that QCR is not itself in material breach of any provision of the merger agreement.

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QCR terminates the merger agreement because Guaranty breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

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Guaranty terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

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Prior to termination, another acquisition proposal is known to senior management of Guaranty, has been made directly to Guaranty’s stockholders or is publicly announced, and (i) thereafter the merger agreement is terminated by QCR upon Guaranty’s material breach of its obligations under the merger agreement and (ii) within six months after such termination Guaranty enter into a definitive written agreement with respect to such acquisition proposal.

Termination Fees Payable by QCR.   QCR has agreed to pay Guaranty a termination fee of $4.7 million under the following circumstances:
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Guaranty terminates the merger agreement because QCR has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within the earlier of 2 days prior to November 9, 2022 and 30 days following written notice to QCR, provided that Guaranty is not itself in material breach of any provision of the merger agreement; or

•
Guaranty terminates the merger agreement because the parties have not otherwise agreed to a closing date and (i) all conditions precedent to QCR’s obligations to consummate the closing have been satisfied or waived, (ii) Guaranty has provided written notice to QCR of Guaranty’s readiness and willingness to consummate the closing, and (iii) QCR fails to consummate the closing within three days following such written notice by Guaranty.

Management of QCR and Guaranty after the merger
QCR has agreed to take all appropriate action to increase the size of its board and thereupon appoint John Griesmer to QCR’s board of directors as a Class III director following the completion of the merger, subject to any necessary regulatory approval and the satisfactory completion of QCR’s director nominee due diligence. QCR’s board of directors will otherwise remain the same after the merger.
Expenses
All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses.
Nasdaq stock listing
QCR common stock currently is listed on the Nasdaq Global Market under the symbol “QCRH.” The shares to be issued to Guaranty’s stockholders as merger consideration also will be eligible for trading on the Nasdaq Global Market.
Amendment
The merger agreement may be amended in writing by the parties.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following tables show unaudited pro forma financial information about the financial condition and results of operations of QCR, including per share data, after giving effect to the merger with Guaranty and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of Guaranty will be recorded by QCR at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on September 30, 2021. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2021 and the year ended December 31, 2020 gives effect to the merger as if the merger had become effective at January 1, 2020. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of QCR and Guaranty, which are incorporated by reference this proxy statement/prospectus. See “Where You Can Find More Information”
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021
(dollars in thousands, except per share data)
	QCR	Guaranty	Pro Forma Adjustments	QCRH Pro Forma Combined
Assets
Cash and cash equivalents	$128,136	$151,533	$(26,915)(1)	$252,754
Securities	828,719	151,206	(1,000)(2)	978,925
Loans and loans held for sale	4,599,730	796,972	(13,000)(3)	5,383,702
Allowance for credit losses	(80,670)	(10,566)	(4,534)(4)(5)	(95,770)
Goodwill	74,066	1,435	59,161(6)(7)	134,662
Intangibles	9,857	1,669	3,331(8)(9)	14,857
Other assets	454,670	73,626	6,800(10)(11)	535,096
Total assets	$6,014,508	$1,165,875	$23,843	$7,204,226
Liabilities and Stockholders’ Equity
Deposits	$4,871,828	$1,011,296	$—	$5,883,124
Borrowings	183,514	45,908	(2,000)(12)	227,422
Other liabilities	309,352	13,129	14,755(13)	337,236
Total liabilities	5,364,694	1,070,333	12,755	6,447,782
Stockholders’ equity	649,814	95,542	11,088(14)(15)(16)	756,444
Total liabilities & stockholders’ equity	$6,014,508	$1,165,875	$23,843	$7,204,226
Book value per common share	$41.68	$21.79		$42.81
Shares outstanding	15,590	4,384	(2,306)	17,668

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2020
(dollars in thousands, except per share data)
	QCR	Guaranty	Pro Forma Adjustments	QCRH Pro Forma Combined
Total interest income	$198,373	$40,870	$6,547(17)	$245,790
Total interest expense	31,423	9,611	267(18)	41,301
Net interest income	166,950	31,259	6,280	204,489
Provision for credit losses	55,704	3,600		59,304
Net interest income after provision for credit losses	111,246	27,659	6,280	145,185
Noninterest income	113,798	10,073		123,871
Noninterest expense	151,755	29,665	13,832(20)(21)	195,252
Net income before income taxes	$73,289	$8,067	$(7,552)	$73,804
Income taxes	12,707	1,235	(1,586)(22)	12,356
Net income	$60,582	$6,832	$(5,966)	$61,448
Basic earnings per common share	$3.84	$1.58		$3.44
Diluted earnings per common share	$3.80	$1.57		$3.41
Weighted average common shares outstanding	15,772	4,331	(2,253)	17,850
Weighted average common and common equivalent shares outstanding	15,953	4,350	(2,272)	18,031
Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended
September 30, 2021
(dollars in thousands, except per share data)
	QCR	Guaranty	Pro Forma Adjustments	QCRH Pro Forma Combined
Total interest income	$148,135	$31,025	$3,398(17)	$182,558
Total interest expense	16,415	5,368	186(18)	21,969
Net interest income	131,720	25,657	3,212	160,589
Provision for credit losses	6,713	800	9,455(19)	16,968
Net interest income after provision for credit losses	125,007	24,857	(6,243)	143,621
Noninterest income	77,437	10,949		88,386
Noninterest expense	114,290	25,699	256(20)	140,245
Net income before income taxes	$88,154	$10,107	$(6,499)	$91,762
Income taxes	16,258	1,975	(1,365)(22)	16,868
Net income	$71,896	$8,132	$(5,134)	$74,894
Basic earnings per common share	$4.54	$1.87		$4.18
Diluted earnings per common share	$4.48	$1.86		$4.13
Weighted average common shares outstanding	15,829	4,346	(2,268)	17,907
Weighted average common and common equivalent shares outstanding	16,058	4,377	(2,299)	18,136

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Income
Note 1 — Basis of Presentation
The board of directors of Guaranty and QCR have each unanimously approved a transaction that will result in the merger of Guaranty with and into QCR. If the merger is completed, each share of Guaranty common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares owned by QCR or Guaranty, and other than any dissenting shares) will be converted into the right to receive (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to possible adjustment, including a possible reduction to the extent that Guaranty’s adjusted stockholders’ equity at the month-end prior to the closing date is less than $95,549,088, and with cash paid in lieu of fractional shares. The modeled pro formas assume a mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock. The acquisition will be accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of Guaranty have been marked to estimated fair value upon conditions as of September 30, 2021 and as if the transaction had been effective on January 1, 2020 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.
Note 2 — Pro Forma Adjustments Footnotes
(1)
To record outlay of $26.9 million in cash on hand to fund 18% of the cash portion of merger consideration.

(2)
To adjust Guaranty’s securities to fair value by a decrease of $1.0 million. Amount to be accreted using a sum of the years digits method (which we refer to as “SYD”) over 16 years.

(3)
To adjust Guaranty’s loans to fair value comprised of an interest rate mark of $3.0 million and a credit mark of $10.0 million on non-PCD loans. Amount is expected to be accreted over 3.2 years under the SYD method.

(4)
To eliminate Guaranty’s allowance for loan losses of $10.6 million partially offset by establishing reserve of $7.0 million for purchase credit deteriorated loans under ASC 326-20, the Current Expected Credit Loss model, more commonly known as “CECL”.

(5)
To establish Guaranty’s adoption of CECL Day 1 allowance for credit losses for loans of $8.1 million.

(6)
To record goodwill of $60.6 million resulting from difference of the purchase price and identifiable net assets.

(in thousands)
Total purchase price	$151,600
Allocated to:
Historical book value of Guaranty’s assets and liabilities	95,542
Adjustments to record assets and liabilities at fair value:
Loans, fair value mark	(3,000)
Loans, credit mark on PCD loans	(7,000)
Loans, credit mark on non-PCD loans	(10,000)
Eliminate Guaranty’s allowance for loan losses	10,566
Securities interest rate mark	(1,000)
Core deposit intangible	5,000
Eliminate Guaranty’s goodwill	(1,435)
Eliminate Guaranty’s intangibles	(1,669)
Borrowings interest rate mark	2,000
Deferred taxes	2,000
Total adjustments to record assets and liabilities at fair value	(4,538)
Goodwill	$60,596

(7)
To eliminate Guaranty’s existing goodwill of $1.4 million.

(8)
To record core deposit intangibles of $5.0 million. Gross amount will be amortized using SYD over a 10-year useful life. This asset was determined based upon the present value of the estimated future cash flows of core deposits discounted using a weighted average market rate.

(9)
To eliminate Guaranty’s existing core deposit intangible of $1.7 million.

(10)
To record a net deferred tax adjustment of $2.0 million related to the fair value adjustments and core deposit intangible and a $2.8 million deferred tax adjustment related to the transaction expenses.

(11)
To record a deferred tax adjustment of $2.0 million related to Guaranty’s adoption of CECL Day 1 allowance for credit losses of $9.5 million for both loans ($8.1 million) and off-balance sheet exposures ($1.4 million).

(12)
To adjust Guaranty’s borrowings to fair value by a decrease of $2.0 million. Amount to be accreted using the SYD method over 14 years.

(13)
To establish Guaranty’s adoption of CECL Day 1 allowance for credit losses for off-balance sheet exposure of $1.4 million and to account for accrued transaction expenses of $13.4 million.

(14)
To eliminate Guaranty’s equity accounts of $95.5 million and the impact of the $13.4 million of transaction expenses net of $2.8 million of taxes.

(15)
To record the issuance of 2.1 million shares of Guaranty at $59.99 per share totaling $124.7 million based upon QCR’s closing stock price on November 5, 2021.

(16)
To record the after-tax net expense of Guaranty’s adoption of CECL Day 1 allowance for credit losses of $7.5 million.

(17)
To record the accretion of the loan interest rate mark, the loan credit mark related to non-purchase credit deteriorated loans, and the interest rate mark on the securities portfolio.

(18)
To record amortization of interest rate mark on borrowings.

(19)
To record the provision for credit losses related to Guaranty’s CECL Day 1 adjustment, effective January 1, 2021, of $9.5 million.

(20)
To record amortization of the new core deposit intangible of $909 thousand and $614 thousand for the year ended December 31, 2020 and the nine months ended September 30, 2021, respectively, net of Guaranty’s previous core deposit intangible amortization of $477 thousand and $358 thousand for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively.

(21)
To record an accrual for transaction expenses of $13.4 million.

(22)
To record tax effect of adjustments at an effective rate of 21%.

COMPARISON OF RIGHTS OF QCR STOCKHOLDERS AND GUARANTY STOCKHOLDERS
As a stockholder of Guaranty, your rights are governed by Guaranty’s certificate of incorporation, as amended, and its bylaws, as amended, each as currently in effect. Upon completion of the merger, the rights of Guaranty stockholders who receive shares of QCR common stock in exchange for their shares of Guaranty common stock will be governed by QCR’s certificate of incorporation and bylaws, as well as the rules and regulations applying to public companies. Both QCR and Guaranty are incorporated in Delaware and are subject to the DGCL.
The following discussion summarizes material similarities and differences between the rights of Guaranty stockholders and QCR stockholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the DGCL and QCR’s and Guaranty’s respective certificates of incorporation and bylaws, each as amended and restated from time to time.
	QCR Stockholder Rights	Guaranty Stockholder Rights
Authorized Capital Stock:
QCR is authorized to issue 20 million shares of common stock, par value $1.00 per share, and 250,000 shares of preferred stock, par value $1.00 per share, which we refer to as “QCR preferred stock.”
As of November 1, 2021, QCR had 15,596,681 shares of common stock issued and outstanding, and no shares of QCR preferred stock issued and outstanding. Future issuance of shares of QCR’s preferred stock may affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by QCR’s board of directors.

Guaranty is authorized to issue 10 million shares of common stock, par value $0.10 per share and 2 million shares of serial preferred stock, par value $0.01 per share.
As of October 31, 2021, Guaranty had 4,383,721 shares of common stock issued and outstanding, and no shares of Guaranty preferred stock issued and outstanding. Future issuance of shares of Guaranty’s preferred stock may affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by QCR’s board of directors.

Dividends:	Subject to any rights of holders of QCR preferred stock, QCR may pay dividends if, as and when declared by its board of directors from any funds legally available therefor.	Guaranty may pay dividends if, as and when declared by its board of directors from any funds legally available therefor.
Number of Directors; Classification:
The QCR board of directors currently consists of 11 members. QCR’s certificate of incorporation provides that its board of directors must consist of not less than three and no more than 15 directors, as may be established by resolution of not less than 80% of the number of directors of the then-current board.
QCR’s board of directors is divided into three classes, with each class consisting of approximately one-third of the total number of directors. Directors are elected for three-year terms, with one class of directors up for

The Guaranty board of directors currently consists of 9 members. Guaranty’s certificate of incorporation provides that its board of directors must consist of not less than three and no more than 15 directors, as may be established by resolution of the directors of the then-current board.
Guaranty’s board of directors is divided into three classes, with each class consisting of approximately one third of the total number of directors. Directors are elected for three-year terms, with one class of directors up for election at each annual meeting of

	QCR Stockholder Rights	Guaranty Stockholder Rights
	election at each annual meeting of stockholders. As noted above, following the merger, the board of directors will increase to 12 members.	stockholders.
Election of Directors; Vacancies:
Each QCR stockholder is entitled to one vote for each share of the voting stock held by such stockholder. Directors shall be elected by a plurality vote.
QCR’s certificate of incorporation does not provide for cumulative voting.
QCR’s bylaws provide that any vacancy on the board of directors may be filled at an annual meeting or special meeting of the stockholders called for such purpose, or if such vacancy arises between meetings of stockholders, by a majority vote of the board of directors then in office.

Each Guaranty stockholder is entitled to one vote for each share of the voting stock held by such stockholder. Directors shall be elected by a plurality vote.
Guaranty’s certificate of incorporation does not provide for cumulative voting.
Guaranty’s certificate of incorporation provides that any vacancy on the board of directors, however caused, and new directorships may be filled by the vote of two thirds of the directors then in office.

Removal of Directors:	A QCR director may be removed at a stockholders’ meeting, for cause, by the affirmative vote of not less than 75% of the outstanding shares entitled to vote.	A Guaranty director may be removed for cause by the affirmative vote of at least 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.
Call of Special Meeting of Directors:	QCR’s bylaws provide that a special meeting of the board of directors may be called by or at the request of the chief executive officer or any director.	Guaranty’s bylaws provide that a special meeting of the board of directors may be called by or at the request of the chairman of the board or the president, or by one third of the directors.
Limitation on Director Liability:	QCR’s certificate of incorporation and bylaws provide that, to the fullest extent permitted by the DGCL, a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty of directors.	Guaranty’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty of directors.
Indemnification:	QCR’s bylaws provide that the corporation will indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer	Guaranty’s certificate of incorporation provides that the corporation shall indemnify (i) any person who is or was a director, officer, employee of the corporation, and (ii) any person who serves or served at the corporation’s request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, under

QCR Stockholder Rights	Guaranty Stockholder Rights

of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Further, QCR will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of specified circumstances and to specified limits.
Specifically, in the case of a threatened, pending or completed action or suit by or in the right of the corporation against a foregoing individual by reason of his or her holding a position named in the preceding provisions, the corporation shall indemnify such individual for expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he meets the following standard: (i) he is successful on the merits, and (ii) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, including, but not limited to, the taking of any and all actions in connection with the corporation’s response to any tender off or any offer or proposal of another party to engage in a business combination not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the corporation unless (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
In the case of nonderivative suits (as defined in the certificate of incorporation), against a foregoing identified person by reason of his holding a position named in the certificate of incorporation, the corporation shall indemnify him, if he satisfies a specified standard, for amounts incurred by him or her in connection with the defense or settlement of the nonderivative suit, including, but not limited to expenses

	QCR Stockholder Rights	Guaranty Stockholder Rights
	Delaware or such other court shall deem proper.	(including attorneys’ fees), amounts paid in settlement, judgments and fines. The applicable standard is as follows: the person shall be indemnified only if he is successful on the merits or otherwise, or he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, including, but not limited to, the taking of any and all action in connection with the corporation’s response to any tender offer or any offer or proposal of another party to engage in a business combination not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the foregoing standard.
Call of Special Meetings of Stockholders:
QCR’s bylaws provide that a special meeting of the stockholders may be called by the chair of the board, the president, the board of directors or at the request in writing of stockholders owning a majority of the issued and outstanding voting stock of the corporation.
Written notice stating the place (if any), date, hour, record date for determining stockholders entitled to vote at the meeting, means of remote communication (if any), place where the stockholder list may examined prior to the meeting and purpose(s) of the special meeting must be delivered, either personally or by mail or facsimile, not less than 10 nor more than 60 days before the date of the meeting.
Guaranty’s certificate of incorporation provides that meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in Guaranty’s bylaws, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.
Quorum of Stockholders:	QCR’s bylaws provide that a majority of the outstanding shares of voting stock, represented in person or by proxy, constitutes a quorum at any meeting of stockholders.	Guaranty’s certificate of incorporation provides that the presence in person or by proxy of the holders of record of capital stock of Guaranty entitling the holders thereof to cast a majority of

	QCR Stockholder Rights	Guaranty Stockholder Rights
the votes entitled to be cast by the holders of capital stock of Guaranty shall constitute a quorum.
Advance Notice Regarding Stockholder Proposals (other than Nomination of Candidates for Election to the Board of Directors):
QCR’s bylaws provide that for a stockholder to properly bring business before an annual or special meeting of stockholders, written notice of such proposal must be delivered, mailed or telegraphed to the secretary of the corporation at the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the date of the originally scheduled meeting (provided, however, that if less than 40 days’ notice of the date of the scheduled meeting is given or made by the corporation, notice by the stockholder to be timely must be so delivered, mailed or telegraphed to the corporation not later than the close of business on the 10th day following the day on which notice of the date of the scheduled meeting was first mailed to stockholders).
A stockholder’s notice to the secretary shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the number of shares of the corporation’s common stock beneficially owned by such stockholder on the date of such stockholder’s notice, and (iv) any financial or other interest of such stockholder in the proposal.
Guaranty’s certificate of incorporation provides that for a stockholder to properly bring business before a meeting of the stockholders, the stockholder must provide a written notice that includes: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Such notice must be written and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 30 days nor more than 60 days prior to the stockholder meeting; provided that if less than 30 days’ notice of the meeting is given to the stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to the stockholders.
Advance Notice Regarding Stockholders Nomination of Candidates for Election to the Board of Directors:
QCR’s bylaws provide that nominations, of persons for election to the board of directors may be made at an annual or special meeting of stockholders by a stockholder of QCR.
For nominations for election to the board of directors of QCR to be properly brought before an annual or special meeting, written notice of such nomination(s) must be delivered to or mailed and received by the secretary of
Guaranty’s certificate of incorporation provides that for a stockholder to properly bring a nomination before a meeting of the stockholders, the stockholder must provide a written notice that includes: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s

	QCR Stockholder Rights	Guaranty Stockholder Rights

the corporation at the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the meeting (provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of meeting was mailed or such public disclosure was made).
A stockholder’s notice to the secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination, (ii) a representation that the stockholder is, a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect, and (vi) the consent of each nominee to serve as a director of the corporation if so elected.

books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
A stockholder’s notice to the Secretary of the corporation must also set forth: (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominees, (iii) the number of shares of stock of the corporation which are beneficially owned by such nominees, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominees pursuant to Regulation 14A of the Exchange Act, including, without limitation, each such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice, (a) his name and address as they appear on the corporation’s books, and (b) the class and number of shares of the corporation which are beneficially owned by such stockholder.
Such notice must be such written notice, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 30 days nor more than 60 days prior to the stockholder meeting; provided that if less than 30 days’ notice of the meeting is given to the stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to the stockholders.

Stockholder Action by Written Consent:	QCR’s certificate of incorporation provides that any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or	Guaranty’s certificate of incorporation provides that no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be

	QCR Stockholder Rights	Guaranty Stockholder Rights
	special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders, unless such action is authorized by not less than 80% of the number of directors.	taken without a meeting. The power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
Appointment and Removal of Officers:
QCR’s bylaws provide that the officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. Each officer will hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation or removal.
Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

Guaranty’s bylaws provide that the officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. Each officer will hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed.
Any officer may be removed by the vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the corporation will be served by such removal.

Required Vote for Certain Transactions	The QCR certificate of incorporation requires the affirmative vote of stockholders having at least 75% of the voting power of all outstanding voting stock for the following transactions: (i) sale or consolidation, (ii) sale, lease or exchange of all or substantially all of the assets of the corporation, (iii) issuance or transfer of any voting securities to a corporation, person or entity in exchange for cash, assets or securities, and (iv) voluntary dissolution of the corporation. However, such vote is not necessary for any such transaction if approved by not less than 80% of the number of directors then in office.	The Guaranty certificate of incorporation requires the affirmative vote of stockholders having at least 80% of the outstanding shares of voting stock for the following transactions, subject to certain exceptions: (i) any merger, reorganization, or consolidation of the corporation or its affiliates with or into any principal stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions) of all or a substantial part of the assets of the corporation or any of its affiliates, (iii) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) by any principal stockholder to the corporation or any of the corporation’s affiliates of any assets, cash or securities in exchange for shares of voting stock, (iv) the adoption at any time when there exists any principal stockholder of any plan or proposal for the liquidation or dissolution of the corporation, or (v) any reclassification of securities, recapitalization, or other transaction at any time where there exists any principal stockholder if such

	QCR Stockholder Rights	Guaranty Stockholder Rights

reclassification, recapitalization or other transaction would result in a decrease in the number of holders of outstanding shares of voting stock.
The proposed merger does not contemplate such a transaction with an 80% approval threshold. As previously noted under “Information About the Special Meeting of Guaranty Stockholders — Record date, quorum and vote required” above, approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote thereon.

Amendment to Charter and Bylaws:
An amendment to the certificate of incorporation that relates to certain provisions, including the amendment process, use of written ballots, business combinations with interested stockholders and stockholder action by written consent, must be approved by the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon.
Otherwise, as provided by the DGCL, the certificate of incorporation may be amended by the affirmative vote of at least a majority of the shares entitled to vote on the proposal after the board of directors has passed a resolution by majority vote setting forth the proposed amendment and directing that it be submitted to a vote at a stockholders’ meeting.
The bylaws of QCR may be amended, altered, changed or repealed by either an affirmative vote of holders of not less than 75% of the outstanding shares of stock entitled to vote or the affirmative vote of not less than 80% of the directors then in office.

In general, the corporation reserves the right to repeal, alter, amend or rescind any provision contained in the certificate of incorporation. An amendment to the certificate of incorporation that relates to certain provisions may only be made if the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for such purpose.
The board of directors may make, repeal, alter, amend and rescind the bylaws of the corporation. The holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of stockholders may also make, repeal, alter, amend and rescind the bylaws.

STOCKHOLDER PROPOSALS
QCR generally holds its annual meeting of the stockholders in May of each year. For business to be properly brought before the 2022 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not less than 30 nor more than 75 days prior to the date of the annual meeting; provided, however, that if QCR provides less than 40 days’ notice of the annual meeting, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The stockholder notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the QCR’s common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal. Stockholder proposals brought in this manner will not be included in QCR’s proxy statement.
Guaranty generally holds its annual meeting of stockholders in May of each year. If the merger and the transactions contemplated by the merger agreement occur, there will be no Guaranty annual meeting of stockholders for 2022. Guaranty will hold its 2022 annual meeting of stockholders only if the merger and the transactions contemplated by the merger agreement are not completed.
LEGAL MATTERS
The validity of the QCR common stock to be issued in connection with the sale will be passed upon for QCR by Barack Ferrazzano Kirschbaum & Nagelberg LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for QCR by Barack Ferrazzano Kirschbaum & Nagelberg LLP and for Guaranty by Sidley Austin LLP.
EXPERTS
The consolidated financial statements of QCR Holdings, Inc. and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated in this Amendment No.1 to Form S-4 by reference from the QCR Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated by reference in this Amendment No.1 to Form S-4 in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Guaranty Federal Bancshares, Inc. and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 incorporated in this Amendment No.1 to Form S-4 by reference from the Guaranty Federal Bancshares, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated by reference in this Amendment No.1 to Form S-4 and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
QCR has filed a registration statement on Form S-4 with the SEC that registers the QCR common stock to be issued in the merger to Guaranty stockholders. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of QCR and a proxy statement of Guaranty for its respective special meeting. As allowed by SEC rules and regulations, this proxy statement/prospectus does not contain all of the information in the registration statement.
Each of QCR and Guaranty file reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains such reports, proxy statements and other information about public companies, including QCR’s and Guaranty’s filings. The Internet address of that site is www.sec.gov. Additionally, you may obtain copies of the information that QCR and Guaranty respectively file with the SEC, free of charge, by accessing QCR’s website at www.qcrh.com under the tab “Investors Relations” and then under “SEC Filings or by accessing Guaranty’s website at investors.gbankmo.com under the tab “Investor Menu” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from QCR upon written request to QCR Holdings, Inc., Attention: Corporate Secretary, 3551 7th Street, Moline, Illinois 61265 or by calling (319) 743-7006, or from Guaranty, upon written request to Guaranty Federal Bancshares, Inc., Attention: Ms. Vicki Lindsay, Corporate Secretary, 2144 S. Republic Road, Suite F200, Springfield, Missouri 65804, or by calling 1-833-875-2492.
As a registered bank holding company, QCR files unaudited quarterly and annual reports called “Consolidated Financial Statements for Bank Holding Companies” on Form FR Y-9C with the Federal Reserve. As a registered bank holding company, Guaranty files unaudited biannual reports called “Parent Company Only Financial Statements for Small Holding Companies” on Form FR Y-9SP with the Federal Reserve. Collectively, we refer to these reports as Financial Reports. In addition, QCR’s banking subsidiaries and Guaranty Bank file unaudited quarterly and annual reports called “Consolidated Reports of Condition and Income” with the FDIC, which we refer to as Bank Call Reports.
The Financial Reports and Bank Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. The financial statements and other information in the Financial Reports and Bank Call Reports are not audited by independent auditors. Because of the special supervisory, regulatory and economic policy needs served by the Financial Reports and Bank Call Reports, those regulatory instructions do not in all cases follow generally accepted accounting principles in the United States, including the opinions and statements of the Financial Accounting Standards Board or the Accounting Principles Board. Although Financial Reports and Bank Call Reports are primarily supervisory and regulatory documents, rather than financial accounting documents, and do not provide a complete range of financial disclosure, they nevertheless provide important information concerning QCR’s and Guaranty’s financial condition and results of operations and the financial condition and results of operations of QCR’s bank subsidiaries and Guaranty Bank.
The publicly available portions of the Financial Reports filed by QCR and Guaranty are available on the Federal Financial Institutions Examination Council’s website at www.ffiec.gov and the publicly available portions of the Bank Call Reports filed by QCR’s subsidiary banks and Guaranty Bank are available on the FDIC’s website at www.fdic.gov. The Financial Reports and the Call Reports are not part of this proxy statement/prospectus.
QCR’s Internet address is www.qcrh.com. Guaranty’s Internet address is investors.gbankmo.com. The information on QCR’s and Guaranty’s websites is not part of this proxy statement/prospectus.
The SEC allows each of QCR and Guaranty to “incorporate by reference” the information that files with the SEC, which means that QCR and Guaranty can disclose important information to you by referring to their respective filings with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, and certain information that QCR and Guaranty file later with the SEC will automatically update and supersede the information in this proxy statement/prospectus.
QCR incorporates by reference the following documents QCR has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
QCR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•
QCR’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 6, 2021 and November 5, 2021, respectively;

•
QCR’s Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders filed on April 8, 2021;

•
The description of QCR’s common stock contained in QCR Registration Statement on Form 8-A, filed with the SEC on August 9, 1993, and any amendment or report filed for the purpose of updating such description; and

•
QCR’s Current Reports on Form 8-K filed with the SEC on January 19, 2021 (other than Item 7.01), February 18, 2021, May 24, 2021, May 24, 2021 (other than Item 7.01), July 16, 2021, August 20, 2021, November 5, 2021 and November 9, 2021 (other than Item 7.01).

In addition, QCR is incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting of the Guaranty stockholders, provided, however, that QCR is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.
Guaranty incorporates by reference the following documents Guaranty has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Guaranty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•
Guaranty’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 6, 2021 and November 5, 2021, respectively;

•
Guaranty’s Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders filed on April 12, 2021;

•
The description of Guaranty’s common stock contained in Guaranty Registration Statement on Form 8-A filed with the SEC on January 22, 1999, and any amendment or report filed for the purpose of updating such description; and

•
Guaranty’s Current Reports on Form 8-K filed with the SEC on March 5, 2021, March 26, 2021, April 9, 2021, May 14, 2021, May 27, 2021, June 25, 2021, October 1, 2021, November 9, 2021 (other than Item 7.01) and January 3, 2022.

In addition, Guaranty is incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting of the Guaranty stockholders, provided, however, that Guaranty is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.
If you would like to request documents, please do so by March 14, 2022 to receive them before the Guaranty special meeting.
QCR has supplied all of the information contained in this proxy statement/prospectus relating to QCR and SFC Bank. Guaranty has supplied all of the information relating to Guaranty and Guaranty Bank.
You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the proposals to Guaranty stockholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated February 3, 2022. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date other than such date, and neither the mailing of this proxy statement/prospectus nor the issuance by QCR of shares of QCR common stock in connection with the merger will create any implication to the contrary.

Appendix A
AGREEMENT AND PLAN OF MERGER
BETWEEN
QCR HOLDINGS, INC.,
AND
GUARANTY FEDERAL BANCSHARES, INC.
November 9, 2021

A-i

A-ii

A-iii

Exhibits
A	Form of Voting and Support Agreement
B	Company Employees
C	Statutory Bank Merger Agreement

A-iv

INDEX OF DEFINED TERMS
Acquiror	1
Acquiror Benefit Plan	63
Acquiror Board	63
Acquiror Bylaws	63
Acquiror Capital Stock	63
Acquiror Capitalization Date	30
Acquiror Certificate of Incorporation	63
Acquiror Common Stock	63
Acquiror Common Stock Price	63
Acquiror Disclosure Schedules	71
Acquiror ERISA Affiliate	63
Acquiror Financial Statements	31
Acquiror Preferred Stock	30
Acquiror SEC Reports	63
Acquiror Stock Issuance	64
Acquisition Proposal	64
Adjusted Tangible Equity	52
Affiliate	64
Agreement	1
Available Cash	3
Available Shares	3
Bank	64
Bank Merger	64
Borrowing Affiliate	37
Business Day	64
Cash Electing Company Share	3
Cash Election	3
Cash Election Amount	3
Closing	2
Closing Balance Sheet	52
Closing Date	2
Code	64
Common Stock Merger Consideration	64
Company	1
Company Adverse Recommendation	40
Company Articles of Incorporation	64
Company Benefit Plan	64
Company Board	65
Company Bylaws	65
Company Capitalization Date	12
Company Common Stock	65
Company Disclosure Schedules	71

A-v

Company Employees	38
Company Equity Award	65
Company ERISA Affiliate	65
Company Evaluation Date	14
Company Financial Statements	13
Company Insiders	51
Company Investment Securities	27
Company Loans	16
Company Material Contract	22
Company Minimum Adjusted Net Worth	52
Company Permitted Exceptions	15
Company SEC Reports	65
Company Stock Award	7
Company Stock Certificates	6
Company Stock Plan	66
Company Stockholder Approval	65
Company Stockholders’ Meeting	40
Confidentiality Agreement	36
Contemplated Transactions	65
Contract	65
Control, Controlling or Controlled	66
Conversion Fund	6
Covered Employees	48
CRA	66
Defective Code	26
Delaware Certificate of Merger	2
Deposit Insurance Fund	66
Derivative Transactions	66
Determination Date	57
DGCL	66
Dissenters’ Shares	9
DOL	66
Effective Time	2
Election Deadline	66
Election Form Record Date	8
Environment	66
Environmental Laws	66
ERISA	66
Exchange Act	66
Exchange Agent	5
Exchange Ratio	3
Excluded Shares	67
FDIC	67
Federal Reserve	67

A-vi

Final Acquiror Market Value	57
Final Index Price	57
Form of Election	8
GAAP	67
Hazardous Materials	67
Indemnified Party	45
Index	57
Index Ratio	57
Initial Acquiror Market Value	58
Initial Index Price	58
Internal Control Over Financial Reporting	14
Intervening Event	67
IRS	67
IRS Guidelines	50
IT Assets	26
Knowledge	67
Legal Requirement	67
Letter of Transmittal	6
Mailing Date	8
Malicious Code	26
Material Adverse Effect	67
Merger	1
Mixed Consideration Electing Company Share	4
Mixed Election	4
Mixed Election Cash Consideration	4
Mixed Election Share Consideration	4
Nasdaq Rules	68
New Plans	49
Non-Electing Company Share	4
Old Plans	49
Order	68
Ordinary Course of Business	68
OREO	68
Outstanding Company Shares	68
PBGC	69
Per Share Value	3
Person	69
Previously Disclosed	71
Proceeding	69
Pro-Rated Cash Amount	3
Pro-Rated Share Amount	4
Proxy Statement	69
Registration Statement	69
Regulatory Authority	69

A-vii

Remaining Cash Amount	4
Remaining Share Amount	4
Representative	69
Requisite Regulatory Approvals	69
SEC	69
Securities Act	69
SFCB	69
Share Electing Company Share	3
Share Election	3
Share Election Amount	3
Subsidiary	69
Superior Proposal	69
Surviving Entity	1
Tax	70
Tax Return	70
Termination Date	56
Transaction Expenses	52
Transition Date	70
Treasury Regulations	70
U.S	70

A-viii

AGREEMENT AND PLAN OF MERGER
This Agreement And Plan Of Merger (together with all exhibits and schedules, this “Agreement”) is entered into as of November 9, 2021, by and between QCR Holdings, Inc., a Delaware corporation (“Acquiror”), and Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”).
RECITALS
A.   The boards of directors of the Company and Acquiror have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Acquiror (the “Merger”), with Acquiror as the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”).
B.   The parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Code, and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.
C.   As an inducement to Acquiror to enter into this Agreement, certain of the directors and executive officers of the Company in office as of the date of this Agreement have, concurrently with the execution of this Agreement, entered into a Voting and Support Agreement in substantially the form attached hereto as Exhibit A.
D.   As further inducement to Acquiror to enter into this Agreement, each Company employee listed on Exhibit B attached hereto shall, concurrently with the execution of this Agreement, enter into an Employment Agreement, by and among SFCB, Acquiror and such executive, which shall become effective as of the Effective Time and govern the terms of continuing employment for each such executive.
E.   The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and the parties also agree to certain prescribed conditions to the Merger and other transactions.
AGREEMENTS
In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:
ARTICLE 1
THE MERGER
Section 1.1   The Merger. Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror pursuant to the provisions of, and with the effects provided in, the DGCL, the separate corporate existence of the Company shall cease and Acquiror will be the Surviving Entity.
Section 1.2   Effective Time; Closing.
(a)   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, the closing of the Merger (the “Closing”) shall occur remotely via the electronic exchange of signature pages and documents at 10:00 a.m., Central time, on the date that is three (3) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Acquiror and the Company may agree in writing (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

(b)   The parties hereto agree to file on the Closing Date a certificate of merger, in a form reasonably agreed by the parties, with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”). The Merger shall become effective as of the date and time specified in the Delaware Certificate of Merger (the “Effective Time”).
Section 1.3   Effects of the Merger. At and after the Effective Time, the Merger will have the effects specified in the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.
Section 1.4   Organizational Documents of the Surviving Entity. The Acquiror Certificate of Incorporation and the Acquiror Bylaws, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.
Section 1.5   Directors and Officers. The directors and officers of Acquiror immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Entity, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Entity’s certificate of incorporation and bylaws and the DGCL.
Section 1.6   Bank Merger. As soon as practicable after the execution of this Agreement, the Company and Acquiror shall cause the Bank and SFCB, respectively, to enter into a bank merger agreement, substantially in the form attached hereto as Exhibit C. The parties will cooperate and use their reasonable best efforts to effect the Bank Merger in accordance with applicable Laws and the terms of the bank merger agreement at the Effective Time or as soon as practicable thereafter. At the effective time of the Bank Merger, the separate existence of the Bank will terminate. SFCB will be the surviving bank and will continue its existence under applicable Legal Requirements.
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER
Section 2.1   Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any shares of Company Common Stock:
(a)   Conversion of Company Common Stock.
(i)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except for Excluded Shares, with respect to which an election to receive only cash (a “Cash Election”) has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a “Cash Electing Company Share”) shall be converted into the right to receive $30.50 (the “Per Share Value”), without interest; provided, however, that if: (A) the sum of (1) the product of the number of Cash Electing Company Shares and the Per Share Value and (2) the product of the number of Mixed Consideration Electing Company Shares and the Mixed Election Cash Consideration (such sum being the “Cash Election Amount”) exceeds (B) an amount equal to the Per Share Value, multiplied by 0.20, multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares (the “Available Cash”), then each Cash Electing Company Share shall instead be converted into the right to receive (I) an amount in cash, without interest, equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (x) an amount equal to the Available Cash minus the product of the Mixed Election Cash Consideration and the number of Mixed Consideration Electing Company Shares, by (y) the number of Cash Electing Company Shares (such fraction being the “Pro-Rated Cash Amount”) and (II) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the product (rounded to the nearest ten-thousandth of a share) of (x) the Exchange Ratio and (y) one (1) minus the quotient obtained by dividing the Pro-Rated Cash Amount by the Per Share Value;
(ii)   each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, with respect to which an election to receive only

Acquiror Common Stock (a “Share Election”) has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a “Share Electing Company Share”) shall be converted into the right to receive 0.58775 validly issued, fully paid and non-assessable shares of Acquiror Common Stock (the “Exchange Ratio”); provided, however, that if: (A) the sum of (1) the product of the number of Share Electing Company Shares and the Exchange Ratio and (2) the product of the number of Mixed Consideration Electing Company Shares and the Mixed Election Share Consideration (such sum being the “Share Election Amount”) exceeds (B) an amount equal to the Exchange Ratio, multiplied by 0.80, multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares (the “Available Shares”), then each Share Electing Company Share shall instead be converted into the right to receive (I) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (x) an amount equal to the number of Available Shares minus the product of the Mixed Election Share Consideration and the number of Mixed Consideration Electing Company Shares, by (y) the number of Share Electing Company Shares (such fraction being the “Pro-Rated Share Amount”), and (II) an amount in cash, without interest, equal to the product (rounded to the nearest hundredth of a cent) of (x) the Per Share Value and (y) one (1) minus the quotient obtained by dividing the Pro-Rated Share Amount by the Exchange Ratio;
(iii)   each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, with respect to which an election to receive Acquiror Common Stock and cash (a “Mixed Election”) has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a “Mixed Consideration Electing Company Share”) shall be converted into the right to receive: (x) $6.10, without interest (the “Mixed Election Cash Consideration”), and (y) 0.4702 validly issued, fully paid and nonassessable shares of Acquiror Common Stock (the “Mixed Election Share Consideration”); and
(iv)   each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, with respect to which no Cash Election, Share Election or Mixed Election has been properly made and not revoked (each, a “Non-Electing Company Share”) shall be converted into the right to receive (x) an amount in cash, without interest, equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (A) the amount, if any, by which (I) the Available Cash exceeds (II) the aggregate amount of cash (excluding cash payable in lieu of fractional shares) payable in respect of Cash Electing Company Shares, Share Electing Company Shares and Mixed Consideration Electing Company Shares (the amount of such excess, if any, the “Remaining Cash Amount”), by (B) the number of Non-Electing Company Shares, and (y) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (A) the amount, if any, by which (I) the number of Available Shares exceeds (II) the aggregate number of shares (including fractional shares that would otherwise be payable in cash) deliverable in respect of Cash Electing Company Shares, Share Electing Company Shares and Mixed Consideration Electing Company Shares (the amount of such excess, if any, the “Remaining Share Amount”), by (B) the number of Non-Electing Company Shares.
(b)   If the Closing Balance Sheet delivered pursuant to Section 7.10 reflects the Adjusted Equity less than the Company Minimum Adjusted Net Worth:
(i)   the Per Share Value shall be reduced by an amount equal to the amount of such shortfall divided by the Outstanding Company Shares;
(ii)   the Exchange Ratio shall be reduced by an amount equal to: (A) the amount of such shortfall divided by the Outstanding Company Shares; (B) divided by $51.89;
(iii)   the Mixed Election Cash Consideration shall be reduced by an amount equal to: (A) the amount of such shortfall multiplied by 0.20; (B) divided by the Outstanding Company Shares; and
(iv)   the Mixed Election Share Consideration shall be reduced by: (A) the amount of such shortfall multiplied by 0.80; (B) divided by the Outstanding Company Shares; (C) which such quotient divided by $51.89.

(c)   Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company’s treasury will be cancelled and no shares of Acquiror Common Stock or other consideration will be issued or paid in exchange therefor.
(d)   If, between the date of this Agreement and the Effective Time, shares of Acquiror Common Stock or Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend on shares of Acquiror Common Stock shall be declared with a record date within such period, then the Common Stock Merger Consideration will be appropriately and proportionally adjusted to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 2.2   Cancellation of Shares. At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Certificates (it being understood that any reference herein to a “certificate” shall be deemed to include reference to any book-entry account statement relating to the ownership of Company Common Stock) that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive: (a) the Common Stock Merger Consideration; (b) cash in lieu of fractional shares which the shares of Company Common Stock represented by such certificate have been converted into the right to receive pursuant to Section 2.3, without any interest thereon; and (c) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.4(f).
Section 2.3   No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Acquiror Common Stock shall be issued as Common Stock Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Acquiror Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Acquiror Common Stock Price by the fractional share of Acquiror Common Stock to which such former holder would otherwise be entitled.
Section 2.4   Exchange of Certificates.
(a)   The parties to this Agreement agree: (i) that American Stock Transfer & Trust Company, LLC shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the “Exchange Agent”); and (ii) to execute and deliver the exchange agent agreement, in a form reasonably agreeable to the parties, at or prior to the Effective Time. Acquiror shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.
(b)   At or prior to the Effective Time, Acquiror shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) the aggregate number of shares of Acquiror Common Stock deliverable pursuant to Section 2.1 and (ii) the aggregate cash consideration payable pursuant to Section 2.1 including the amount payable in lieu of fractional shares of Acquiror Common Stock in accordance with Section 2.3. Such amount of cash and shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the “Conversion Fund.”
(c)   Within five (5) Business Days after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing shares of Company Common Stock (“Company Stock Certificates”) and a letter of transmittal (“Letter of Transmittal”), in a form to be agreed by the parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.
(d)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Common Stock Merger Consideration plus cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3 deliverable in respect of the shares of Company Common Stock represented by such Company

Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled. No interest will be paid or accrued on any portion of the Common Stock Merger Consideration deliverable upon surrender of a Company Stock Certificate.
(e)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Outstanding Company Shares.
(f)   No dividends or other distributions declared with respect to Acquiror Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Acquiror Common Stock into which such holder’s Company Common Stock shall have been converted.
(g)   Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance and payment of the Common Stock Merger Consideration (including the payment of cash in lieu of any fractional shares deliverable in respect of such stockholders’ shares of Company Common Stock), as well as any accrued and unpaid dividends or distributions on shares of such Acquiror Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(h)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, the Common Stock Merger Consideration (including cash in lieu of any fractional shares deliverable in respect of such stockholders’ shares of Company Common Stock).
Section 2.5   Company Stock Awards.
(a)   Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award of restricted stock, restricted stock unit, performance stock unit, deferred stock unit, or other full value stock award granted under a Company Stock Plan (each, a “Company Stock Award”), which is outstanding immediately prior to the Effective Date shall vest in accordance with the terms and conditions of the Company Stock Plan and applicable award agreement, based on actual Company performance through the Effective Time, and each holder of a vested Company Stock Award shall become a holder of Company Common Stock immediately prior to the Effective Time. All Company Common Stock received in accordance with this Section 2.5(a) shall be treated as a Non-Electing Company Share for the purpose of Section 2.1(a)(iv) without further action by the holder thereof.
(b)   At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the provisions of this Section 2.5.

Section 2.6   Election Procedure.
(a)   Each Person who, on or prior to the Election Deadline, is a record holder of shares of Company Common Stock other than Excluded Shares shall be entitled to specify the number of such holder’s shares of Company Common Stock with respect to which such holder makes a Cash Election, a Share Election or a Mixed Election.
(b)   Acquiror shall prepare a form of election (the “Form of Election”) in form and substance reasonably acceptable to the Company. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any Company Stock Certificates shall pass, only upon proper delivery of the Form of Election and any Company Stock Certificates in accordance with Section 2.4. The Company shall mail the Form of Election on a date to be reasonably agreed by Acquiror and the Company that is not less than thirty (30) days prior to the anticipated Closing Date, or such other date as Acquiror and the Company shall reasonably agree (the “Mailing Date”), to all Persons who are record holders of shares of Company Common Stock as of the close of business on the fifth (5th) Business Day prior to the Mailing Date (the “Election Form Record Date”). The Form of Election shall be used by each record holder of shares of Company Common Stock (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a Cash Election, a Share Election or a Mixed Election. The Company shall use its reasonable best efforts to make the Form of Election available as may be reasonably requested from time to time by all Persons who become record holders of shares of Company Common Stock during the period between the Election Form Record Date and the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for Acquiror and the Exchange Agent to perform as specified herein.
(c)   Any holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office by the Election Deadline, a Form of Election properly completed and signed and accompanied by: (i) in the case of certificated shares, Company Stock Certificates representing the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Company Certificates as set forth in such Form of Election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Company Stock Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery); or (ii) in the case of book-entry shares, any additional documents required by the procedures set forth in the Form of Election. After a Cash Election, a Share Election or a Mixed Election is properly made with respect to any shares of Company Common Stock, no further registration of transfers of such shares of Company Common Stock shall be made on the stock transfer books of the Company, unless and until such Cash Election, Share Election or Mixed Election is properly revoked.
(d)   Acquiror and the Company shall publicly announce the anticipated Election Deadline at least three (3) Business Days prior to the anticipated Election Deadline. If the Closing Date is delayed to a subsequent date, the Election Deadline may, upon mutual agreement of Acquiror and the Company, be similarly delayed to a subsequent date, and Acquiror and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.
(e)   Any Cash Election, Share Election or Mixed Election may be revoked with respect to all or a portion of the shares of Company Common Stock subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to the Election Deadline. In addition, all Cash Elections, Share Elections and Mixed Elections shall automatically be revoked if this Agreement is terminated in accordance with its terms. If a Cash Election, Share Election or Mixed Election is revoked, the shares as to which such election previously applied shall be treated as Non-Electing Company Shares unless a contrary election is properly made by the holder within the period during which elections are permitted to be made pursuant to this Section 2.6. Company Stock Certificates will not be returned to holders in the event an election is revoked unless the holder so requests.
(f)   Subject to the terms of this Agreement and the Form of Election, the reasonable, good-faith determination of the Exchange Agent (or the joint determination of Acquiror and the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections, Mixed Elections and Share Elections shall have been properly made or revoked pursuant to this Section 2.6 (and to disregard any immaterial defects in the Forms of Election) and as to when Cash Elections, Mixed Elections, Share Elections and revocations were received by the Exchange Agent. The Exchange Agent (or Acquiror and the Company jointly, in the event that the Exchange Agent declines to make the following computation) shall also make all computations contemplated by Section 2.1(a), and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of Acquiror (subject to the consent of the Company, not to be unreasonably withheld), make any rules as are consistent with this Section 2.6 for the implementation of the Cash Elections, Mixed Elections and Share Elections provided for in this Agreement as shall be necessary or desirable to effect these Cash Elections, Mixed Elections and Share Elections. None of Acquiror, the Company or the Exchange Agent shall be under any obligation to notify any Person of any defect in a Form of Election.
Section 2.7   Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the DGCL (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive the Common Stock Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters’ Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting stockholders under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Common Stock Merger Consideration upon surrender in the manner provided in Section 2.4 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares. The Company shall give Acquiror: (a) prompt notice of any written demands for payment of fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ dissenters’ rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), (i) make any payment with respect to such demand, (ii) offer to settle or settle any demand for payment of fair value or (iii) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the DGCL.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, or as disclosed in any Company SEC Report filed with or furnished to the SEC and publicly available prior to the execution of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), and except as may not be disclosed as a result of an applicable Legal Requirement, the Company hereby represents and warrants to the Acquiror as follows:
Section 3.1   Company Organization. The Company: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has all requisite power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Company Certificate of Incorporation and the Company Bylaws and all amendments thereto set forth in the Company SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement and the Company is not in violation of any provision of the Company Certificate of Incorporation or the Company Bylaws. The Company has no subsidiaries other than the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Section 3.2   Company Subsidiary Organizations. The Bank is a Missouri state chartered bank duly organized, validly existing and in good standing under the laws of the state of Missouri. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Acquiror copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement. No Subsidiary of the Company is in violation of any provision of its charter (or similar organizational document) or bylaws.
Section 3.3   Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of the Company and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company’s stockholders for consideration at a duly held meeting of such stockholders and has resolved to recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Stockholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement (assuming due authorization, execution and delivery by the other party thereto) constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.4   No Conflict. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) assuming receipt of the Company Stockholder Approval, contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; or (c) except as set forth in Section 3.4 of the Company Disclosure Schedules, contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or its Subsidiaries under any Company Material Contract, except (in case of clause (c)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for: (i) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (ii) the filing of applications, filings and notices, as applicable, with the Missouri Division of Finance and approval of such applications, filings and notices; (iii) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (iv) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (v) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL; and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the Nasdaq Global Market, no consents or approvals of or filings or registrations with any Regulatory Authority are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of the Contemplated Transactions.
Section 3.5   Company Capitalization.
(a)   The authorized capital stock of the Company currently consists exclusively of 10,000,000 shares of Company Common Stock, of which, as of the date immediately preceding the date of this Agreement (the “Company Capitalization Date”), 4,383,721 shares were issued and outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(b)   As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance except for 58,422 shares of Company Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under Company Benefit Plans.
(c)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Company Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of the Company. Other than its Subsidiaries, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 3.6   Company Subsidiary Capitalization. Except as set forth in Section 3.6 of the Company Disclosure Schedules, of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of the Company owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 3.7   Company SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a)   The Company has timely filed all Company SEC Reports, except where the failure to file any Company SEC Report, either individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect on the Company, and all such Company SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to the Company. The Company SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Company SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. No Subsidiary of the Company is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)   The financial statements presented (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP (or in accordance with regulatory accounting principles to the extent different from GAAP and required by any Regulatory Authority or to which the Company and the Bank are subject) consistently, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Company SEC Reports (collectively, the “Company Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. As of the date hereof, BKD, LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent registered public accountants of the Company.
(c)   The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosures. As of September 30, 2021, to the Knowledge of the Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.
(d)   The Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) (“Internal Control Over Financial Reporting”). The Company’s certifying officers have evaluated the effectiveness of the Company’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of the Company under the Exchange Act (the “Company Evaluation Date”). The Company presented in such quarterly report the conclusions of the certifying officers about the effectiveness of the Company’s Internal Control Over Financial Reporting based on their evaluations as of the Company Evaluation Date. Since the Company Evaluation Date, there have been no changes in the Company’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company’s Internal Control Over Financial Reporting. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e)   The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2018, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(f)   To the Company’s Knowledge, there has not been any event or occurrence since January 1, 2018 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 3.8   Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the Company’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of the Company and each of its Subsidiaries fairly reflect the substance of events and transactions included therein in all material respects.
Section 3.9   Properties.
(a)   Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement, together with the address of such real estate, and each lease of real property to which it is a party, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.
(b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, other than OREO, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements or incurred in the Ordinary Course of Business since the date of the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities or any transaction by the Bank acting in a fiduciary capacity or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker’s compensation, unemployment insurance, social security or other insurance; (vii) inchoate mechanic’s and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the Ordinary Course of Business of the Company or the Bank consistent with past practice; (viii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with the Company or any of the Company’s Subsidiaries, provided the lien was not created in contemplation of that event; (ix) liens on property required by Regulation W promulgated by the Federal Reserve; and (x) liens incidental to the conduct of business or ownership of property of the Company or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement (collectively, the “Company Permitted Exceptions”). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. To the Knowledge of the Company, all buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

Section 3.10   Loans; Loan Loss Reserve.
(a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Company Loans”) reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b)   All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. The Bank’s interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and, the Bank has complied in all respects with all Legal Requirements relating to such Company Loans, except where the failure to so comply would not have a Material Adverse Effect on the Company. There has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Company or the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.
(c)   Section 3.10(c) of the Company Disclosure Schedules lists, as of September 30, 2021, each Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Bank; (iii) that has been listed on any “watch list” or similar internal report of the Bank; or (iv) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.
(d)   The Bank’s allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the judgment of the Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off in whole or in part, on outstanding Company Loans.
(e)   To the Knowledge of the Company and subject to general loss histories related to categories of performing loans: (i) none of the Company Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank’s allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.
Section 3.11   Taxes.
(a)   The Company and each of its Subsidiaries has duly and timely filed, or caused to be filed (taking into account all applicable extensions), all Tax Returns that it was required to file, and each such Tax Return was true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or due to be filed) due and payable by the Company or any of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith or for which liabilities have been provided in the Company Financial Statements.
(b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company’s or its Subsidiaries’ assets. Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. Except as set forth in Section 3.11 of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries is a party to a Tax sharing, Tax allocation or similar agreement.
(c)   The Company and each of its Subsidiaries has delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes, franchise taxes and all other material taxes owed by the Company and its Subsidiaries with respect to the last three (3) fiscal years.
(d)   None of the Company or any of its Subsidiaries have deferred any portion of any payroll, social security, unemployment, withholding Taxes or other Taxes pursuant to the CARES Act.
(e)   To the Knowledge of the Company, the Company and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
(f)   No claim has been made in writing by any Regulatory Authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries, as applicable, is, or may be, subject to Tax by that jurisdiction. No private letter rulings, technical advice memoranda or similar rulings have been requested by or with respect to the Company or any of its Subsidiaries, or entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.
(g)   The Company and each of its Subsidiaries have complied in all respects with all Legal Requirements relating to the payment and withholding of Taxes and have properly and timely withheld all Taxes required to be withheld by the Company in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, Affiliate, customer, supplier or other Person. To the extent required, the Company and each of its Subsidiaries have properly and timely paid all such withheld Taxes to the Regulatory Authority or have properly set aside such withheld amounts in accounts for such purpose.
(h)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:
(i)   Any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;
(ii)   An open transaction occurring on or prior to the Closing Date;
(iii)   A prepaid amount or advance payments received on or before the Closing Date;
(iv)   Any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law;
(v)   Any election under Section 108(i) of the Code;
(vi)   A transaction entered into on or before the Closing Date reported under the installment method of accounting or the long-term contract method of accounting;
(vii)   The application of Section 263A of the Code; or
(viii)   Pursuant to any provision of local, state or foreign Tax law comparable to any of the foregoing.

(i)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than an affiliated group of which the Company is, or was, the common parent) or otherwise has liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.
(j)   Within the past three (3) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, nor has the stock of either the Company or any of its Subsidiaries been distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(k)   Except as set forth in Section 3.11(k) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transaction contemplated by this Agreement.
Section 3.12   Employee Benefits.
(a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each material Company Benefit Plan. The Company has delivered or made available to Acquiror true and complete copies of the following with respect to each material Company Benefit Plan (in each case to the extent applicable): (i) copies of each Company Benefit Plan (or a written description where no formal plan document exists), and all summary plan descriptions and summaries of material modifications thereto; (ii) the last three (3) years’ annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iii) the following documents related to each material Company Benefit Plan:
(i)   all material notices and other material written communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable Legal Requirements within the six (6) years preceding the date of this Agreement;
(ii)   all material notices or other material written communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the six (6) years preceding the date of this Agreement; and
(iii)   with respect to any equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award), (A) a complete and correct list of recipients of outstanding awards as of the date hereof, (B) the number of outstanding awards held by each recipient as of the date hereof, and (C) the form of award agreement pursuant to which each such outstanding award was issued or otherwise granted.
(b)   Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G of the Code.
(c)   The Company does not sponsor, maintain, administer or contribute to, and has not sponsored, maintained, administered or contributed to within the last six (6) years, and does not have any liability (including on account of a Company ERISA Affiliate) with respect to, (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), or (ii) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). With respect to any Company Benefit Plan that is a “multiple employer plan” (as described in Section 413(c) of the Code), such Company Benefit Plan complies in all material respects with the requirements of the Code and ERISA and neither the Company nor any of its Subsidiaries has any liabilities with respect to such a plan other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither the Company nor any of the Company

ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to within the last six (6) years, or has any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.
(d)   Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion or advisory letter issued to the prototype or volume submitter sponsor), and nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.
(e)   Each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(f)   Each Company Benefit Plan that is subject to Section 409A of the Code in whole or in part at all applicable times has been established and administered to comply in all material respects with the requirements of Section 409A of the Code.
(g)   Other than routine claims for benefits, there is no litigation, claim or assessment pending or, to the Company’s Knowledge, threatened by, on behalf of, or against any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.
(h)   There are no pending or, to the Company’s Knowledge, threatened, audits or investigations by any Regulatory Authority involving any Company Benefit Plan.
(i)   Neither the Company nor, to the Company’s Knowledge, any of its current or former Company Benefit Plan fiduciaries, employees, officers or directors has or has had any material liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement by reason of any breach of any fiduciary duty (whether by any action or failure to act) in connection with any Company Benefit Plan, including any material liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. Neither the Company nor any of its Subsidiaries has any material liability on account of any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(j)   There are no obligations under any Company Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than (i) rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws, (ii) coverage that extends through the end of the month in which a termination of employment occurs or (iii) in connection with severance benefits).
(k)   No condition exists as a result of which the Company or any Subsidiary would have any material liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. Except as could not reasonably be expected to result in material liability to the Company or any Subsidiary, all individuals participating in Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plan.
Section 3.13   Compliance with Legal Requirements. The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. The Company and each of its Subsidiaries is, and at all times since January 1, 2018, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2018, any written notice or, to the Knowledge of the Company, other communication (whether oral or written) from any Regulatory

Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 3.14   Legal Proceedings; Orders.
(a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, Proceedings against the Company or any of its Subsidiaries. There is no Order imposed on the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Acquiror or any of its affiliates) that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or threatened regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.
(b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any Order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) since January 1, 2018, has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, since January 1, 2018, none of the foregoing has been threatened by any Regulatory Authority.
Section 3.15   Absence of Certain Changes and Events. Except as listed in Section 3.15 of the Company Disclosure Schedules, since September 31, 2021, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.16   Material Contracts. Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Section 3.16 of the Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a “Company Material Contract”) as of the date of this Agreement, true, complete and correct copies of each of which have been delivered or made available to Acquiror:
(a)   each lease of real property to which the Company or any of its Subsidiaries is a lessee;
(b)   all loan and credit agreements, conditional sales Contracts or other title retention agreements or security agreements relating to money borrowed by it in excess of $500,000, exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements and Federal Home Loan Bank of Des Moines advances;
(c)   each Contract that involves performance of services or delivery of goods or materials by it of an amount or value in excess of $500,000 (other than Contracts for the sale of loans);
(d)   each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by it in excess of $500,000;
(e)   each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having aggregate remaining payments of less than $300,000);

(f)   each Contract that contains any assignment or license of or covenant not to assert or enforce any patents, trademarks, copyrights, or other intellectual property (other than shrink-wrap license agreements or other similar license agreements or agreements with current or former employees);
(g)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(h)   each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;
(i)   each Contract containing covenants that limit, in any material respect, the ability of the Company or its Subsidiaries (or that, upon consummation of the Merger, would limit the ability of the Acquiror or any of its Affiliates) to engage in any line of business or to compete with any Person;
(j)   each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods, having an average annual amounts in excess of $300,000;
(k)   each current material consulting agreement to which the Company or any of its Subsidiaries is a party;
(l)   each current material non-competition agreement to which the Company or any of its Subsidiaries is a party;
(m)   each Contract for capital expenditures in excess of $500,000;
(n)   each material Company Benefit Plan; and
(o)   each amendment, supplement and modification in respect of any of the foregoing.
Section 3.17   No Defaults. Each Company Material Contract is in full force and effect and is valid and enforceable against the Company, and to the Company’s Knowledge, against such other party to such Company Material Contract, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract, except where any such default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2018, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.
Section 3.18   Insurance. Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds (other than policies and bonds maintained in connection with Company Benefit Plans) owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective businesses, operations, properties or assets (including bankers’ blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Acquiror. The Company and its Subsidiaries are insured against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with comparable entities engaged in the same business and industry. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims that have been filed thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past three (3) years prior to the date of this Agreement that individually or in the aggregate exceed $300,000 and the current status of such claims. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past five (5) years.
Section 3.19   Compliance with Environmental Laws. There are no Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any pending investigation or inquiry, in each case as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate, other than OREO, on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 3.20   Transactions with Affiliates. Since January 1, 2018, all transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Company SEC Reports. No transaction, or series of related transactions, is currently proposed by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 3.21   Brokerage Commissions. Except for fees payable to Keefe, Bruyette & Woods, Inc. pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
Section 3.22   Approval Delays; CRA Rating. To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank’s most recent CRA rating was “satisfactory” or better.
Section 3.23   Labor Matters.
(a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. Except as would not be expected to give rise to a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.
Section 3.24   Intellectual Property.
(a)   Each of the Company and its Subsidiaries has the right, and the Surviving Entity and its Subsidiaries will have the right from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not infringe on any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.
(b)   To the extent the Company has designated any of its information, materials, or processes a trade secret, the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all such trade secrets that are owned, used, or held by them.
(c)   To the Knowledge of the Company, none of the software utilized by the Company: (i) contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such software (“Defective Code”) or any system containing or used in conjunction with such software that has not been patched and fixed by the software provider and installed and applied by the Company and its Subsidiaries; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such software or system.
(d)   To the Knowledge of the Company, none of the software utilized by the Company contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware,” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding, in any unauthorized manner, the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or data security of any user or damaging or destroying any data file without the user’s consent (“Malicious Code”), which in the case of (i) and (ii) has not been patched or fixed by the software provider and installed and applied by the Company and its Subsidiaries.
(e)   The computers, software utilized by the Company, computer programs, in source code and object code forms, servers, workstations, routers, hubs, switches, circuits, networks, data communication lines, repair and refurbishment equipment, and all other information technology equipment, in each case, relating to the transmission, storage or processing of data, owned or controlled by the Company or any of its Subsidiaries (“IT Assets”) (i) operate and perform, in all material respects as required for the conduct of the Company’s and its Subsidiaries’ businesses, and have not materially malfunctioned or failed within the past three years; and (ii) to the Knowledge of the Company, do not contain any open source code which has a Material Adverse Effect on the Company. The Company and its Subsidiaries take reasonable actions, consistent with industry standards to which it has expressly committed to adhere, to protect the security of the IT Assets (and all third party and customer information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification, or corruption, such as: (A) the use of encryption technology; and (B) the implementation of a security plan which (x) identifies, within a reasonably prompt period of time, material external risks to the security of the Company’s and/or its Subsidiaries’ confidential information or that of third parties or customers, and (y) implements, monitors, and improves adequate and effective safeguards designed to control those risks. The Company has implemented reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a reasonable business continuity plan, in each case consistent with banking industry practices. To the Knowledge of the Company no claims are pending or threatened in writing against the

Company or any of its Subsidiaries alleging a violation of any the Company’s privacy rights or rights regarding the protection of personally identifiable information or other non-public information.
Section 3.25   Investments.
(a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of September 30, 2021, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Company Investment Securities”); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.
(b)   Except as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as “held to maturity,” none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
(c)   None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other Person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.
(d)   All Derivative Transactions, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with prudent banking practice and applicable Legal Requirements of applicable Regulatory Authorities and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. The Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.
Section 3.26   Fairness Opinion. Prior to execution of this Agreement, the Company Board has received the opinion of Keefe, Bruyette and Woods, Inc. (a copy of which will be provided to Acquiror after receipt thereof solely for information purposes) to the effect that, as of the date of such opinion and based upon and subject to the qualifications and assumptions set forth therein, the merger consideration (as defined in such opinion) in the Merger is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion has not been withdrawn, revoked or modified.
Section 3.27   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by the Company in this Article 3, and as qualified by the Company Disclosure Schedules (and any updates thereto), neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its

Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty, express or implied, to Acquiror or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article 3, any oral or written information presented to Acquiror or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   The Company acknowledges and agrees that neither Acquiror nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 4.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUIROR
Except as Previously Disclosed, or as disclosed in any Acquiror SEC Report filed with or furnished to the SEC and publicly available prior to the execution of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), and except as may not be disclosed as a result of an applicable Legal Requirement, Acquiror hereby represents and warrants to the Company as follows:
Section 4.1   Acquiror Organization. Acquiror: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has all requisite power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Acquiror Certificate of Incorporation and the Acquiror Bylaws and all amendments thereto set forth in the Acquiror SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Acquiror has no subsidiary other than the subsidiaries listed on Exhibit 21 to Acquiror’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Section 4.2   Acquiror Subsidiary Organizations. Each Subsidiary of the Acquiror is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Acquiror. Each Subsidiary of the Acquiror has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Acquiror’s bank Subsidiaries are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due.
Section 4.3   Authorization; Enforceability. Acquiror has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Board. The Acquiror Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Acquiror and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of Acquiror and its stockholders. The execution, delivery and performance of this Agreement by Acquiror, and the consummation of its obligations under this Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement (assuming due authorization, execution and delivery by the other party thereto) constitutes a legal, valid and binding obligation of Acquiror enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 4.4   No Conflict. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, Acquiror or any of its Subsidiaries; or (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals. To the Acquiror’s Knowledge, except for: (i) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (ii) the filing of applications, filings and notices, as applicable, with the Missouri Division of Finance and approval of such applications, filings and notices; (iii) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (iv) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (v) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL; and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the Nasdaq Global Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.5   Acquiror Capitalization.
(a)   The authorized capital stock of Acquiror currently consists exclusively of: (i) 20,000,000 shares of Acquiror Common Stock, of which, as of the date immediately preceding the date of this Agreement (the “Acquiror Capitalization Date”), 15,597,619 shares were issued and outstanding; and (ii) 250,000 shares of Acquiror’s preferred stock, $1.00 par value per share (the “Acquiror Preferred Stock”), of which no shares were issued and outstanding as of the Acquiror Capitalization Date. Acquiror does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of Acquiror on any matter. All of the issued and outstanding shares of Acquiror Capital Stock have been, and those shares of Acquiror Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. Acquiror’s securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the Nasdaq Global Market and Acquiror satisfies all of the quantitative maintenance criteria of the Nasdaq Global Market.
(b)   As of the Acquiror Capitalization Date, no shares of Acquiror Capital Stock were reserved for issuance except for: (i) 466,192 shares of Acquiror Common Stock reserved for issuance in connection with outstanding stock options, restricted stock units, or other equity awards under Acquiror Benefit Plans; and (ii) 340,389 shares of Acquiror Common Stock reserved for issuance pursuant to future awards under Acquiror Benefit Plans.
(c)   None of the shares of Acquiror Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than pursuant to any existing equity incentive plans, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Acquiror or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of Acquiror Common Stock; and (ii) no contractual obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or any equity security of the Acquiror or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Acquiror or its Subsidiaries. Except as permitted by this

Agreement, since the Acquiror Capitalization Date, no shares of Acquiror Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Acquiror or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of Acquiror or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of Acquiror. Other than its Subsidiaries, Acquiror does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 4.6   Acquiror SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a)   Acquiror has timely filed all Acquiror SEC Reports, except where the failure to file any Acquiror SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror, and all such Acquiror SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to the Acquiror. The Acquiror SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Acquiror SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Acquiror SEC Reports. No Subsidiary of Acquiror is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)   The financial statements presented (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP (or in accordance with regulatory accounting principles to the extent different from GAAP and required by any Regulatory Authority or to which the Acquiror and SFCB are subject) consistently, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements, including the maintenance of an adequate system of internal controls. Taken together, the financial statements presented in the Acquiror SEC Reports (collectively, the “Acquiror Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries at the respective dates of and for the periods referred to in the Acquiror Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Acquiror Financial Statements. As of the date hereof, RSM US LLP has not resigned (or informed Acquiror that it intends to resign) or been dismissed as independent registered public accountants of Acquiror.
(c)   Acquiror and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2018, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Acquiror and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(d)   To the Knowledge of Acquiror, there has not been any event or occurrence since January 1, 2018 that would result in a determination that any of its banking Subsidiaries is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 4.7   Compliance with Legal Requirements. Acquiror and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. Acquiror and each of its Subsidiaries is, and at all times since January 1, 2018, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. Except as would not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 2018, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 4.8   Legal Proceedings; Orders.
(a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened, Proceedings against Acquiror or any of its Subsidiaries. There is no Order imposed on Acquiror or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of Acquiror or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Acquiror or any of its Subsidiaries as currently conducted.
(b)   Neither Acquiror nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any Order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Acquiror, none of the foregoing has been threatened by any Regulatory Authority.
Section 4.9   Taxes. Acquiror and each of its Subsidiaries has duly filed all material income Tax Returns required to be filed by it on or before the Closing Date, and each such Tax Return filed is complete and accurate in all material respects. Acquiror and each of its Subsidiaries has paid, or made adequate provision for the payment of, all material income Taxes due and payable by Acquiror and its Subsidiaries, and is not delinquent in the payment of any material income Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no claim or assessment pending against Acquiror for any material Taxes owed by it, and except as set forth on Section 4.9 of the Acquiror Disclosure Schedules, no audit, examination or investigation related to material Taxes paid or payable by Acquiror and its Subsidiaries is presently being proposed or conducted by any Regulatory Authority. Acquiror and each of its Subsidiaries has not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations which is a “listed transaction” as set forth in Treasury Regulation Section 1.6011 4(b)(2).
Section 4.10   Employee Benefits. Neither Acquiror nor any of the Acquiror ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to within the last six (6) years, or has any liability with respect to, any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code (including any “multiemployer plan” as defined in Section 3(37) of ERISA). There are no obligations under any Acquiror Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than (i) rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws, (ii) coverage that extends through the end of the month in which a termination of employment occurs or (iii) in connection with severance benefits). Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror, (i) each Acquiror Benefit Plan is and has been administered in all respects in compliance with its terms and with all applicable Legal Requirements, and (ii) other than routine claims for benefits, there is no litigation, claim, audit, investigation or assessment pending or, to Acquiror’s Knowledge, threatened by, on behalf of, or against any Acquiror Benefit Plan that alleges a violation of applicable state or federal law or violation of any Acquiror Benefit Plan document or related agreement.
Section 4.11   Absence of Certain Changes and Events. Since December 31, 2020, no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror.
Section 4.12   Brokerage Commissions. Except for fees payable to Piper Sandler & Co. pursuant to an engagement letter that has been Previously Disclosed, none of Acquiror or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
Section 4.13   Approval Delays. To the Knowledge of Acquiror, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The most recent CRA rating of each banking Subsidiary of Acquiror was “satisfactory” or better.
Section 4.14   Financial Capability. Acquiror has, and will have prior to the Effective Time, sufficient funds to pay the cash portion of the Common Stock Merger Consideration and to perform its other obligations contemplated by this Agreement.
Section 4.15   Transactions With Affiliates. Since January 1, 2018, all transactions required to be disclosed by Acquiror pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Acquiror SEC Reports. No transaction, or series of related transactions, is currently proposed by Acquiror or any of its Subsidiaries or, to the Knowledge of Acquiror, by any other Person, to which Acquiror or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 4.16   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Acquiror in this Article 4, neither Acquiror nor any other Person makes any express or implied representation or warranty with respect to Acquiror, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Acquiror hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Acquiror nor any other Person makes or has made any representation or warranty, express or implied, to the Company or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Acquiror, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Acquiror in this Article 4, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Acquiror, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   Acquiror acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 3.
ARTICLE 5
THE COMPANY’S COVENANTS
Section 5.1   Access and Investigation.
(a)   Subject to any applicable Legal Requirement and any reasonable response to the COVID-19 virus (SARS-COV-2) (or any mutation or variation thereof or related health condition, or any related or associated epidemics, pandemics or disease outbreaks), Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be reasonably necessary for the purpose of determining the Company’s continued compliance with the terms and conditions of this Agreement and preparing for the integration of Acquiror and the Company following the Effective Time. Acquiror and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Acquiror shall deem reasonably necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Acquiror or its Representatives attorneys’ responses to auditors’ requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Acquiror the disclosure of which, in the Company’s reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; (iii) relate to pending or threatened litigation or investigations; or (iv) if disclosure might otherwise affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.
(b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Acquiror: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.
(c)   The Company shall provide, and cause each of its Subsidiaries to provide, to Acquiror all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents: (i) relating to confidential supervisory or examination materials, (ii) the disclosure of which would violate any applicable Legal Requirement, (iii) the disclosure of which would, in the reasonable judgment of the Company’s outside counsel, result in the waiver of the attorney-client privilege, or (iv) related to an Acquisition Proposal (disclosure of which shall be governed solely by Section 5.8).
(d)   All information obtained by Acquiror in accordance with this Section 5.1 shall be treated in confidence as provided in that certain confidentiality agreement, dated July 27, 2021, between Acquiror and the Company (the “Confidentiality Agreement”).
Section 5.2   Operation of the Company and Company Subsidiaries.
(a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, or in response to the novel coronavirus (COVID-19), any mutation(s) or variation(s) thereof or related health condition, any related or associated epidemics or pandemics, any other extraordinary event or any Legal Requirement enacted by any governmental authority in response thereto, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely and materially affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

(b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, and except as required in order to comply with any Legal Requirement or Contract, or in response to the novel coronavirus (COVID-19), any mutation(s) or variation(s) thereof or related health condition, any related or associated epidemics or pandemics, any other extraordinary event or any Legal Requirement enacted by any Regulatory Authority in response thereto, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:
(i)   other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement: (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Common Stock or any security convertible into Company Common Stock; (B) permit any additional shares of Company Common Stock to become subject to new grants, including issuances under Company Benefit Plans; or (C) grant any registration rights with respect to shares of Company Common Stock;
(ii)   (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Common Stock outside of past practice (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Common Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under Company Benefit Plans);
(iii)   materially and adversely amend the terms of, waive any rights under, violate the terms of, terminate (other than at its stated expiration date), willfully commit a breach of, or enter into (other than in the Ordinary Course of Business): (A) any Company Material Contract; (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Common Stock or rights associated therewith or any outstanding instrument of indebtedness;
(iv)   enter into loan transactions that is not in all material respects in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;
(v)   (A) enter into any new credit or new lending relationships greater than $2.5 million that would require an exception to the Bank’s formal loan policy as in effect as of the date of this Agreement or that are not in compliance in all material respects with the provisions of such loan policy; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;
(vi)   maintain an allowance for loan and lease losses which is not consistent in all material respects with past practices of the Bank to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off in whole or in part, on Company Loans and leases outstanding (including accrued interest receivable);
(vii)   fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days;
(viii)   sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties in an amount in excess of $300,000 in the aggregate, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances (A) in the Ordinary Course of Business, (B) of financial assets or investments, or (C) of obsolete or unused equipment, fixtures or assets and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;
(ix)   acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business), or contract to acquire, all or any portion of the assets, business, deposits or properties of any other entity in an amount in excess of $300,000 in the aggregate except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
(x)   amend the Company Certificate of Incorporation or the Company Bylaws, or similar governing documents of any of its Subsidiaries;
(xi)   implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
(xii)   except as permitted by this Agreement or as required by any applicable Legal Requirement or the terms of any Company Benefit Plan existing as of the date hereof: (A) materially increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the “Company Employees”), other than (i) increases in the Ordinary Course of Business consistent with past practices in timing, metrics and amount or (ii) increases in connection with the promotion of a Company Employee in accordance with the following clause (B); (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option or other stock-based compensation, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or stockholder, other than (i) terminations of employment for cause, (ii) in connection with the promotion of a Company Employee in order to fill any vacated position and (iii) entering into an employment agreement with a newly hired employee, or terminating the employment agreement of a Company Employee, in each case where such employee’s annual salary does not exceed $200,000; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement;
(xiii)   incur or guarantee any indebtedness for borrowed money, including any increase in any outstanding indebtedness in excess of $1,000,000, other than in the Ordinary Course of Business;
(xiv)   enter into any material new line of business or, other than in the Ordinary Course of Business, materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;
(xv)   settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $300,000 and that would not impose any material restriction on the business of the Company or its Subsidiaries;
(xvi)   make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

(xvii)   (1) make or change any material Tax elections, (2) change an annual accounting period, (3) change or consent to any change in its or its Subsidiaries’ method of accounting for Tax purposes (except as required by a change in GAAP or applicable Tax law), (4) change or modify any position on any material Tax Return filed on or after the date of this Agreement from positions taken on Tax Returns previously filed, settle or compromise any Tax liability, claim or assessment, (6) enter into any closing agreement, (7) waive or extend any statute of limitations with respect to a material amount of Taxes, (8) surrender any right to claim a refund for a material amount of Taxes, (9) file any amended Tax Return, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;
(xviii)   hire any employee with an annual salary in excess of $200,000; or
(xix)   agree to take, make any commitment to take, or adopt any resolutions of the Company Board, or to allow the board of any Company Subsidiary to take or adopt any resolutions of such board of any Company Subsidiary, in support of, any of the actions prohibited by this Section 5.2(b).
Section 5.3   Notice of Changes. To the extent permitted by applicable Legal Requirements, the Company will give prompt notice to Acquiror of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained herein that reasonably would be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8.
Section 5.4   Stockholders’ Meeting. Subject to the other provisions of this Agreement and unless there has been a Company Adverse Recommendation (as defined below), the Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, use reasonable best efforts to take all action necessary, including as required by and in accordance with the DGCL, the Company Certificate of Incorporation and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval. The Company and Company Board will use their reasonable best efforts to obtain from its stockholders the votes in favor of the adoption of this Agreement required by the DGCL, including by recommending that its stockholders vote in favor of this Agreement, and the Company and Company Board will not withhold, withdraw, qualify or modify in a manner adverse to Acquiror or the ability of either party to consummate the Merger (or publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to Acquiror or the ability of either party to consummate the Merger) the Company Board’s recommendation to the Company’s stockholders that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the Merger (a “Company Adverse Recommendation”). Notwithstanding the foregoing or any other provision in this Agreement to the contrary, if, prior to the time the Company Stockholder Approval is obtained, the Company Board, after consultation with outside counsel, determines in good faith that, based upon the receipt of a Superior Proposal or Intervening Event, it is in the best interest of the Company stockholders to withdraw, modify or qualify such recommendation, or that the failure to make a Company Adverse Recommendation is reasonably likely to result in a violation of its fiduciary duties under applicable Legal Requirements, then the Company Board may make a Company Adverse Recommendation.
Section 5.5   Information Provided to Acquiror. The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company to Acquiror for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders’ Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.
Section 5.6   Operating Functions. The Company and the Bank shall reasonably cooperate with Acquiror in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree; including, to the extent necessary, by providing notices and other documentation to all insurance carriers, which will confirm to such carriers that Acquiror is the owner of all insurance accounts after the Effective Time and that Acquiror is the agent of record for all policies relating to such insurance accounts after the Effective Time.
Section 5.7   Company Benefit Plans.
(a)   At the request of Acquiror, which request must be provided at least five (5) days before the Effective Time, the Company will adopt written resolutions to terminate, effective as of the day prior to the Closing Date, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (a “Company 401(k) Plan”), on terms reasonably acceptable to Acquiror in accordance with the terms of the applicable Company Benefit Plan and applicable Legal Requirements, provided, however, that no action taken by the Company with respect to the termination of a Company Benefit Plan shall be required to be irrevocable until one day prior to the Effective Time. Following a termination of the Company 401(k) Plan pursuant to the preceding sentence, Acquiror shall, or shall cause its applicable Affiliates to, permit Covered Employees to rollover their account balances in the Company 401(k) Plan (including any promissory notes evidencing outstanding loan balances under the Company 401(k) Plan) into a qualified retirement plan maintained by Acquiror or one of its Affiliates. With respect to any other Company Benefit Plan (other than an individualized agreement or a Company Benefit Plan that cannot be terminated without the consent of participants therein) that Acquiror, at least five (5) days before the Effective Time, requests be terminated by the Company, the Company shall use commercially reasonable efforts to commence the termination of such Company Benefit Plan prior to the Closing Date.
(b)   Prior to the Effective Time, the Company shall accrue the costs associated with any payments due under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements, consistent with GAAP.
Section 5.8   Acquisition Proposals and Intervening Events.
(a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal.
(b)   The Company will notify Acquiror, within two (2) Business Days following the Company’s receipt thereof, of any Acquisition Proposal (including the identity of the Person making such Acquisition Proposal), and will thereafter keep Acquiror apprised on a reasonably current basis of any related material developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal).
(c)   The Company agrees that it and its Subsidiaries will not, and it will not permit its and its Subsidiaries’ respective officers, directors, agents, advisors and affiliates to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to any Acquisition Proposal (other than contacting a Person for the sole purpose of (1) seeking clarification of the terms and conditions of an Acquisition Proposal or inquiry related thereto or (2) informing a Person of the terms of this Agreement); provided that, notwithstanding the foregoing or any other provision in this Agreement to the contrary, in the event the Company receives an unsolicited bona fide Acquisition Proposal from a Person other than Acquiror after the execution of this Agreement, and the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, the Company may: (i) furnish information or data with respect to it and its Subsidiaries to such Person making such Acquisition Proposal and its Representatives, pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Acquiror shall be promptly furnished to Acquiror); (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; and (iii) only if the Company Board has determined, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, terminate this Agreement pursuant to Section 10.1(h) in order to enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to Section 10.1(h) unless (x) four (4) Business Days have elapsed following the delivery to Acquiror of a written notice of the Company Board’s determination that such Acquisition Proposal constitutes a Superior Proposal, (y) during such four (4) Business-Day period, the Company negotiated with Acquiror, if Acquiror so desired, to make changes to this Agreement and the Contemplated Transactions so that such Acquisition Proposal would no longer constitute a Superior Proposal and (y) after the close of business on the last day of such four (4) Business-Day period, the Company Board, after consultation with outside counsel and its financial advisor and after considering any changes to this Agreement and the Contemplated Transactions that were proposed in writing by Acquiror prior to the end of such four (4) Business-Day Period, determines that such Acquisition Proposal continues to constitute a Superior Proposal.
(d)   Nothing in this Agreement shall prohibit or restrict the Company Board from making a Company Adverse Recommendation at any time prior to obtaining the Company Stockholder Approval in response to an Intervening Event to the extent that (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to effect a Company Adverse Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements, and (ii) (A) the Company provides Acquiror four (4) Business Days’ notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Company Adverse Recommendation, the Company shall negotiate in good faith with Acquiror during such four (4) Business Day period (to the extent that Acquiror desires to negotiate) to make such revisions to the terms of this Agreement as would obviate the need for the Company Board to make a Company Adverse Recommendation pursuant to this Section 5.8(d), and (C) the Company Board shall have considered in good faith any changes to this Agreement offered in writing by Acquiror, and following such four (4) Business Day period, shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, financial advisors, that the failure of the Company Board to effect a Company Adverse Recommendation with respect to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements.
(e)   Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
ARTICLE 6
ACQUIROR’S COVENANTS
Section 6.1   Access and Investigation.
(a)   Subject to any applicable Legal Requirement and any reasonable response to the COVID-19 virus (SARS-COV-2) (or any mutation or variation thereof or related health condition, or any related or associated epidemics, pandemics or disease outbreaks), the Company and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of Acquiror and each of its Subsidiaries in accordance with the provisions of this Section 6.1(a) as shall be reasonably necessary for the purpose of determining Acquiror’s continued compliance with the terms and conditions of this Agreement. No investigation by the Company or any of its Representatives shall affect the representations and warranties made by Acquiror in this Agreement. This Section 6.1(a) shall not require the disclosure of any information to the Company the disclosure of which, in Acquiror’s reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

(b)   All information obtained by the Company in accordance with this Section 6.1 shall be treated in confidence as provided in the Confidentiality Agreement.
Section 6.2   Operation of the Acquiror and Acquiror Subsidiaries.
(a)   During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Acquiror shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause each of its Subsidiaries to: (a) maintain and preserve intact its business organization and advantageous business relationships; and (b) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b)   Except as expressly provided for in this Agreement or in the usual, regular and ordinary course consistent with past practice, from the date hereof until the Effective Time, Acquiror covenants to the Company, for itself and on behalf of Acquiror’s Subsidiaries, that, without first obtaining the written approval of the Company (which shall not be unreasonably withheld, conditioned or delayed), Acquiror will not, and will cause each Acquiror Subsidiary not to:
(i)   adjust, split, combine, reclassify, redeem, purchase or otherwise acquire any shares of capital stock;
(ii)   set any record or payment dates for the payment of any material dividends or distributions on its capital stock, or make, declare or pay any material dividend or distribution;
(iii)   issue, sell, deliver, grant or otherwise permit to become outstanding, or authorize the creation of, any: (A) shares of any class of stock of any Acquiror Subsidiary; (B) shares of any class of stock of Acquiror (other than the 15,597,619 shares of stock outstanding as of the Acquiror Capitalization Date or pursuant to any existing equity incentive plan); (C) securities convertible into any of such shares; or (D) securities or obligations convertible into or exercisable or exchangeable for, or giving to any other party any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of Acquiror; or
(iv)   agree to, or make a commitment to, take, or adopt any resolutions of the Acquiror Board in support of any of the foregoing.
Section 6.3   Notice of Changes. The Acquiror will give prompt notice to the Company of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Acquiror; or (b) would cause or constitute a material breach of any of the Acquiror’s representations, warranties, covenants or agreements contained herein that reasonably would be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 9.
Section 6.4   Information Provided to the Company. Acquiror agrees that the information concerning Acquiror or any of its Subsidiaries that is provided or to be provided by Acquiror to the Company for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to the Company or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or in any document submitted to, or other communication with, any Regulatory Authority.

Section 6.5   Operating Functions. Acquiror shall cooperate with the Company and the Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree.
Section 6.6   Indemnification.
(a)   From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Legal Requirements, each current or former director, officer or employee of the Company or any of its Subsidiaries or fiduciary of the Company or any of its Subsidiaries under any Company Benefit Plans or any Person who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee, employee or agent of another Person (each, an “Indemnified Party”), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees, costs and expenses), judgments, fines, losses, claims, amounts paid in settlement, damages and liabilities relating to, arising from or incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including this Agreement or the Contemplated Transactions, whether asserted or claimed prior to, at or after the Effective Time. Acquiror shall also advance expenses incurred by an Indemnified Party in each such case to the fullest extent permitted by applicable Legal Requirements, subject to the receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.
(b)   For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, the Company shall acquire and maintain in effect the Company’s and its Subsidiaries’ current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policy for acts or omissions occurring prior to or at the Effective Time; provided that in no event shall the Company be required to expend annually in the aggregate an amount in excess of 300% of the amount of the aggregate annual premiums paid by the Company and its Subsidiaries for the current policy term for such purpose and, if the Company is unable to maintain such policy (or substitute policy) as a result of this proviso, the Company shall obtain as much comparable insurance as is available and for as long a period of time as is available following the Effective Time by payment of such amount; provided further, that the Company may substitute therefor, or the Acquiror may purchase prior to the Effective Time, “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s and its Subsidiaries’ existing policies as of the date hereof.
(c)   If Acquiror or any of its successors or assigns shall: (i) consolidate with or merge into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger; or (ii) transfer all or substantially all its properties and assets to any Person; then, and in each such case, Acquiror shall cause proper provision to be made so that the successor and assign of Acquiror assumes the obligations set forth in this Section 6.6.
(d)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers, employees or other Persons insured thereunder, it being understood and agreed that the indemnification and other rights provided for in this Section 6.6 are not prior to or in substitution for any such claims under such policies.
(e)   The provisions of this Section 6.6 are not exclusive of any other rights to indemnification, advancement of expenses, exculpation or insurance of any Indemnified Party, whether arising under the Company’s or any of its Subsidiaries’ organizational documents, applicable law, an indemnification agreement, a resolution of a board of directors or stockholders or otherwise, and such provisions shall survive consummation of the Merger and the Bank Merger. The provisions of this Section 6.6 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives, each of whom is an express third-party beneficiary hereof.

Section 6.7   Authorization and Reservation of Acquiror Common Stock. The Acquiror Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Acquiror Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.
Section 6.8   Stock Exchange Listing. Acquiror shall use its reasonable best efforts to cause all shares of Acquiror Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the Nasdaq Global Market prior to the Closing Date.
Section 6.9   Assumption of Debt Instruments. Acquiror agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Entity, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company’s outstanding debt, subordinated debentures, guarantees, securities, and other agreements to the extent required by the terms of such debt, subordinated debentures, guarantees, securities, and other agreements.
Section 6.10   Board Representation. Subject to any necessary approval by the appropriate Regulatory Authorities, Acquiror shall take all appropriate action, subject to and in accordance with the Acquiror Bylaws, to appoint one individual serving on the Company Board and mutually agreeable to the parties, to the Acquiror Board, effective immediately upon the Effective Time.
ARTICLE 7
COVENANTS OF ALL PARTIES
Section 7.1   Regulatory Approvals. Acquiror and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible, but in no event more than thirty (30) days after the date of this Agreement, prepare and file the appropriate regulatory applications to effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all public, non-confidential substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Acquiror and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions. Notwithstanding anything to the contrary, including the covenants set forth in Sections 7.1 and 7.3, nothing in this Agreement shall require Acquiror to grant any consent, make any undertaking, agree to any concession, make any payment, take (or refrain from taking) any action, or commit to do any of the foregoing, to obtain any Requisite Regulatory Approval, or to enable, facilitate or permit the Company to obtain any Requisite Regulatory Approval, if such consent, undertaking, concession or action is materially adverse to Acquiror.
Section 7.2   SEC Registration. As soon as practicable, but in no event more than sixty (60) days, following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. Prior to the filing of the Registration Statement, Acquiror shall consult with the Company with respect to such filing and shall afford the Company and its Representatives reasonable opportunity to review and comment thereon. The Registration Statement and the Proxy Statement shall include all information reasonably requested by the Company to be included. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable Legal Requirement in connection with the Acquiror Stock Issuance, and each party shall furnish all information concerning itself and its stockholders as may be reasonably requested in connection with any such action. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Acquiror or any Subsidiary of the Company or Acquiror, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Acquiror, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Acquiror, as applicable, shall promptly notify the other of such event (including, prior to entering into any agreement providing for any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving Acquiror or any of its Subsidiaries), and the Company or Acquiror, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company’s stockholders and to Acquiror’s stockholders. Acquiror shall take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Legal Requirements and the rules and regulations thereunder in connection with the Merger and the Acquiror Stock Issuance.
Section 7.3   Publicity. Neither the Company nor Acquiror shall, and neither the Company nor Acquiror shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which consent shall not be unreasonably withheld or delayed) of Acquiror, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Acquiror; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the Nasdaq Rules.
Section 7.4   Reasonable Best Efforts; Cooperation. Each of Acquiror and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to the Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Acquiror nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Acquiror and the Company will, and will cause each Subsidiary of Acquiror and the Company, respectively, and all of their respective Affiliates and Representatives to, reasonably cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions.
Section 7.5   Employees and Employee Benefits.
(a)   All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing (“Covered Employees”) shall automatically become employees of Acquiror as of the Closing.

Following the Closing, Acquiror shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available to similarly-situated employees of Acquiror under the Acquiror Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Acquiror Benefit Plan; and (ii) until such time as Acquiror shall cause Covered Employees to participate in the Acquiror Benefit Plans, a Covered Employee’s continued participation in Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Acquiror Benefit Plans may commence at different times with respect to each Acquiror Benefit Plan).
(b)   For the purpose of satisfying eligibility requirements and vesting periods (but not for the purpose of other benefit accruals) under the Acquiror Benefit Plans providing benefits to the Covered Employees (the “New Plans”), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.
(c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Acquiror shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d)   Nothing in this Agreement, express or implied, is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement or any right to a particular term or condition of employment, or is intended to confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third party beneficiary of this Agreement.
Section 7.6   Tax Free Reorganization.
(a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Acquiror shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Acquiror nor any Affiliate of Acquiror knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)   As of the date hereof, the Company does not know of any reason: (i) why it would not be able to deliver to counsel to the Company and counsel to Acquiror, at the date of the legal opinions referred to in Section 9.8, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Section 9.8, respectively, and the Company hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 9.8. The Company will deliver such certificates to counsel to the Company and counsel to Acquiror.
(c)   As of the date hereof, Acquiror does not know of any reason why it would not be able to deliver to counsel to Acquiror and counsel to the Company, at the date of the legal opinions referred to in Section 9.8, certificates substantially in compliance with the IRS Guidelines, to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Section 9.8, respectively, and Acquiror hereby agrees to deliver such certificates effective as of the date of such opinions. Acquiror will deliver such certificates to counsel to Acquiror and counsel to the Company.
(d)   Any transfer Taxes imposed as a result of the Contemplated Transactions shall be paid fifty percent (50%) by the Company and fifty percent (50%) by Acquiror when due, provided, however, if any penalties and interest are attributable to solely as a result of the actions or activities of only one of the parties, then such penalties and interest will be borne by party whose actions or activities resulted in such penalties and interest. The party required by law to do so by law to do so shall file all necessary Tax Returns and other documentation with respect to all transfer Taxes and, if required by applicable law, the other party shall, and shall cause their Affiliates to, join in the execution of any such Tax Return and other documentation. The parties shall cooperate in timely providing each other with such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, any transfer Taxes.
(e)   BKD CPA & Advisors shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company for taxable periods (or portion thereof) that end on or before the Closing Date and that are required to be filed after the Closing Date (“Pre-Closing Tax Returns”). Such Pre-Closing Tax Returns shall be prepared in a manner consistent with past practice (unless otherwise required by law) and without a change of any election or any accounting method. BKD CPA & Advisors shall provide copies of any such Pre-Closing Tax Return to Acquiror at least twenty (20) days prior to the filing of the Pre-Closing Tax Returns (which filing shall be before the due date, including extensions) for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).
(f)   Any and all Tax sharing agreements or other similar agreements (whether written or not) with respect to or involving the Company shall be terminated as of the Closing Date. After the Closing Date, the Company shall not be bound thereby or have any liability thereunder.
Section 7.7   Takeover Laws. If any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Legal Requirement is or may become applicable to the Merger, the parties shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Legal Requirement on the Merger and the transactions contemplated by this Agreement.
Section 7.8   Stockholder Litigation. Each of the Company and Acquiror shall give the other the reasonable opportunity to consult concerning the defense of any stockholder litigation against the Company or Acquiror, as applicable, or any of their respective directors or officers relating to the Contemplated Transaction
Section 7.9   Exemption from Liability Under Section 16(b). Company and Acquiror agree that, in order to most effectively compensate and retain Company Insiders (defined below), both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock into shares of Acquiror Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 7.9. Assuming Company delivers to Acquiror in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), the Board of Directors of Acquiror and of Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause any dispositions of Company Common Stock by the Company Insiders, and any acquisitions of Acquiror Common Stock, or the stock issued pursuant to Section 2.1, by any Company Insiders who, immediately following the Merger, will be officers or directors of the Acquiror subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.
Section 7.10   Adjusted Equity.
(a)   Within five (5) Business Days prior to the Closing Date, the Company shall have delivered to Acquiror a closing balance sheet for the Company as of the end of the immediately preceding month, prepared in all material respects in conformity with past practices and policies of Company and its Subsidiaries and in accordance with GAAP applied on a basis consistent with the preparation of the Company Financial Statements. The closing balance sheet shall reflect stockholders’ equity as adjusted to reflect the following adjustments, specification and changes: (i) the impact of the accumulated other comprehensive income shall be excluded; (ii) all Transaction Expenses shall be excluded; and (iii) the expenses associated with the termination and liquidation of the employment agreements set forth in Section 3.12(b) of the Company Disclosure Schedules shall be excluded (the “Adjusted Equity”). For purposes of the calculation of the Adjusted Equity, “Transaction Expenses” shall include, without limitation, investment banking fees, legal fees, accounting fees, costs associated with mailing the Proxy Statement, costs associated with the termination of Company Material Contracts, each of which shall be paid by or accrued for by the Company through the Closing Date. Acquiror shall have had an opportunity to review and comment on such estimated balance sheet. Such estimated closing balance sheet, as revised to reflect any comments agreed to by Company and Acquiror, is referred to as the “Closing Balance Sheet.”
(b)   If the Company Closing Balance Sheet reflects the Adjusted Equity greater than or equal to $95,549,088 (the “Company Minimum Adjusted Net Worth”), then there will be no adjustment to the Common Stock Merger Consideration. If the Closing Balance Sheet reflects the Adjusted Equity less than the Company Minimum Adjusted Net Worth, the Common Stock Merger Consideration shall be reduced as set forth in Section 2.1(b).
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR
The obligations of Acquiror to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror in whole or in part, except to the extent such waiver would be inconsistent with an applicable Legal Requirement):
Section 8.1   Accuracy of Representations and Warranties. For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.1, Section 3.3, Section 3.5(a) and (b) and Section 3.6 shall be true and correct in all material respects. In addition to the foregoing, there shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations and warranties set forth in Section 3.1, Section 3.3, Section 3.5(a) and (b) and Section 3.6) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

Section 8.2   Performance by the Company. The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 8.3   Stockholder Approval. The Company Stockholder Approval shall have been obtained.
Section 8.4   No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.
Section 8.5   Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall contain commitments, conditions, restrictions or understandings, whether contained in an approval letter or otherwise, which, individually or in the aggregate, would reasonably be expected by Acquiror Board to materially restrict or burden Acquiror or the Surviving Entity.
Section 8.6   Registration Statement. The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 8.7   Officers’ Certificate. Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.
Section 8.8   Stock Exchange Listing. Acquiror shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.
Section 8.9   No Material Adverse Effect. From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.
ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part, except to the extent such waiver would be inconsistent with an applicable Legal Requirement):
Section 9.1   Accuracy of Representations and Warranties. For purposes of this Section 9.1, the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.1, Section 4.3 and Section 4.5(a) and (b) shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations set forth in Section 4.1, Section 4.3 and Section 4.5(a) and (b)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications.
Section 9.2   Performance by Acquiror. Acquiror shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

Section 9.3   Stockholder Approval. The Company Stockholder Approval shall have been obtained.
Section 9.4   No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.
Section 9.5   Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall contain commitments, conditions, restrictions or understandings, whether contained in an approval letter or otherwise, which, individually or in the aggregate, would reasonably be expected by Company Board to materially restrict or burden the Surviving Entity.
Section 9.6   Registration Statement. The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 9.7   Officers’ Certificate. The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror certifying as to the matters set forth in Sections 9.1 and 9.2.
Section 9.8   Tax Opinion. The Company shall have received a written opinion of Sidley Austin LLP, tax counsel to the Company, or of another nationally recognized law firm, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) each of the Company and Acquiror will be a party to such reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Acquiror Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror Common Stock.
Section 9.9   Stock Exchange Listing. Acquiror shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.
Section 9.10   No Material Adverse Effect. From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.
ARTICLE 10
TERMINATION
Section 10.1   Termination of Agreement. This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Acquiror:
(a)   by mutual consent of the Acquiror Board and Company Board, each evidenced by appropriate written resolutions;
(b)   by Acquiror if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 5.4 or Section 5.8, which are separately addressed in Section 10.1(g)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 8 and such breach or failure to perform has not been or cannot be cured on or prior to the earlier of two (2) Business Days prior to the Termination Date and thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided that Acquiror is not itself in material breach of any provision of this Agreement;
(c)   by the Company if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 9 and such breach or failure to perform has not been or cannot be cured on or prior to the earlier of two (2) Business Days prior to the Termination Date and thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided that the Company is not itself in material breach of any provision of this Agreement;
(d)   by Acquiror or the Company if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Stockholder Approval is not obtained following the Company Stockholders’ Meeting; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (i) and (ii) above;
(e)   by Acquiror or the Company if the Effective Time shall not have occurred at or before the first anniversary of the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date; provided further, the Termination Date shall be extended if, in the mutual reasonable judgment of the parties, it is necessary to obtain the Requisite Regulatory Approval;
(f)   by Acquiror or the Company if any court of competent jurisdiction or other Regulatory Authority shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;
(g)   by Acquiror if the Company materially breaches any of its obligations under Section 5.4 or Section 5.8;
(h)   by the Company in accordance with Section 5.8;
(i)   by Acquiror if the Company makes a Company Adverse Recommendation;
(j)   by the Company, if the Company and Acquiror have not otherwise agreed in writing pursuant to Section 1.2 on a Closing Date, and (i) all of the conditions to the obligations of the Acquiror to consummate the Closing set forth in Article 8 (other than those conditions that by their terms are to be satisfied by the delivery of documents or taking of any other action at the Closing, but subject to such conditions being capable of being satisfied at the Closing) have been satisfied or waived as of the date the Closing should have been consummated pursuant to Section 1.2, (ii) the Company has delivered to the Acquiror a written notice irrevocably confirming that, if the Acquiror performed their respective obligations hereunder to consummate the Closing, the Company is ready, willing and able to consummate the Closing and the Closing will occur in accordance with the terms of this Agreement and (iii) the Acquiror shall have failed to consummate the Closing pursuant to Section 1.2 within three (3) Business Days after the delivery of the written notice specified in clause (ii) above; provided, that the Company remains ready to consummate the Closing as of immediately prior to the expiration of such three (3) Business Day period; and
(k)   by the Company, if both of the following conditions are satisfied on the Determination Date, such termination to be effective on the tenth (10th) day following the Determination Date: (i) the Final Acquiror Market Value is less than 85% of the Initial Acquiror Market Value and (ii) the number obtained by dividing the Final Acquiror Market Value by the Initial Acquiror Market Value shall be less than the number obtained by dividing (A) the Final Index Price by (B) the Initial Index Price minus 0.15; subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 10.1(k), it shall give written notice thereof to Acquiror within two (2) Business Days. During the five (5) Business Day period commencing with its receipt of such notice, Acquiror shall have the option to increase the Exchange Ratio to equal the lesser of (x) a quotient, the numerator of which is equal to the product of (A) the Initial Acquiror Market Value, (B) the Exchange Ratio, and (C) the Index Ratio minus 0.15 and the denominator of which is equal to the Final Acquiror Market Value; or (y) the quotient determined by dividing the Initial Acquiror Market Value by the Final Acquiror Market Value, and multiplying the quotient by the product of the Exchange Ratio and 0.85. If within such five (5) Business Day period, Acquiror delivers written notice to the Company that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies the Company of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 10.1(k), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified). If Acquiror or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(k). Any changes to the Exchange Ratio pursuant to this Section 10.1(k) shall also be applied consistently to the Mixed Election Share Consideration. For the avoidance of doubt, the revised Mixed Election Share Consideration shall be equal to the revised Exchange Ratio divided by 0.85.
For purposes of this Agreement, the following terms shall have the following meanings:
“Determination Date” means the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).
“Final Acquiror Market Value” means the weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the Nasdaq Global Select Market for the twenty (20) consecutive trading days immediately preceding the Determination Date.
“Final Index Price” means the average of the daily closing value of the Index as reported by Bloomberg (or if not available via Bloomberg another mutually agreeable source) for the twenty (20) consecutive trading days immediately preceding the Determination Date.
“Index” means the Nasdaq Bank Index or, if such Index is not available, such substitute or similar Index as substantially replicates the Nasdaq Bank Index.
“Index Ratio” means the Final Index Price divided by the Initial Index Price.
“Initial Acquiror Market Value” means $59.39, adjusted as indicated in the last sentence of Section 10.1(k).
“Initial Index Price” means the closing value of the Index as reported by Bloomberg (or if not available via Bloomberg another mutually agreeable source) on the last trading day immediately preceding the execution of this Agreement, adjusted as indicated in the last sentence of Section 10.1(k).
Section 10.2   Effect of Termination or Abandonment. Except as provided in Section 11.1, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and, subject to Section 10.3, there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or stockholders, except that: (a) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (b) no such termination shall relieve the breaching party from liability resulting from its fraud or any material breach by that party of this Agreement.
Section 10.3   Fees and Expenses.
(a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing of the Registration Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than the Company’s attorneys’ fees, accountants’ fees and related expenses), shall be paid by the Acquiror and the expenses incurred in connection with printing and mailing of the Proxy Statement shall be paid by the Company.
(b)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(b), then the Company shall pay to Acquiror, within ten (10) Business Days after such termination, the amount of $4.7 million (the “Termination Fee”) by wire transfer of immediately available funds to such account as Acquiror shall designate.
(c)   If this Agreement is terminated by the Company pursuant to Section 10.1(c) or Section 10.1(j) (or Section 10.1(e), if at the time of, or prior to, such termination pursuant to Section 10.1(e), the Company would have been entitled to terminate this Agreement pursuant to Section 10.1(c) or Section 10.1(j)), then Acquiror shall pay to the Company, within ten (10) Business Days after such termination, the Termination Fee by wire transfer of immediately available funds to such account as the Company shall designate.
(d)   If this Agreement is terminated by the Company pursuant to Section 10.1(h) or by Acquiror pursuant to Section 10.1(g), then the Company shall pay to Acquiror, within two (2) Business Days after such termination, the Termination Fee by wire transfer of immediately available funds to such account as Acquiror shall designate.
(e)   If, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been communicated directly to the Company’s stockholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (i) thereafter this Agreement is terminated by Acquiror pursuant to Section 10.1(i) and (ii) within six (6) months after such termination the Company shall enter into a definitive written agreement with any Person (other than Acquiror and its Affiliates) with respect to such Acquisition Proposal, the Company shall pay to Acquiror, within three (3) Business Days after the execution of such definitive agreement, the Termination Fee by wire transfer of immediately available funds to such account as Acquiror shall designate; provided, however, that for purposes of this paragraph, Acquisition Proposal has the meaning ascribed thereto in Section 12.1(k), except that references in that Section to “15%” shall be replaced by “50%.”
(f)   All payments made pursuant to this Section 10.3 shall constitute liquidated damages and except as provided in Section 10.2 in the case of fraud or willful and material breach of the Agreement, the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and stockholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein. Further, the Company shall not be required to pay the Termination Fee on more than one occasion.
ARTICLE 11
MISCELLANEOUS
Section 11.1   Survival. Except for covenants that are expressly to be performed after the Closing, and except for Articles 10 and 11 and the Confidentiality Agreement, which shall survive the termination of this Agreement, no representations, warranties, covenants and agreements in this Agreement shall survive the termination of this Agreement.
Section 11.2   Governing Law; Venue and Waiver of Jury Trial. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Illinois solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided under Section 11.6 or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.
Section 11.3   Assignments, Successors and No Third Party Rights. Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.6, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.4   Modification. This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval is obtained, there may not be, without further approval of the Company’s stockholders, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.
Section 11.5   Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 11.6   Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Acquiror, to:
QCR Holdings, Inc.
3551 Seventh Street
Moline, Illinois 61265
Telephone:      (309) 743-7745
Attention:      Todd A. Gipple (TGipple@qcrh.com)
with copies, which shall not constitute notice, to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Telephone:      (312) 984-3100
Attention:      Abdul R. Mitha (abdul.mitha@bfkn.com)
If to the Company, to:
Guaranty Federal Bancshares, Inc.
2144 E. Republic Rd., Suite F200
Springfield, Missouri 65804
Telephone:      (833) 875-2492
Attention:      Shaun A. Burke (SBurke@gbankmo.com)
with copies, which shall not constitute notice, to:
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104
Telephone:      (415) 772-1220
Attention:      Vijay S. Sekhon (vsekhon@sidley.com)
or to such other Person or place as the Company shall furnish to Acquiror or Acquiror shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service; and (d) if by facsimile, on the next Business Day.
Section 11.7   Entire Agreement. This Agreement, the Company Disclosure Schedules, the Acquiror Disclosure Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, and therein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

Section 11.8   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.
Section 11.9   Further Assurances. The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
Section 11.10    Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.
ARTICLE 12
DEFINITIONS
Section 12.1   Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:
(a)   “Acquiror Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by Acquiror or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Acquiror or any of its Subsidiaries, or any beneficiary thereof.
(b)   “Acquiror Board” means the board of directors of Acquiror.
(c)   “Acquiror Bylaws” means the Bylaws of QCR Holdings, Inc., as amended.
(d)   “Acquiror Capital Stock” means the Acquiror Common Stock and the Acquiror Preferred Stock, collectively.
(e)   “Acquiror Certificate of Incorporation” means the Certificate of Incorporation of QCR Holdings, Inc., as amended.
(f)   “Acquiror Common Stock” means the common stock, $1.00 par value per share, of Acquiror.
(g)   “Acquiror Common Stock Price” means the volume weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the Nasdaq Global Market for the twenty (20) consecutive trading days immediately preceding the Closing Date.
(h)   “Acquiror ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with Acquiror or any of its Subsidiaries for purposes of Section 414 of the Code.
(i)   “Acquiror SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Acquiror with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2018.

(j)   “Acquiror Stock Issuance” means the issuance of the Acquiror Common Stock pursuant to this Agreement.
(k)   “Acquisition Proposal” means a tender or exchange offer to acquire more than 15% of the voting power in the Company or any of its Subsidiaries whose assets constitute more than 15% of the Company’s consolidated assets, a proposal for a merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries whose assets constitute more than 15% of the Company’s consolidated assets, or any other proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.
(l)   “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.
(m)   “Bank” means Guaranty Bank, a Missouri state-chartered bank headquartered in Springfield, Missouri and a wholly owned subsidiary of the Company.
(n)   “Bank Merger” means the merger of the Bank with and into, and under the charter of, SCFC.
(o)   “Business Day” means any day except Saturday, Sunday and any day on which banks in Springfield, Missouri, are authorized or required by law or other government action to close.
(p)   “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-13 and any similar or successor legislation, executive order or executive memo relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto (including, without limitation, IRS Notice 2020-65, 2020-38 IRB, and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing Covid-19 Disaster, dated August 8, 2020), and any subsequent Law intended to address the consequences of the COVID-19 pandemic, including the Health and Economic Recovery Omnibus Emergency Solutions Act 6.
(q)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder.
(r)   “Common Stock Merger Consideration” means, with respect to any share of Company Common Stock, the applicable consideration payable in respect of such share pursuant to Section 2.1(a).
(s)   “Company Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary thereof. Notwithstanding any of the foregoing, the “Company Benefit Plan” shall not include any plan, benefit or arrangement sponsored or maintained by any professional employer organization (PEO) or other staffing organization that is not the Company or any Company ERISA Affiliate.
(t)   “Company Board” means the board of directors of the Company.
(u)   “Company Bylaws” means the Bylaws of Guaranty Federal Bancshares, Inc., as amended.
(v)   “Company Certificate of Incorporation” means the certificate of incorporation of Guaranty Federal Bancshares, Inc.
(w)   “Company Common Stock” means the common stock, $0.10 par value per share, of the Company.

(x)   “Company Equity Award” means any outstanding Company Stock Option, Company RSU, stock appreciation right, restricted stock award, or other equity award granted under a Company Stock Plan or otherwise.
(y)   “Company ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.
(z)   “Company SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by the Company with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2018.
(aa)   “Company Stockholder Approval” means the adoption and approval of this Agreement by the stockholders of the Company, in accordance with the DGCL and Company Certificate of Incorporation.
(bb)   “Company Stock Plan” means the Guaranty Federal Bancshares, Inc. 2015 Equity Plan.
(cc)   “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Acquiror and the Company of their respective covenants and obligations under this Agreement; and (iv) Acquiror’s issuance of shares of Acquiror Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.
(dd)   “Contract” means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.
(ee)   “Control,” “Controlling” or “Controlled” when used with respect to any specified Person, means the power to vote twenty-five percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.
(ff)   “CRA” means the Community Reinvestment Act, as amended.
(gg)   “DGCL” means the Delaware General Corporation Law, as amended.
(hh)   “Deposit Insurance Fund” means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution’s assets.
(ii)   “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(jj)   “DOL” means the U.S. Department of Labor.
(kk)   “Election Deadline” means 5:00 p.m., local time, on the twenty-fifth (25th) day following the Mailing Date (or such other time and date as Acquiror and the Company may agree).
(ll)   “Environment” means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.
(mm)   ”Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, Order, permit or other legally binding requirement applicable to the business or assets of the Company or any of its Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.

(nn)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(oo)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(pp)   “Excluded Shares” means any Dissenters’ Shares and any shares of Company Common Stock owned by the Company or Acquiror, in each case other than shares held in any Company Benefit Plan or related trust accounts or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted.
(qq)   “FDIC” means the Federal Deposit Insurance Corporation.
(rr)   “Federal Reserve” means the Board of Governors of the Federal Reserve System or the appropriate Federal Reserve Bank acting under delegated authority.
(ss)   “GAAP” means generally accepted accounting principles in the U.S., in effect from time to time.
(tt)   “Hazardous Materials” means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.
(uu)   “Intervening Event” means any material event, development, circumstance, occurrence or change in circumstances or facts (including any change in probability or magnitude of circumstances) that was not known or reasonably foreseeable to the Company Board on the date hereof (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable to or understood by the Company Board as of the date hereof), which event, fact, circumstance, development or occurrence becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval; provided that any event, change, effect, development, condition or circumstance or occurrence resulting from a breach of this Agreement by the Company shall not be considered or taken into account in determining whether an Intervening Event has occurred.
(vv)   “IRS” means the U.S. Internal Revenue Service.
(ww)   “Knowledge”, means the actual knowledge, assuming reasonable inquiry under the facts and circumstances of such Persons’ direct reports, of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Acquiror or the Company.
(xx)   “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.
(yy)   “Material Adverse Effect” as used with respect to a party, means an event, circumstance, development, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, safety or any other Legal Requirement, Order, directive, guideline, guidance or recommendation promulgated by any Regulatory Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in response to or relating in any way to, or any effects of, the novel coronavirus disease, COVID-19 virus (SARS-COV-2) (or any mutation or variation thereof or related health condition, or any related or associated or other epidemics, pandemics or disease outbreaks); (F) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith, including Transaction Expenses, and the response of customers, vendors, licensors, investors or employees; (G) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income, or any other measure of financial performance, but not, in any such case, including the underlying causes thereof; (H) the announcement, pendency or completion of the Contemplated Transactions, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company and its business; or (I) any natural or man-made disaster or act of God; except with respect to clauses (A) through (E) and (I), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.
(zz)   “Nasdaq Rules” means the listing rules of the Nasdaq Global Market.
(aaa)   “Order” means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.
(bbb)   ”Ordinary Course of Business” shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Person.
(ccc)   “OREO” means real estate owned by a Person and designated as “other real estate owned.”
(ddd)   ”Outstanding Company Shares” means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
(eee)   “PBGC” means the U.S. Pension Benefit Guaranty Corporation.
(fff)   “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.
(ggg)   ”Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.
(hhh)   ”Proxy Statement” means a proxy statement prepared by the Company for use in connection with the Company Stockholders’ Meeting, all in accordance with the rules and regulations of the SEC.
(iii)   “Registration Statement” means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Acquiror Common Stock to be issued pursuant to this Agreement, which shall include the Proxy Statement.
(jjj)   “Regulatory Authority” means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Acquiror, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.
(kkk)   “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
(lll)   “Requisite Regulatory Approvals” means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions set forth in Section 3.4.

(mmm)   “SEC” means the Securities and Exchange Commission.
(nnn)   “Securities Act” means the Securities Act of 1933, as amended.
(ooo)   “SFCB” means Springfield First Community Bank, a Missouri state-chartered bank headquartered in Springfield, Missouri and a wholly owned subsidiary of the Acquiror.
(ppp)   “Subsidiary” with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.
(qqq)   ”Superior Proposal” means a bona fide Acquisition Proposal (with all references to “15%” in the definition of Acquisition Proposal being treated as references to “50%” for these purposes) which Company Board concludes in good faith to be more favorable from a financial point of view to the Company’s stockholders than the Merger and the other Contemplated Transactions, (i) after consulting with its financial advisor (which may be Keefe, Bruyette & Woods, Inc. or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein and (iii) after taking into account all legal (after consultation with outside counsel), financial (including the financing terms of any such proposal, if any), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Legal Requirements.
(rrr)   “Tax” means any tax (including any income tax, gross receipts tax, production tax, transfer tax, registration tax, profits tax, license tax, lease tax, service tax, service use tax, withholding tax, franchise tax, capital gains tax, value-added tax, sales tax, excise tax, property (real or personal) tax, real property gains tax, use tax, payroll tax, employment tax, unemployment tax, severance tax, environmental tax, stamp tax, occupation tax, premium tax, gift tax, windfall profits tax or estate tax), levy, assessment, tariff, duty (including any customs duties), deficiency assessment or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.
(sss)   “Tax Return” means any return (including any information return), report, declaration, claim for refund, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax, including any Tax work papers, schedule or attachment thereto, and including any amendment thereof.
(ttt)   “Transition Date” means, with respect to any Covered Employee, the date Acquiror commences providing benefits to such employee with respect to each New Plan and that immediately follows the termination of the corresponding Old Plan; provided that in the case of any Company Benefit Plan that Acquiror requires to be terminated on or before the Effective Time, the Transition Date will be no later than the Effective Time.
(uuu)   “Treasury Regulations” means the final and temporary regulations of the United States Treasury Department promulgated under the Code, as amended from time to time.
(vvv)   “U.S.” means the United States of America.
Section 12.2   Principles of Construction.
(a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) “including” means “including, but not limited to”; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.
(b)   The confidential schedules of each of the Company and Acquiror referred to in this Agreement (the “Company Disclosure Schedules” and the “Acquiror Disclosure Schedules”, respectively, and collectively the “Schedules”) shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Acquiror to the other before the date of this Agreement; provided that: (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect; (ii) the mere inclusion of an item in the Company Disclosure Schedules or Acquiror Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or Acquiror, as applicable, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and (iii) any disclosures made with respect to a section of the Agreement shall be deemed to qualify (A) any other section of the Agreement specifically referenced or cross-referenced and (B) other sections of the Agreement to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, “Previously Disclosed” means, with respect to the Company, information set forth by the Company in the Company Disclosure Schedules and, with respect to Acquiror, information set forth by Acquiror in the Acquiror Disclosure Schedules.
(c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
(d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.
ACQUIROR: QCR Holdings, Inc.	COMPANY: Guaranty Federal Bancshares, Inc.
By: /s/ Larry J. Helling Name: Larry J. Helling Title: Chief Executive Officer	By: /s/ Shaun A. Burke Name: Shaun A. Burke Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Appendix B
Delaware General Corporation Law
§ 262. Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C
Form of Voting and Support Agreement
This Voting and Support Agreement (this “Agreement”) is entered into as of November 9, 2021, among QCR Holdings, Inc., a Delaware corporation (“Acquiror”), Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”), and those Persons whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the “Principal Stockholders,” and individually as a “Principal Stockholders”).
Recitals
A.   As of the date of this Agreement, each Principal Stockholder is the owner or controls the vote of the number of shares of the Company’s common stock, $0.10 par value per share (“Company Stock”), as is set forth opposite such Principal Stockholder’s name on the signature page attached to this Agreement.
B.   Acquiror is contemplating the acquisition of the Company by means of a merger (the “Merger”) of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger, dated as of November 9, 2021 (the “Merger Agreement”), between Acquiror and the Company.
C.   Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of Regulatory Authorities, unless the Principal Stockholders enter into this Agreement.
D.   Each Principal Stockholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.
Agreements
In consideration of the foregoing and the respective covenants and agreements of the parties set forth in this Agreement, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties to this Agreement, intending to be legally bound, agree as follows:
Section 1.   Definitions; Construction.   All terms that are capitalized and used in this Agreement (and are not otherwise specifically defined in this Agreement) shall be used in this Agreement as defined in the Merger Agreement. The parties incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.
Section 2.   Representations and Warranties.   Each Principal Stockholder represents and warrants that as of the date of this Agreement, he or she:
(a)   owns beneficially the number of shares of Company Stock as is set forth opposite such Principal Stockholder’s name on the signature page attached to this Agreement;
(b)   has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Company Stock; and
(c)   has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.   Voting Agreement.   Each Principal Stockholder agrees that at any meeting of the Company’s stockholders however called, and in any action by written consent of the Company’s stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of the Company’s stockholders:

(a)   in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement; and
(b)   against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror.
Section 4.   Additional Covenants.   Except as required by Legal Requirements, each Principal Stockholder agrees that he or she will:
(a)   not, and will not permit any of his or her controlled Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) in connection with any sales, assignments, transfers or other dispositions, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; or (iv) as Acquiror may otherwise agree in writing; and
(b)   execute and deliver such additional instruments and documents and take such further action as is reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.
Section 5.   No Economic Benefit.   Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided in this Agreement. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Acquiror a proxy to vote the Company Stock subject to this Agreement.
Section 6.   Termination.   Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date on which the Merger Agreement is terminated in accordance with its terms; (ii) the favorable vote of Company stockholders with respect to approval of the Merger Agreement; (iii) the date, if any, on which the Company publicly discloses that the Company Board has made a Company Adverse Recommendation; (iv) the date on which the Merger Agreement is amended, modified or waived in a manner material and adverse to the Principal Stockholder (including any reduction in or change in the composition of the Common Stock Merger Consideration); or (v) the Termination Date.
Section 7.   Amendment and Modification.   This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Stockholders.
Section 8.   Entire Agreement.   This Agreement evidences the entire agreement among the parties to this Agreement with respect to the matters provided for in this Agreement and there are no agreements, representations or warranties with respect to the matters provided for in this Agreement other than those set forth in this Agreement and in the Merger Agreement and any written agreements related to the Merger Agreement. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.
Section 9.   Absence of Control.   Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

Section 10.   Informed Action.   Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his, her or it’s choosing with regard to this Agreement and the transactions and consequences contemplated by this Agreement. Each Principal Stockholder further acknowledges that he, she or it has received a copy of the Merger Agreement and is familiar with its terms.
Section 11.   Severability.   The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
Section 12.   Counterparts; Facsimile/PDF Signatures.   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
Section 13.   Governing Law.   All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.
Section 14.   Successors; Assignment.   This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.
Section 15.   No Agreement as Director or Officer.   The parties to this Agreement acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or the Bank, if applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity and no such act or failure to act shall be deemed a breach of this Agreement. Furthermore, no Principal Stockholder makes any agreement or understanding in this Agreement in his or her capacity as a director and/or officer of the Company and/or the Bank, if applicable. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders under this Agreement to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.
Section 16.   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.
[The Remainder of this Page Is Left Intentionally Blank]
[Signature Page Follows]

In Witness Whereof, the parties to this Agreement have executed and delivered this Agreement individually, or have caused this Agreement to be executed and delivered by their respective officers, on the day and year first written above.
Acquiror:	Company:
QCR Holdings, Inc.	Guaranty Federal Bancshares, Inc.
By: Name: Larry J. Helling Title: President and Chief Executive Officer	By: Name: Shaun A. Burke Title: President and Chief Executive Officer
[Signature Page to Voting and Support Agreement]

Principal Stockholders	Shares Owned
Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name
[Signature Page of Voting and Support Agreement Continued]

Appendix D
November 5, 2021
The Board of Directors
Guaranty Federal Bancshares, Inc.
2144 E Republic Road, Suite F200
Springfield, MO 65804
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common stockholders of Guaranty Federal Bancshares, Inc. (“Guaranty”) of the Merger Consideration (as defined below) in the proposed merger (the “Merger”) of Guaranty with and into QCR Holdings, Inc. (“QCR”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between Guaranty and QCR. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of QCR, Guaranty or the holder of any shares of common stock, par value $0.10 per share, of Guaranty (“Guaranty Common Stock”), each share of Guaranty Common Stock issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares (as defined in the Agreement), shall be converted into the right to receive, at the election of the holder thereof (subject to proration and reallocation as set forth in the Agreement, as to which we express no opinion), either: (i) $30.50 in cash (the “Cash Consideration”), (ii) 0.58775 of a share of common stock, $1.00 par value per share, of QCR (“QCR Common Stock” and, such fraction of a share of QCR Common Stock, the “Stock Consideration”), or (iii) a combination of $6.10 in cash and 0.4702 of a share of QCR Common Stock (such combination, the “Mixed Consideration”); provided that (x) the Available Cash (as defined in the Agreement) that can be received as consideration in the Merger shall be an amount equal to the Cash Consideration multiplied by 0.20 multiplied by the number of shares of Guaranty Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares, and (y) the Available Shares (as defined in the Agreement) that can be received as consideration in the Merger shall be shares of QCR Common Stock equal to the Stock Consideration multiplied by 0.80 multiplied by the number of shares of Guaranty Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares. The Cash Consideration, the Stock Consideration and the Mixed Consideration, taken together, are referred to herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that Guaranty and QCR will use their reasonable best efforts to effect the merger of Guaranty Bank, a wholly-owned subsidiary of Guaranty, with and into Springfield First Community Bank, a wholly-owned subsidiary of QCR, at the Effective Time or as soon as practicable thereafter, pursuant to a separate bank merger agreement (such transaction, the “Bank Merger”).
KBW has acted as financial advisor to Guaranty and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and QCR), may from time to time purchase securities from, and sell securities to, Guaranty and QCR. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Guaranty or QCR for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Guaranty (the “Board”) in rendering this opinion and will receive a fee from Guaranty for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, Guaranty has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to Guaranty. In the past two years, KBW has not provided investment banking or financial advisory services to QCR. However, KBW acted as sole book-running manager in connection with QCR’s February 2019 offering of fixed-to-floating rate subordinated notes. We may in the future provide investment banking and financial advisory services to Guaranty or QCR and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Guaranty and QCR and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated November 5, 2021 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Guaranty; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 of Guaranty; (iv) certain unaudited financial results for the quarter ended September 30, 2021 of Guaranty (contained in the Current Report on Form 8-K filed by Guaranty with the Securities and Exchange Commission on October 21, 2021); (v) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of QCR; (vi) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 of QCR; (vii) certain unaudited financial results for the quarter ended September 30, 2021 of QCR (contained in the Current Report on Form 8-K filed by QCR with the Securities and Exchange Commission on October 27, 2021); (viii) certain regulatory filings of Guaranty and QCR and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C or FR Y-9SP and call reports filed with respect to each quarter during the three-year period ended December 31, 2020 as well as the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021; (ix) certain other interim reports and other communications of Guaranty and QCR to their respective stockholders; and (x) other financial information concerning the businesses and operations of Guaranty and QCR furnished to us by Guaranty and QCR or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Guaranty and QCR; (ii) the assets and liabilities of Guaranty and QCR; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Guaranty and QCR with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of Guaranty that were prepared by Guaranty management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of QCR as well as assumed QCR long-term growth rates provided to us by QCR management, all of which information was discussed with us by such management and used and relied upon by us based on such discussions, at the direction of Guaranty management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on QCR (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by QCR management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of Guaranty management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of Guaranty and QCR regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Guaranty, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Guaranty.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Guaranty as to the reasonableness and achievability of the financial and operating forecasts and projections of Guaranty and we have assumed that all such information has been reasonably prepared and represents the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of Guaranty, upon QCR management as to the reasonableness and achievability of the publicly available consensus “street estimates” of QCR, the assumed QCR long-term growth rates and the estimates regarding certain pro forma financial effects of the Merger on QCR (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the publicly available consensus “street estimates” of QCR referred to above that such estimates are consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.
It is understood that the portion of the foregoing financial information of Guaranty and QCR that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of QCR referred to above, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Guaranty and QCR and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. Among other things, such information has assumed that the ongoing COVID-19 pandemic could have an adverse impact, which has been assumed to be limited, on Guaranty and QCR. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Guaranty or QCR since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for each of Guaranty and QCR are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Guaranty or QCR, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Guaranty or QCR under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above) with no adjustments to the Merger Consideration (including the allocation between cash and stock) and with no other consideration or payments in respect of Guaranty Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Guaranty, QCR or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Guaranty that Guaranty has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Guaranty, QCR, the Merger and any related transaction and the Agreement. KBW has not provided advice with respect to any such matters. We have assumed, at the direction of Guaranty and without independent verification, that the Adjusted Equity (as defined in the Agreement) will not be less than the Company Minimum Adjusted Net Worth (as defined in the Agreement).
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration in the Merger to the holders of Guaranty Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger), including without limitation, the form or structure of the Merger (including the form of Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, the treatment of Non-Electing Company Shares (as defined in the Agreement) in the Merger, any consequences of the Merger or any such related transaction to Guaranty, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. As you are aware, there is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Guaranty to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Guaranty or the Board; (iii) the fairness of the amount or nature of any compensation to any of Guaranty’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Guaranty Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Guaranty (other than the holders of Guaranty Common Stock, solely with respect to the Merger Consideration (as described herein) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of QCR or any other party to any transaction contemplated by the Agreement; (v) whether QCR has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Available Cash to the holders of Guaranty Common Stock at the closing of the Merger; (vi) the election by holders of Guaranty Common Stock to receive the Cash Consideration, the Stock Consideration or the Mixed Consideration, or the actual allocation of the Merger Consideration between cash and QCR Common Stock among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the Agreement), or the relative fairness of the Cash Consideration, the Stock Consideration and the Mixed Consideration; (vii) the actual value of QCR Common Stock to be issued in the Merger; (viii) the prices, trading range or volume at which Guaranty Common Stock or QCR Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which QCR Common Stock will trade following the consummation of the Merger; (ix) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (x) any legal, regulatory, accounting, tax or similar matters relating to

Guaranty, QCR, their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Guaranty Common Stock or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter (including what election any holder of Guaranty Common Stock should make with respect to the Cash Consideration, the Stock Consideration or the Mixed Consideration), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to the holders of Guaranty Common Stock.
Very truly yours,
Keefe, Bruyette & Woods, Inc.

Guaranty Federal Bancshares

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

Online
Go to **www.investorvote.com/GFED** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Special Meeting Proxy Card

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A Proposals – The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 1:00 a.m., Central Time, on March 21, 2022.OnlineGo to www.investorvote.com/GFEDor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/GFED T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T+ 1. To approve the Agreement and Plan of Merger, dated as of November 9, 2021, between QCR Holdings, Inc. (“QCR”) and Guaranty Federal Bancshares, Inc. (“Guaranty”), pursuant to which Guaranty will merge with and into QCR, and the transactions contemplated therein.3. To approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. ForAgainst Abstain 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Guaranty’s name executive officers that is based on or otherwise relates to the merger. ForAgainst Abstain Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or any other representative capacity, please give full title. If shares are held jointly, each holder should sign.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X5 2 8 5 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TSPECIAL MEETING OF STOCKHOLDERSMarch 21, 2022THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”), or each of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”), to be held at Guaranty Bank, 2144 E. Republic Rd, Suite F200, Springfield, MO 65804, on Monday, March 21, 2022, at 4:00 p.m. local time and at any and all adjournments thereof, in the following manner:THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after written notification to the Secretary of the Company at the Meeting of the undersigned’s decision to terminate this proxy, the power of attorney and the appointment of the proxy power shall be deemed terminated and revoked and of no further force or effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of the undersigned’s decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders, and a Proxy Statement dated February 3, 2022.PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.Change of Address — Please print new address below.Comments — Please print your comments below.Meeting AttendanceMark box to the right if you plan to attend the Special Meeting.+

MMMMMMMMMMMMUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T+ 1. To approve the Agreement and Plan of Merger, dated as of November 9, 2021, between QCR Holdings, Inc. (“QCR”) and Guaranty Federal Bancshares, Inc. (“Guaranty”), pursuant to which Guaranty will merge with and into QCR, and the transactions contemplated therein.3. To approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. ForAgainst AbstainForAgainst Abstain2. To approve, on a non-binding, advisory basis, the compensationthat may be paid or become payable to Guaranty’s name executive officers that is based on or otherwise relates to the merger. Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or any other representative capacity, please give full title. If shares are held jointly, each holder should sign.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03KKVG 1 U P X 5 2 8 5 8 1+

T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TSPECIAL MEETING OF STOCKHOLDERSMarch 21, 2022THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”), or each of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”), to be held at Guaranty Bank, 2144 E. Republic Rd, Suite F200, Springfield, MO 65804, on Monday, March 21, 2022, at 4:00 p.m. local time and at any and all adjournments thereof, in the following manner:THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after written notification to the Secretary of the Company at the Meeting of the undersigned’s decision to terminate this proxy, the power of attorney and the appointment of the proxy power shall be deemed terminated and revoked and of no further force or effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of the undersigned’s decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders, and a Proxy Statement dated February 3, 2022.PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.